As filed with the Securities and Exchange Commission on January 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFINITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7373	52-1490422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Infinite Group, Inc.

175 Sully’s Trail, Suite 202

Pittsford, New York 14534

(585) 385-0610

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Villa

Chief Executive Officer

Infinite Group, Inc.

175 Sully’s Trail, Suite 202

Pittsford, New York 14534

(585) 385-0610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq. C. Christopher Murillo, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. 1021 East Cary Street, Suite 1400 Richmond, Virginia 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share (2)	$17,250,000	$1,599.08
Common Stock included as part of the Units(3)	—	—
Warrants to purchase shares of Common Stock included as part of the Units (3)	—	—
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	$17,250,000	1,599.08
Representative’s Warrants (5)	—	—
Shares of Common Stock issuable upon exercise of Representative’s Warrants (3)(6)	$750,000	$69.53
Total	$35,250,000	$3,267.69

____________

1.

In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

2.	Includes stock and/or warrants that may be issued upon exercise of a 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

3.	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

4.

There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of 100% of the common stock public offering price.

5.

Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

6.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of Common Stock issuable upon exercise of the Representative’s Warrants is $750,000, which is equal to 125% of $600,000 (4% of $15,000,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 14, 2022

$15,000,000 of Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

This prospectus relates to the firm commitment public offering of $15,000,000 of units (the “Units”) of Infinite Group, Inc. (“Infinite Group,” the “Company,” “we,” “our,” or “us”), a Delaware corporation. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant to purchase one share of common stock at an exercise price of $           per share (100% of the price of each Unit sold in this offering). Each warrant offered hereby is immediately exercisable on the date of issuance and will expire on                        , 2027, the date that is five years from the date of issuance. We anticipate that the initial public offering price will be between $           and $             per Unit. The offering price of Units at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, may be at a discount to the current market price of our shares of common stock.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our common stock and the warrants comprising our Units are immediately separable and will be issued separately in this offering.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.” We intend to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “IMCI” and “IMCIW”, respectively. No assurance can be given that our application will be approved.  On January 6, 2022, the last reported sale price of our common stock was $0.11 per share. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this offering.

The offering price of the Units will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants.

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1, to be effective at the ratio and date to be determined by our board of directors and has recommended that our stockholders approve the reverse stock split range at our annual meeting on January 26, 2022.

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Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page [11] of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to us before expenses (2)	$	$

1.

We have also agreed to issue warrants to purchase shares of our common stock to the managing underwriter and to reimburse the managing underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

2.

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the managing underwriter as described below and (ii) warrants being issued to the managing underwriter in this offering.

We have granted a 45-day option to the underwriters to purchase up to          additional shares of common stock at a price of $          per share and/or            additional warrants at a price of $          per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment to the investors in this offering on or about                   , 2022.

Lead Book-Running Manager

Aegis Capital Corporation

The date of this prospectus is                , 2022.

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from the information contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “continue,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” “is likely” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our ability to continue as a going concern and our history of losses;

•	our ability to obtain additional financing;

•	the ongoing coronavirus (“COVID-19”) pandemic;

•	our lack of significant revenues;

•	our ability to prosecute, maintain or enforce our intellectual property rights;

•	disputes or other developments relating to proprietary rights and claims of infringement;

•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

•	the implementation of our business model and strategic plans for our business and technology;

•	the successful development of our sales and marketing capabilities;

•	the potential markets for our products and our ability to serve those markets;

•	the rate and degree of market acceptance of our products and any future products;

•	our ability to retain key management personnel;

•	regulatory developments and our compliance with applicable laws; and

•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. We believe we will not be considered an issuer of penny stock after this offering. However, if we are considered to be an issuer of penny stock, the safe harbor for forward looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act will not be available to us.

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Industry and Market Data

This prospectus contains estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Headquartered in Pittsford, New York, Infinite Group is a developer of cybersecurity software and related cybersecurity consulting, advisory, and managed information security services.  We principally sell our software and services through indirect channels such as Managed Service Providers (“MSP”), Managed Security Services Providers (“MSSP”), agents and distributors and government contractors, whom we refer to collectively as our channel partners.  We also sell directly to end customers.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Our strategy to differentiate our cybersecurity software and services from our competitors is to combine customized software and professional services, and grow our business by designing, developing, and marketing cybersecurity software-as-a-service (“SaaS”) solutions that can be deployed in myriad environments. Software and services are initially developed in our wholly-owned subsidiary, IGI CyberLabs, to fill technology gaps we identify, and then we bring these software and services to market through our existing channel partner and customer relationships. Our software and services are designed to simplify and manage the security needs of our customers and channel partners in a variety of environments. We focus on the small and medium-sized enterprises market. We support our channel partners by providing recurring-revenue business models for both services and through our cybersecurity SaaS solutions. Products may be sold as standalone solutions or integrated into existing environments to further automate the management of cybersecurity and related IT functions.

As part of these software and service offerings we:

•

Internally developed and brought to market Nodeware®, a patented SaaS solution that automates network asset identification, and cybersecurity vulnerability management and monitoring. Nodeware simply and affordably enhances security by proactively identifying, monitoring, and addressing potential cybersecurity vulnerabilities on networks, which creates enhanced security to safeguard against hackers and ransomware. Nodeware provides an economical solution for small and medium-sized enterprises as compared to costly solutions focused on enterprise-sized customers, and is designed to accommodate the varying network needs of our end customers’ organizations and networks. Nodeware’s flexibility allows it to span from a single network to several subnetworks, as well as accommodating larger, more complex organizations with more advanced network needs. Nodeware is sold as a SaaS solution and continuously releases enhancements, updates, and upgrades to stay current with security needs and changes in the market. Nodeware is also designed to be integrated into other technology platforms. We primarily sell Nodeware through our channel partners, with a small percentage being sold directly to end customers. We intend to continue to develop our intellectual property to serve as the core to our proprietary software and services. In addition to our proprietary software and services we also act as a master distributor for other cybersecurity software, principally Webroot a cloud-based endpoint security platform solution, where we market to and provide support for over 225 small channel partners across North America. For the nine months ended September 30, 2021, our software revenue was approximately $773,000, with approximately 17% of that being related to Nodeware;

•

Provide cybersecurity consulting and advisory services to channel partners and direct customers across different markets, including banking, manufacturing, supply chain, and technology. As part of our consulting and advisory services, we are contracted to support existing information technology and executive teams at both the customer and channel partner level, and provide security leadership and guidance. We validate overall corporate and infrastructure cybersecurity with the goal of maintaining and securing the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from threats and incidents. For the nine months ended September 30, 2021, our cybersecurity consulting services revenue, excluding software sales, was approximately $1,324,000; and

•

Provide managed support services related to information security, principally as a subcontractor for Peraton, a large information technology provider and U.S. government contractor, by providing in-depth troubleshooting, backend analysis, and technical and security support, commonly referred to as Level 2 support, for mission critical technical infrastructure from the server level to the end user interface application in a critical government environment. For the nine months ended September 30, 2021, our managed support services revenue was approximately $3,243,183.

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Sales and Marketing Strategy

For the nine months ended September 30, 2021, approximately 89% of our business comes from our channel sales and approximately 11% from direct sales to end customers. In that period, managed support services accounts for approximately 60% of total sales, Cybersecurity software and services accounts for approximate 38% of total sales and other consulting services accounts for approximately 2% of total sales.

Virtually all managed support services revenue is derived from one customer, a major establishment of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments as a subcontractor through our channel partner, Peraton. We are working to expand our managed support services business with our channel partner Peraton, and to potentially grow the current federal enterprise customer and to expand to other Peraton customers.

We sell our cybersecurity software and services, including Nodeware, through our channel partners, which include direct channel partners, Telarus, SYNNEX, and Staples, and through our direct cybersecurity services teams. Our cybersecurity services include fractional Chief Information Security Officer, penetration testing, security assessments, incident response and others, and are provided through our channel partners as a cybersecurity solution to the technical services they provide. Our channel partners utilize our expertise in cybersecurity to bring additional services to their end customers that are beyond their normal scope of offerings, and building our network of channel partners allows us the ability to efficiently gain access to a greater number of customers. We continue to drive development of our cybersecurity business through channel and direct marketing, social media programs, and fostering our extensive cybersecurity industry relationships. We are not reliant on any one customer for our cybersecurity software and services sales given that we work with a number of channel partners and direct customers. In addition to our cybersecurity software and services, we provide from time to time other information technology consulting services to existing clients.

Recent Developments

During the nine months ended September 30, 2021, we had sales of approximately $5.5 million, an operating loss of approximately $792,000 and a net loss of approximately $839,000, due primarily to increased investment in sales and marketing for Nodeware and related services, together with increased costs associated with our preparations to list on Nasdaq in connection with this offering and with assessing potential acquisition targets. As a result of growing demand and accelerated growth in the cybersecurity market, we continue to grow our team of cybersecurity sales and technical consultants internally and leverage contractors when needed to fill short term gaps. We added 12 new employees, primarily in the areas of sales, marketing, and technical consulting for cybersecurity services in 2021. We had full year sales of approximately $7.2 million in 2020 and $7.1 million in 2019, generating operating income of approximately $1,000 and $329,000 and net income of approximately $676,000 and $48,000, respectively.

In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of our Nodeware Cloud security solution, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related products that will be brought to market through our growing channel partner relationships.

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock and recommended that the stockholders of the Company authorize the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

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On November 3, 2021, we entered into a financing arrangement (the “Bridge Loan”) with Mast Hill Fund, L.P. (the “Lender”), a Delaware limited partnership. In exchange for a promissory note, Lender agreed to lend the Company $448,000.00, which bears interest at a rate of eight percent (8%) per annum, less $44,800 original issue discount. Under the terms of the Loan, amortization payments are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022. Additionally, in the event of a default under the Loan or if the Company elects to pre-pay the Loan, the Lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10 per share. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Business Strategy

We have a threefold business strategy composed of:

•	providing differentiated cybersecurity software and services to small to mid-sized enterprises who lack the internal resources to focus on cybersecurity related matters by combining customized software and professional services;

•	designing, developing, and marketing cybersecurity SaaS solutions, including our Nodeware solution; and

•	identifying other cybersecurity companies to acquire as part of a strategic roll-up strategy.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the market at a time when competition and consolidation in these markets is on the rise. Our software and services are designed to simplify the security needs of our customers and channel partners, with a focus on the small to mid-sized enterprises, and we believe our ability to integrate our product and service offerings differentiates them from our competitors. In addition, we support our channel partners by providing recurring-revenue business models for both services and our cybersecurity SaaS solutions.

Cybersecurity is a constantly evolving field, so we devote significant efforts in developing proprietary software and services to meet our customer and channel partners’ evolving needs. These efforts have resulted in the development of our patented and patent-pending Nodeware solution. We expect to continue to make significant investments in developing other intellectual property to serve as the core to other proprietary software and services.

Historically, a significant portion of our revenues has been derived through our managed support services, however, we believe our cybersecurity SaaS solutions, including Nodeware, present an opportunity for significant growth. We believe that Nodeware’s ability to be deployed in an underserved market segment, across a wide variety of networks and the ability to integrate it into existing and new cybersecurity software and services, will allow us to significantly grow this segment of our business.  Similarly, we believe Nodeware’s SaaS recurring revenue business model and its flexibility as a standalone or integrated solution makes it an attractive part of our channel partners’ portfolio of products. Accordingly, in 2021 we made significant investments in Nodeware sales and marketing to grow our team of cybersecurity sales and technical consultants.  As a result, we believe we are seeing the pipeline growth expected from focused efforts, which we anticipate will convert to revenue growth in 2022.

We believe the market for cybersecurity services for small and medium-sized enterprises is fragmented and does not currently meet the needs of this customer base. The market is fragmented and is beginning to consolidate, which is why we are seeking to strategically acquire other cybersecurity technology and services companies.

Intellectual Property

We believe that our intellectual property is an asset that will contribute to the growth and profitability of our business. We rely on a combination of patented, patent-pending and confidentiality procedures, trademarks and contractual provisions to establish and protect our intellectual property rights in the United States and abroad. We intend to rely on both registration and common law protection for our trademarks.

Our current patent and trademark portfolio consists of a patent for the Nodeware solution and process for scanning for vulnerabilities and a pending patent covering the methodologies associated with identifying and cataloging the assets on or across any physical or cloud network, together with a registered trademark for the “Nodeware” name and other trademarks and tradenames associated with our company and products. We intend to continue to work to enhance our intellectual property position on the Nodeware platform and in other appropriate cybersecurity technology we generate.

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Research and Development

Our research and development efforts are focused on ensuring our software and services continually adapt to ever-evolving cybersecurity threats, developing new and improved functionality to meet our customers’ needs, and to enable robust and efficient integration with other industry solutions. Our research and development team is responsible for the design, development, testing and quality of our software, including Nodeware, and works to ensure that our software is available, reliable and stable. Costs incurred prior to reaching technological feasibility are expensed as incurred, subsequently they are capitalized until product launch.

Listing on the Nasdaq Capital Market

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.” We intend to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “IMCI” and “IMCIW”, respectively. No assurance can be given that our application will be approved.  On January 6, 2022, the last reported sale price of our common stock was $0.11 per share. This offering will occur only if Nasdaq approves the listing of our common stock and warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

Summary of Principal Risks

An investment in shares of our units involves a high degree of risk. If any of the factors enumerated below or in the section entitled "Risk Factors" occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline, and you may lose some or all of your investment. Some of the more significant risks relating to this offering and an investment in our units include:

•	Our ability to continue as a going concern, which could cause our stockholders to lose some or all of their investment in us;
•	The ongoing COVID-19 pandemic and its impact on our business and our operations;
•	Our history of fluctuating operating results;
•

Our ability to raise additional capital in this offering or through additional offerings, which may not be available on favorable terms, if at all, and without which we may not be able to continue as a going concern;

•	Our highly leveraged financial status and working capital deficit;
•	Our accrued liability for a previously-offered retirement plan;
•	Our past and possible future use of an accounts receivable credit facility;
•	Our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	Our ability to successfully commercialize our patented software;
•	The risk of losing a major customer that accounts for a large portion of our revenue;
•	Our reliance on our channel partners to generate a substantial amount of our revenue;
•	Our reliance on certain of our vendors to competently operate certain functions of our business;
•	Our reliance on third-party vendors and third-party software;
•	The impact to our business if federal, state, or local governments decreased the amount of business they do with us or our prime contractors;
•	Our ability to effectively compete in a highly competitive environment;
•	The ability of our software and services to gain market acceptance, obtain market share, and maintain market share;
•	The ability of our software and services to correctly detect and identify vulnerabilities;
•	The ability of our software and services to meet and comply with applicable regulations and industry standards;
•	The market for cloud solutions for information technology, security, and compliance may not evolve as we anticipate;
•	Our compliance with software licenses;
•	Our compliance with federal, state, and local tax regulations governing sales and use tax or other taxes;
•	Our ability to effectively manage the size of our business;
•	Our ability to effectively manage and integrate businesses or business assets we acquire;
•	Our ability to manage growth effectively;
•	Our ability to retain key management personnel;
•	The exposure of our directors or officers because of our lack of directors and officers liability insurance;
•	Our ability to create value from our investments;
•	Our ability to hire and retain qualified and experienced technical, sales, and marketing teams;
•	Cybersecurity, privacy, and data handling threats and incidents;
•	The volatility of our stock price, even once listed on Nasdaq;

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•	Our expectation that we will not declare dividends to our stockholders for the foreseeable future;
•	The immediate and substantial dilution in net tangible book value;
•	The dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	The impact of the reverse stock split on the liquidity of our shares;
•	The decline in the price of our stock due to offers or sales of substantial number of our shares;
•	The limited trading volume and price fluctuations of our shares;
•	The broad discretion of our management over the proceeds from this offering;
•	The speculative nature of the warrants offered in this offering;
•	The lack of established trading market for the warrants offered in this offering;
•	The warrants offered in this offering will only confer the right to acquire our shares at a fixed price, until such time as the warrants are exercised;
•	The warrants offered in this offering could discourage an acquisition of us by a third party;
•	Our ability to meet and comply with Nasdaq’s initial listing requirements;
•	Our ability to meet and comply with Nasdaq’s initial listing requirements; and
•	Our ability to maintain an effective system of disclosure controls.

Corporate Information

We were incorporated under the laws of the state of Delaware on October 14, 1986. Our principal corporate headquarters are located at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534 and our phone number is (585) 385-0610. Our website address is www.igicybersecurity.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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Summary of the Offering

Issuer:	Infinite Group, Inc.

Securities offered:

$15,000,000 of Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $___per share (100% of the public offering price of the common stock), is exercisable immediately and will expire five (5) years from the date of issuance.  The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this Offering.

Number of shares of common stock offered by us:	___shares

Number of warrants offered by us:	_______warrants to purchase_______shares of common stock

Public offering price:	$________per Unit.

Shares of common stock outstanding prior to the offering (1):	32,700,883 shares.

Shares of common stock outstanding after the offering (2):	____shares (assuming none of the warrants issued in this offering are exercised).

Over-allotment option:

We have granted a 45-day option to the underwriters to purchase up to              additional shares of common stock at a price of $             per share and/or                    additional warrants at a price of $                     per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be and the total proceeds to us, before expenses, will be $

Use of proceeds:

We plan on using the proceeds from this offering for marketing and sales, development costs, repayment of debt, working capital, among other things. Our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Use of Proceeds.”

Description of the warrants:

The exercise price of the warrants is $            per share, based on the public offering price of $             per Unit. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire on                       , 2027 (five years after the initial issuance date). The terms of the warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and Issuer Direct, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of the Securities—Warrants” in this prospectus.

Representative’s Warrants:

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase              shares of our common stock to Aegis Capital Corp. (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be exercisable for a five year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $                     (125% of the public offering price of the Units). Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Trading symbol:

Our common stock is presently quoted on the OTCQB under the symbol “IMCI.” We intend to apply to have our common stock and the warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “IMCI” and “IMCIW”, respectively.

Reverse stock split:

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1, to be effective at the ratio and date to be determined by our board of directors and has recommended that our stockholders approve the reverse stock split range at our annual meeting on January 26, 2022. Upon approval of the stockholders, we intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board prior to consummation of this offering. All option, share and per share information in this prospectus does not give effect to the proposed reverse stock split.

Lock-up Agreements:

We and our directors, officers, and certain principal stockholders (holders of 10% or more of our outstanding shares) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting—Lock-Up Agreements.”

Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

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(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 32,700,883 shares of common stock outstanding on January 6, 2022, but does not include, as of that date:

•	10,755,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of 0.079 per share;

•	1,560,125 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.163 per share

•	4,681,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and

•	10,312,254 shares of our common stock issuable upon conversion of convertible notes.

(2)	The number of shares of our common stock outstanding after the offering does not include:

•	10,755,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.079 per share;

•	1,560,125 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.163 per share, or shares of our common stock issuable upon exercise of warrants sold as part of this offering;

•	4,681,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and

•	10,312,254 shares of our common stock issuable upon conversion of convertible notes.

Except as otherwise indicated, all information in this prospectus assumes:

•	no exercise of the outstanding options described above;

•	no exercise of the warrants included in the Units; and

•	no exercise of the underwriters’ over-allotment option.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to our Business and Financial Condition

In the past, we have identified conditions and events that raise substantial doubt about our ability to continue as a going concern and it is possible that conditions and events in the future may negatively impact our ability to continue as a going concern.

As of September 30, 2021, we had a working capital deficit of approximately $2.5 million. We reported a net loss of approximately $839,000 for the nine months ended September 30, 2021. We reported a stockholders’ deficiency of $3,671,887 for the nine months ended September 30, 2021. We had net income of approximately $676,000 in 2020 and $48,000 in 2019. At December 31, 2020, we had a stockholders’ deficiency of $3,105,770. At December 31, 2019, we had a stockholders’ deficiency of $3,907,310. These factors raise doubt about our ability to continue as a going concern.

Subsequent to the quarter ended September 30, 2021, we entered into three demand notes of $12,000 each with three related parties. On October 28, 2021, we entered into a promissory note of $150,000 with our Vice President of Business Development. Additionally, on November 3, 2021, we entered into a loan agreement with an unrelated third party, resulting in net proceeds to the Company of $403,200. We are exploring additional sources of financing, including debt and equity, and anticipate significant growth of business. These plans, in management’s opinion, will allow us to meet our obligations for at least the twelve-month period from the date the financial statements are available to be issued and alleviate the substantial doubt. However, we have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. In the future, if we are unable to obtain sufficient funding to support our operations, we could be forced to delay, reduce or eliminate all our research and development programs, product portfolio expansion or commercialization efforts, and our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. In the future, reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

Our results of operations may be negatively impacted by the COVID-19 pandemic.

The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption. It has already disrupted global travel and supply chains and adversely impacted global commercial activity. Considerable uncertainty still surrounds COVID-19 and its potential long-term economic effects, as well as the effectiveness of any responses taken by government authorities and businesses. The travel restrictions, limits on hours of operations and/or closures of non-essential businesses, and other efforts to curb the spread of COVID-19 has continued to disrupt business activity globally. New strains and variants of the coronavirus continue to spread around the world. The ongoing rollout of vaccines around the globe is encouraging, but their long-term impact on the political environment, business environment, and the Company is still uncertain.

During the first nine months of 2021, our managed support services, cybersecurity projects and software license revenues were minimally impacted by the impact of the COVID-19 pandemic on our customers’ operational priorities. We are also continuing to adapt our operations to meet the challenges of this uncertain and rapidly evolving situation, including remote working arrangements for our employees, limiting non-essential business travel, and utilizing virtual sales and marketing events. Our sales and marketing expenses increased slightly during the first three quarters of 2021, and we expect these expenses to grow slowly but we expect these expenses will be lower compared to prior year periods pre-COVID-19 pandemic on travel and in-person marketing events. We will continue to actively monitor the nature and extent of the impact to our business, operating results, and financial condition.

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If we are unable to raise sufficient capital, we will be unable to fully fund our operations and to otherwise execute our business plan.

Until such time, if ever, that we can generate substantial revenues, we expect to finance our cash needs primarily through equity offerings and debt financings. Our ability to raise capital, whether through equity or through debt, is based, in part, on market events and conditions out of our control. We do not have any future committed source of external funds.

If we are unable to raise additional capital when needed, we may be required to delay, limit, reduce, or terminate our future product and service development or commercialization efforts.

Our efforts to commercialize our Nodeware solution may not be successful.

We have one patent granted and one patent pending relating to our Nodeware solution. The efforts we have taken to protect our intellectual property may not be sufficient or effective. Additionally, there is no guarantee that our Nodeware solution will perform as expected or as needed.

In order to protect our interest in Nodeware, we sell licenses permitting customers access. Licenses are protected through our EULA (end user licensing agreement), reseller/partner contracts, and through the cloud platform it resides in, enabling us to manage subscriptions, use and distribution of the platform. We face a risk of reputational harm and potential intellectual property theft if a licensee mistakenly or intentionally misuses our products. Licensing may also add an expense to our overall cost structure that is not supported by the market for like products.

If we do not successfully develop enhancements or new software, or scale our platform effectively, our operating results and our business may be harmed.

The cybersecurity market is characterized by rapid technological advances, customer price sensitivity, short product and service life cycles, intense competition, changes in customer requirements, frequent new product introductions and enhancements and evolving industry standards and regulatory mandates. Any of these factors could create downward pressure on pricing and gross margins, and could adversely affect our renewal rates, as well as our ability to attract new customers. Our future success will depend on our ability to enhance existing software, introduce new software on a timely and cost-effective basis, meet changing customer needs, integrate and extend our core technology into new applications, and anticipate and respond to emerging cybersecurity threats. We must also continually change and improve our software and services in response to changes in operating systems, application software, computer and communications hardware, networking software, data center architectures, programming tools and computer language technology.  In addition, our future growth depends upon our ability to continue to meet the expanding needs of our customers and to scale our software and services to meet these expanding needs and expanding customer base. As a result, we must continue to dedicate significant financial and other resources to our research and development efforts.

We may not be able to anticipate future market needs and opportunities, develop enhancements or new software to meet such needs or opportunities, or scale our platforms to maintain the performance of our software and services, in a timely manner or at all. To the extent that we do not successfully develop enhancements or new software, or scale our platform effectively, our operating results and our business may be harmed.

If we are unable to protect our intellectual property rights, our business could be harmed or we could be required to incur significant expenses to enforce our rights.

We believe that our intellectual property is an asset that may contribute to the growth and profitability of our business. We rely on a combination of patented, patent-pending and confidentiality procedures, trademarks and contractual provisions to establish and protect our intellectual property rights in the United States and abroad. We intend to rely on both registration and common law protection for our trademarks. Despite our efforts, the steps we have taken to protect our intellectual property rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain. Enforcing our intellectual property rights, if necessary, is difficult, time-consuming, resource-intensive, expensive, and uncertain. Litigation may become necessary and, if so, it may come at a substantial cost and cause diversion of management’s resources, which could harm our business.

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We may need to defend against intellectual property infringement claims or misappropriation claims, which may be time-consuming, resource-intensive, and expensive.

Although we have not in the past been subject to claims that any of our products or services infringe intellectual property rights of a third-party, we could be subject to such claims in the future. It’s possible that litigation could result. We do not know whether we will prevail in such proceedings given the highly complex, technical issues and inherent uncertainties in intellectual property litigation. Enforcing our intellectual property rights, if necessary, is difficult, time-consuming, resource-intensive, expensive, and uncertain.

If a challenge to our intellectual property rights results in an adverse outcome, then we could be required to stop the use of our products, services, or technology, pay damages for infringement, and expend resources developing products, services, or technology that are non-infringing.

We experience fluctuations in quarterly and annual operating results.

Our quarterly and annual operating results have fluctuated in the past and likely will fluctuate in the future. The demand for our products is driven largely by the demand for cybersecurity solutions. Accordingly, the cybersecurity industry is affected by market conditions that are often outside our control. Our results of operations may fluctuate significantly from period to period due to a number of factors, including general economic, industry and market conditions, the introduction or adoption of new technologies that compete with our software and services, the length and expense of our sales cycle for our software and services, the loss of a key customer and publicity regarding security breaches generally and the level of perceived threats to IT security. As a result of these factors and other risks discussed in this section, or the cumulative effect of some of these factors, may result in fluctuations in our operating results.

In addition, we recognize revenues from subscriptions over the term of the relevant service period, which is typically one year. As a result, most of our reported revenues in each quarter are derived from the recognition of deferred revenues relating to subscriptions entered into during previous quarters. Consequently, a shortfall in demand for our solutions in any period may not significantly reduce our revenues for that period, but could negatively affect revenues in future periods. Accordingly, the effect of significant downturns in bookings may not be fully reflected in our results of operations until future periods.

This variability and unpredictability could result in our failure to meet expectations with respect to operating results, or those of securities analysts or investors, for a particular period. If we fail to meet or exceed expectations for our operating results for these or any other reasons, the trading price of our common stock could fall and we could face costly lawsuits, including securities class action suits.

We do not maintain directors and officers liability insurance, which may subject us to significant exposure if one of our directors or officers is sued.

As of the date of this Registration Statement, we do not maintain directors and officers liability insurance. In addition to protecting the individual director or officer against personal losses, it can also cover the legal fees and costs an organization may incur as a result of the lawsuit.

If a legal action is commenced against one of our directors or officers, including, but not limited to, an action alleging a violation of securities law, we may incur the legal fees and costs associated with defending against the action, which may harm our business. In addition, a potential action could be time-consuming, resource-intensive, expensive, and uncertain.

We currently accrue a liability for a discontinued Simple IRA plan.

Through December 31, 2012, we offered a Simple (Savings Incentive Match Plan for Employees) IRA plan as a retirement plan for eligible employees and offered a voluntary match. We did not make all required voluntary matches prior to terminating the Simple IRA plan and we have accrued liability for the voluntary match portion of the Simple IRA plan, including interest, which was $272,695 as of September 30, 2021. There can be no assurance that the accrued liability amount will be sufficient to satisfy the Company’s potential liability.

We have used and may use our existing credit facility to finance our growth.

We have an accounts receivable credit facility with a financial institution, which enables us to sell accounts receivable to the financial institution with full recourse against us. The fee charged is prime plus 3.6% (effective rate of 6.85% at September 30, 2021) against the average daily outstanding balance of funds advanced. We also granted the financial institution a first priority interest in accounts receivable and a blanket lien. The fee charged is based, in part, on market events and conditions out of our control. The terms of the credit facility are subject to change.

During the years ended December 31, 2020 and 2019, we sold approximately $1,749,697 and $4,742,933, respectively, of our accounts receivable to the financial institution.

Because of the high relative cost, use of the credit facility, in the aggregate, may harm our business.

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We rely on one customer for a large portion of our revenues.

We depend on one customer for a large portion of our revenue. Through the 9 months ending September 30, 2021, sales to this customer, including sales under subcontracts, accounted for 59.0% of total sales and 22.6% of accounts receivable. During 2020, sales to this customer, including sales under subcontracts, accounted for 61.2% of total sales and 38.8% of accounts receivable. During 2019, sales to this customer, including sales under subcontracts, accounted for 62.6% of total sales and 22.1% of accounts receivable. The loss of this customer could have a significant impact on our revenues and harm our business and results of operations.

We rely on our channel partners to generate a substantial amount of our revenues, and if we fail to expand and manage our distribution channels, our revenues could decline and our growth prospects could suffer.

Our success significantly depends upon establishing and maintaining relationships with a variety of channel partners and we anticipate that we will continue to depend on these partners in order to grow our business.

For the nine months ended September 30, 2021, approximately 89% of our business comes from our channel sales and approximately 11% from direct sales to end customers, and the percentage of revenues derived from channel partners may increase in future periods.  Our agreements with our channel partners are generally non-exclusive and do not prohibit them from working with our competitors or offering competing solutions, and many of our channel partners have more established relationships with our competitors. If our channel partners choose to place greater emphasis on products of their own or those offered by our competitors, do not effectively market and sell our software and services, or fail to meet the needs of our customers, then our ability to grow our business and sell our software and services may be adversely affected. In addition, the loss of one or more of our larger channel partners, who may cease marketing our software and services with limited or no notice, and our possible inability to replace them, could adversely affect our sales. Moreover, our ability to expand our distribution channels depends in part on our ability to educate our channel partners about our software and services, which can be complex. Our failure to recruit additional channel partners, or any reduction or delay in their sales of our software and services or conflicts between channel sales and our direct sales and marketing activities may harm our results of operations. Even if we are successful, these relationships may not result in greater customer usage of our software and services or increased revenues.

In addition, the financial health of our channel partners and our continuing relationships with them are important to our success. Some of these channel partners may be unable to withstand adverse changes in economic conditions, which could result in insolvency and/or the inability of such distributors to obtain credit to finance purchases of our software and services. In addition, weakness in the end-user market could negatively affect the cash flows of our channel partners who could, in turn, delay paying their obligations to us, which would increase our credit risk exposure. Our business could be harmed if the financial condition of some of these channel partners substantially weakened and we were unable to timely secure replacement channel partners.

We are highly leveraged, which increases our operating deficit and makes it difficult for us to grow.

At September 30, 2021, we had current liabilities of approximately $3.5 million and long-term liabilities of $1.6 million and stockholders’ deficiency of $3,671,887. At September 30, 2021, we had a working capital deficit of approximately $2.5 million and a current ratio of 0.27. At December 31, 2020, we had current liabilities of approximately $3.1 million and long-term liabilities of $1.6 million and stockholders’ deficiency of $3,105,770. At December 31, 2020, we had a working capital deficit of approximately $2.1 million and a current ratio of .35. At December 31, 2019, we had current liabilities of approximately $3.8 million and long-term liabilities of $1.0 million and stockholders’ deficiency of $3,907,310. At December 31, 2019, we had a working capital deficit of approximately $3,297,000 and a current ratio of .13

Working capital shortages may impair our business operations and growth strategy, and accordingly, our business, operations.

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If we acquire businesses or business assets and do not successfully integrate the acquisitions, our results of operations could be adversely affected.

We may grow our business by acquiring or investing in companies and businesses and assets that we feel have synergy and will complement our business plan. As such, we periodically evaluate potential business combinations and investments in other companies and assets. We may be unable to profitably manage the businesses and assets that we may acquire or invest in. We may fail to integrate these businesses and assets successfully without incurring substantial expenses, delays or other problems that could negatively impact our results of operations.

Our investments in cybersecurity and other business initiatives may not be successful.

We have invested in and continue to invest in cybersecurity capabilities to add new software and services to address the needs of our clients, including our newly introduced product, Nodeware. Our investments may not be successful or increase our revenues. If we are not successful in creating value from our investments by increasing sales, our financial condition and prospects could be harmed.

If we fail to adequately manage the size of our business, it could have a severe negative impact on our financial results or stock price.

Our management believes that to be successful we must appropriately manage the size of our business. This may mean reducing costs and overhead in certain economic periods, and selectively growing in periods of economic expansion. In addition, we will be required to implement operational, financial and management information procedures and controls that are efficient and appropriate for the size and scope of our operations. The management skills and systems currently in place may not be adequate and we may not be able to manage any significant reductions or growth effectively.

We may have difficulties in managing our growth.

Our future growth depends, in part, on our ability to expand, train and manage our employee base and provide support to an expanded client base. We must also enhance and implement new operating and software systems to accommodate our growth and expansion of IT product and service offerings. If we cannot manage growth effectively, it could have a material adverse effect on our results of operations, business and financial condition. In addition, acquisitions, investments and expansion involve substantial infrastructure costs and working capital. We cannot provide assurance that we will be able to integrate acquisitions, if any, and expansions efficiently. Similarly, we cannot provide assurance that any investments or expansion will enhance our profitability. If we do not achieve sufficient sales growth to offset the increased expenses associated with our expansion, our results will be adversely affected.

We depend on the continued services of our key personnel.

Our future success depends, in part, on the continuing efforts of our senior executive officers. The loss of any of these key employees may materially adversely affect our business. We do not maintain key-person insurance for any member of our senior management team.  From time to time, there may be changes in our senior management team resulting from the termination or departure of executives. Our senior management and key employees are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of the services of our senior management or other key employees for any reason could significantly delay or prevent the achievement of our development and strategic objectives and harm our business, financial condition and results of operations.

Our future success depends on our ability to continue to retain and attract qualified employees.

We believe that our future success depends upon our ability to continue to train, retain, effectively manage and attract highly skilled technical, managerial, sales and marketing personnel. This includes skills for our new initiatives in cybersecurity. Employee turnover is generally high in the IT services industry. If our efforts in these areas are not successful, our costs may increase, our sales efforts may be hindered, and the quality of our client service may suffer. Although we invest significant resources in recruiting and retaining employees, there is often significant competition for certain personnel in the IT services industry. From time to time, we experience difficulties in locating enough highly qualified candidates in desired geographic locations, or with required specific expertise.

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We believe that our growth will depend, to a significant extent, on our success in recruiting and retaining a sufficient number of qualified sales personnel and their ability to obtain new customers, manage our existing customer base and expand the sales of our software and services. We plan to continue to expand our sales force and make a significant investment in our sales and marketing activities. Our recent hires and planned hires may not become as productive as quickly as we would like, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the competitive markets where we do business. Competition for highly skilled personnel is frequently intense and we may not be able to compete for these employees. If we are unable to recruit and retain a sufficient number of productive sales personnel, sales of our software and services and the growth of our business may be harmed. Additionally, if our efforts do not result in increased revenues, our operating results could be negatively impacted due to the upfront operating expenses associated with expanding our sales force.

If we are required to collect higher sales and use or other taxes on the software and services we sell, we may be subject to liability for past sales and our future sales may decrease.

Taxing jurisdictions, including state and local entities, have differing rules and regulations governing sales and use or other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of sales taxes to our SaaS solutions in various jurisdictions is unclear. It is possible that we could face sales tax audits and that our liability for these taxes could exceed our estimates as tax authorities could still assert that we are obligated to collect additional amounts as taxes from our customers and remit those taxes to those authorities. We could also be subject to audits with respect to state and international jurisdictions for which we may not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage customers from purchasing our software and services or otherwise harm our business and operating results.

Risks Related to our Industry

As a provider of cybersecurity software and services, we are subject to a heightened threat of cyberattacks intended to disrupt our internal operations or IT services provided to customers, and any such disruption could reduce our revenue, increase our expenses, damage our reputation.

We sell cybersecurity software and services, including third-party software as well as our internally developed software, Nodeware. As a result, we have been and will be a target of cyber-attacks designed to impede the performance of our products, penetrate our network security or the security of our cloud platform or our internal systems, or that of our customers, misappropriate proprietary information and/or cause interruptions to our services. For example, because Nodeware is a network vulnerability management solution, a successful cyber-attack on us may be perceived as a victory for the cyber attacker, thereby increasing the likelihood that we may be a target of more cyber-attacks, even absent financial motives. Further, if our systems are breached as a result of third-party action, employee error or misconduct, attackers could learn critical information about how our primary product operates to help protect our customers’ IT infrastructures from cyber risk, thereby making our customers more vulnerable to cyber-attacks. In addition, if actual or perceived breaches of our network security occur, they could adversely affect the market perception of our Nodeware solution, negatively affecting our reputation, and may expose us to the loss of our proprietary information or information belonging to our customers, investigations or litigation and possible liability, including injunctive relief and monetary damages. Such security breaches could also divert the efforts of our technical and management personnel. In addition, such security breaches could impair our ability to operate our business and provide products to our customers. If this happens, our reputation could be harmed, our revenue could decline, and our business could suffer.

Our information technology systems may be subject to intentional disruption or other security incidents that could result in liability and adversely impact our reputation and future sales.

We and our service providers face threats from a variety of sources, including attacks on our networks and systems from numerous sources, including traditional “hackers,” sophisticated nation-state and nation-state supported actors, other sources of malicious code (such as viruses and worms), and phishing attempts. We and our service providers could be a target of cyber-attacks or other malfeasance designed to impede the performance of our software and services, penetrate our network security or the security of our cloud platform or our internal systems, misappropriate proprietary information and/or cause interruptions to our services. Our software, platforms, and system, and those of our service providers, may also suffer security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by our employees or service providers. With the increase in personnel working remotely during the current COVID-19 pandemic, we and our service providers are at increased risk for security breaches. We are taking steps to monitor and enhance the security of our software and services, cloud platform, and other relevant systems, IT infrastructure, networks, and data; however, the unprecedented scale of remote work may require additional personnel and resources, which nevertheless cannot be guaranteed to fully safeguard our software and services, our cloud platform, or any systems, IT infrastructure networks, or data upon which we rely. Further, because our operations involve providing cybersecurity software and services to our customers, we may be targeted for cyber-attacks and other security incidents. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our software and services, creating system disruptions or slowdowns and exploiting security vulnerabilities of our software and services, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. If an actual or perceived disruption in the availability of our software and services or the breach of our security measures or those of our service providers occurs, it could adversely affect the market perception of our software and services, result in a loss of competitive advantage, have a negative impact on our reputation, or result in the loss of customers, channel partners and sales, and it may expose us to the loss or alteration of information, litigation, regulatory actions and investigations and possible liability. Any such actual or perceived security breach or disruption could also divert the efforts of our technical and management personnel. We also may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security incidents, as well as the costs to comply with any notification obligations resulting from any security incidents. In addition, any such actual or perceived security breach could impair our ability to operate our business and provide software and services to our customers. If this happens, our reputation could be harmed, our revenues could decline and our business could suffer.

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Although we maintain insurance coverage that may be applicable to certain liabilities in the event of a security breach or other security incident, we cannot be certain that our insurance coverage will be adequate for liabilities that actually are incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material and adverse effect on our business, including our financial condition, operating results and reputation.

If our software and services fail to detect vulnerabilities or incorrectly detect vulnerabilities, our brand and reputation could be harmed, which could have an adverse effect on our business and results of operations.

If our software and services fail to detect vulnerabilities in our customers’ IT infrastructures, or if our software and services fail to identify and respond to new and increasingly complex methods of attacks, our business and reputation may suffer. There is no guarantee that our software and services will detect all vulnerabilities. Additionally, our cybersecurity software and services may falsely detect vulnerabilities or threats that do not actually exist. For example, some of our software and services rely on information on attack sources aggregated from third-party data providers who monitor global malicious activity originating from a variety of sources, including anonymous proxies, specific IP addresses, botnets and phishing sites. If the information from these data providers is inaccurate, the potential for false indications of security vulnerabilities increases. These false positives, while typical in the industry, may impair the perceived reliability or usability of our software and services and may therefore adversely impact market acceptance of our software and services and could result in negative publicity, loss of customers and sales, increased costs to remedy any incorrect information or problem, or claims by aggrieved parties. Similar issues may be generated by the misuse of our tools to identify and exploit vulnerabilities.

Further, our software and services sometimes are tested against other security products, and may fail to perform as effectively, or to be perceived as performing as effectively, as competitive products for any number of reasons, including misconfiguration. To the extent current or potential customers, channel partners, or others believe there has been an occurrence of an actual or perceived failure of our software and services to detect a vulnerability or otherwise to function as effectively as competitive products in any particular test, or indicates our software and services do not provide significant value, our business, competitive position, and reputation could be harmed.

In addition, our software and services do not currently extend to cover mobile devices or personal devices that employees may bring into an organization. As such, our software and services would not identify or address vulnerabilities in mobile devices, such as mobile phones or tablets, or personal devices, and our customers’ IT infrastructures may be compromised by attacks that infiltrate their networks through such devices.

An actual or perceived security breach or theft of the sensitive data of one of our customers, regardless of whether the breach is attributable to the failure of our software and services, could adversely affect the market’s perception of our cybersecurity software and services.

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If our solutions fail to help our customers achieve and maintain compliance with regulations and industry standards, our revenues and operating results could be harmed.

We generate a portion of our revenues from software and services that help organizations achieve and maintain compliance with regulations and industry standards. For example, some of our customers subscribe to our software and services to help them comply with the security standards developed and maintained by the Payment Card Industry Security Standards Council, or the PCI Council, which apply to companies that store cardholder data. Industry organizations like the PCI Council may significantly change their security standards with little or no notice, including changes that could make their standards more or less onerous for businesses.    Governments may also adopt new laws or regulations, or make changes to existing laws or regulations, that could impact the demand for or value of our solutions.

If we are unable to adapt our software and services to changing regulatory standards in a timely manner, or if our solutions fail to assist with or expedite our customers’ compliance initiatives, our customers may lose confidence in our solutions and could switch to products offered by our competitors. In addition, if regulations and standards related to data security, vulnerability management and other IT, security and compliance requirements are relaxed or the penalties for non-compliance are changed in a manner that makes them less onerous, our customers may view government and industry regulatory compliance as less critical to their businesses, and our customers may be less willing to purchase our solutions. In any of these cases, our revenues and operating results could be harmed.

Our cybersecurity software and services are delivered from a third-party vendor, and any disruption of service at their facilities would interrupt or delay our ability to deliver our software and services to our customers which could reduce our revenues and harm our operating results.

Our existing data center facilities providers have no obligations to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with the facilities providers on commercially reasonable terms or if in the future we add additional data center facility providers, we may experience costs or downtime in connection with the loss of an existing facility or the transfer to, or addition of, new data center facilities.

Any disruptions or other performance problems with our software and services could harm our reputation and business and may damage our customers’ businesses. Interruptions in our service delivery might reduce our revenues, cause us to issue credits to customers, subject us to potential liability and cause customers to terminate their subscriptions or not renew their subscriptions.

If the market for cloud solutions for IT, security and compliance does not evolve as we anticipate, our revenues may not grow and our operating results would be harmed.

Our success depends to a significant extent on the willingness of organizations to increase their use of cloud solutions for their IT, security and compliance. To date, some organizations have been reluctant to use cloud solutions because they have concerns regarding the risks associated with the reliability or security of the technology delivery model associated with these solutions. If other cloud service providers experience security incidents, loss of customer data, disruptions in service delivery or other problems, the market for cloud solutions as a whole, including our solutions, may be negatively impacted. Moreover, many organizations have invested substantial personnel and financial resources to integrate on-premise software into their businesses, and as a result may be reluctant or unwilling to migrate to a cloud solution, such as Nodeware. Organizations that use on-premise security products, such as network firewalls, security information and event management products or data loss prevention solutions, may also believe that these products sufficiently protect their IT infrastructure and deliver adequate security. Therefore, they may continue spending their IT security budgets on these products and may not adopt our software and services in addition to or as a replacement for such products.

If customers do not recognize the benefits of our cloud softrware and our services over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our software and services, then our revenues may not grow or may decline, and our operating results would be harmed.

We use third-party software and data that may be difficult to replace or cause errors or failures of our software and services that could lead to lost customers or harm to our reputation and our operating results.

We license third-party software as well as security and compliance data from various third parties to deliver our software and services. In the future, this software or data may not be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of this software or data could result in delays in the provisioning of our software and services until equivalent technology or data is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. In addition, any errors or defects in or failures of this third-party software or data could result in errors or defects in our software and services or cause our software and services to fail, which could harm our business and be costly to correct. Many of these providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, we may have additional liability to our customers or third-party providers that could harm our reputation and increase our operating costs.

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We will need to maintain our relationships with third-party software and data providers, and to obtain software and data from such providers that do not contain any errors or defects. Any failure to do so could adversely impact our ability to deliver effective solutions to our customers and could harm our operating results.

Our software contains third-party open source software components, and our failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our software and services.

Our software contain software licensed to us by third-parties under so-called “open source” licenses, including the GNU General Public License, the GNU Lesser General Public License, the BSD License, the Apache License and others.  From time to time, there have been claims against companies that distribute or use open source software in their products and services, asserting that such open source software infringes the claimants’ intellectual property rights. We could be subject to suits by parties claiming that what we believe to be licensed open source software infringes their intellectual property rights. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, certain open source licenses require that source code for software programs that are subject to the license be made available to the public and that any modifications or derivative works to such open source software continue to be licensed under the same terms. If we combine our proprietary software with open source software in certain ways, we could, in some circumstances, be required to release the source code of our proprietary software to the public. Disclosing the source code of our proprietary software could make it easier for cyber attackers and other third parties to discover vulnerabilities in or to defeat the protections of our solutions, which could result in our solutions failing to provide our customers with the security they expect from our services. This could harm our business and reputation. Disclosing our proprietary source code also could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for us. Any of these events could have a material adverse effect on our business, operating results and financial condition.

Our software and services could be used to collect and store personal information of our customers’ employees or customers, and therefore privacy and other data handling concerns could result in additional cost and liability to us or inhibit sales of our software and services.

We may collect, store, process and use our customers’ employees or customers personally identifiable information and other data in our transactions with them, and we may rely on third parties that are not directly under our control to do so as well. While we take reasonable measures intended to protect the security, integrity and confidentiality of the personal information and other sensitive information we collect, store or transmit, we cannot guarantee that inadvertent or unauthorized use or disclosure will not occur, or that third parties will not gain unauthorized access to this information. If we or our third-party service providers were to experience a breach, disruption or failure of systems compromising our customers’ data, or if one of our third-party service providers or partners were to access our customers’ personal data without our authorization, our brand and reputation could be adversely affected, use of our software and services could decrease and we could be exposed to a risk of loss, litigation and regulatory proceedings.

Despite our compliance efforts, we may fail to achieve compliance with applicable privacy or data protection laws and regulations as they evolve, or adhere to contractual obligations regarding the collection, processing, storage and transfer of data (including data from our customers, prospective customers, partners and employees), either due to internal or external factors such as resource limitations or a lack of vendor cooperation. Any actual or perceived failure to comply with these laws or obligations could result in enforcement action against us, including fines, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to any existing customers and prospective customers), any of which could harm our business, results of operations, and financial condition. Further, privacy concerns may inhibit market adoption of our software and services, particularly in certain industries and foreign countries.

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We depend on prime contracts or subcontracts with the federal, state and local governments for a substantial portion of our sales, and our business would be seriously harmed if the government ceased doing business with us or our prime contractors or significantly decreased the amount of business it does with us or our prime contractors.

We derived approximately 59% of our sales in 2021 and 70% of our sales in 2020 from contracts as either a prime contractor or a subcontractor from government contracts. We expect that we will continue to derive a substantial portion of our sales for the foreseeable future from work performed under government contracts, as we have in the past, and from marketing efforts focused on commercial enterprises. If we or our prime contractors were suspended or prohibited from contracting with federal, state or local governments, or if our reputation or relationship with the federal, state or local governments and commercial enterprises were impaired, or if any of the foregoing otherwise ceased doing business with us or our prime contractors or significantly decreased the amount of business it does with us or our prime contractors, our business, prospects, financial condition and operating results would be materially adversely affected.

We operate in a highly competitive environment and, as a result, we may not be able to compete effectively or maintain or increase our sales.

We operate in a highly competitive environment with numerous competitors, some of which have greater resources or better brand recognition than we do. This competitive environment subjects us to various risks, including the ability to provide our software and services at competitive prices that allow us to maintain our profitability. Because of this competitive environment, we may have limited ability to increase prices in response to increased costs without losing competitive position which may adversely affect our margins and financial performance. In addition, price reductions by our competitors may result in the reduction of our prices and a corresponding reduction in our profitability. As a result, we may face periods of intense competition in the future, which could have a material adverse effect on our profitability and results of operations.

Our sales cycle can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, revenues may vary from period to period, which may cause our operating results to fluctuate and could harm our business.

The timing of sales of our software and services can be difficult to forecast because of the length and unpredictability of our sales cycle, particularly with large transactions. We sell our cybersecurity software and services primarily to IT departments that are managing a growing set of user and compliance demands, which has increased the complexity of customer requirements to be met and confirmed during the sales cycle and prolonged our sales cycle. Further, the length of time that potential customers devote to their testing and evaluation, contract negotiation and budgeting processes varies significantly, which has also made our sales cycle long and unpredictable. The length of the sales cycle for our software and services typically ranges from six to twelve months but can be more than eighteen months. In addition, we might devote substantial time and effort to a particular unsuccessful sales effort, and as a result we could lose other sales opportunities or incur expenses that are not offset by an increase in revenues, which could harm our business.

Our business could be adversely affected by changes in budgetary priorities of the federal, state and local governments.

Because we derive a significant portion of our sales from contracts with federal, state and local governments, we believe that the success and development of our business will continue to depend on our successful participation in their contract programs. Changes in federal, state and local government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, a shift of expenditures away from programs which call for the types of services that we provide or a change in government contracting policies, could cause U.S. Governmental agencies as well as state and local governments to reduce their expenditures under contracts, to exercise their right to terminate contracts at any time without penalty, not to exercise options to renew contracts or to delay or not originate new contracts. Any of those actions could seriously harm our business, prospects, financial condition or operating results. Moreover, although our contracts with governmental entities may contemplate that our services will be performed over a period of several years, government entities usually must approve funds for a given program each government fiscal year and may significantly reduce or eliminate funding for a program. Significant reductions in these appropriations could have a material adverse effect on our business. Additional factors that could have a serious adverse effect on our government contracting business include, but may not be limited to:

•	changes in government programs or requirements;

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•

budgetary priorities limiting or delaying government spending generally, or by specific departments or agencies and changes in fiscal policies or available funding, including potential governmental shutdowns;

•	reductions in the government's use of technology solutions firms;

•	a decrease in the number of contracts reserved for small businesses, or small business set asides, which could result in our inability to compete directly for these prime contracts; and

•	curtailment of the government uses of IT or related professional services.

We rely on software-as-a-service vendors to operate certain functions of our business and any failure of such vendors to provide services to us could adversely impact our business and operations.

We rely on third-party software-as-a-service vendors to operate certain critical functions of our business, including financial management and human resource management. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices, our expenses could increase, our ability to manage our finances could be interrupted and our processes for managing sales of our solutions and supporting our customers could be impaired until equivalent services, if available, are identified, obtained and integrated, all of which could harm our business.

Risks Relating to our Common Stock and to this Offering

Upon exercise of our outstanding options or warrants and conversion of our convertible notes we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present stockholders.

We are obligated to issue additional shares of our common stock in connection with our outstanding options, warrants, and convertible notes. As of January 6, 2022, there were options, warrants, convertible notes outstanding, convertible into 10,755,000, 1,560,125 and 10,312,254  shares of common stock, respectively. The exercise, conversion or exchange of warrants or convertible securities, including for other securities, will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our stockholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other stockholders not participating in such exchange.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTCQB, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our stockholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

Any of the following factors could affect the market price of our common stock:

•	The sale of large numbers of shares of common stock by former directors and their donees and associates;

•	The continued COVID-19 pandemic and its adverse impact upon the capital markets;

•	The loss of one or more members of our management team;

•	Our failure to generate material revenues;

•	Regulatory changes including new laws and rules which adversely affect companies in our line of business;

•	Our public disclosure of the terms of any financing which we consummate in the future;

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•	Our failure to become profitable;

•	Our failure to raise working capital;

•	Any acquisitions we may consummate;

•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	Cancellation of key contracts;

•	Our failure to meet financial forecasts we publicly disclose;

•	Short selling activities; or

•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Concentration of ownership among our existing executive officers, directors and holders of 10% or more of our outstanding common stock may prevent new investors from influencing significant corporate decisions.

As of January 6, 2022, our executive officers and directors beneficially owned, in the aggregate, approximately 30.6% of our outstanding common stock.  In addition, there are a number of holders of 10% or more of our outstanding common who are not our officers and directors. As a result, such persons, acting together, have significant ability to control our management and affairs and substantially all matters submitted to our stockholders for approval, including the election and removal of directors and approval of any significant transaction. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of large blocks of our common stock over a short time last fall could have a significant adverse effect on our common stock price. If our existing stockholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock. The existence of an overhang, which is the potential dilution in the value of our common stock due to outstanding warrants and stock options, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing stockholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

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If securities analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about our business or if they publish negative evaluations of our stock, the price and trading volume of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock or publish inaccurate or unfavorable research about our business, or provide more favorable relative recommendations about our competitors, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price and trading volume to decline.

Risks Related to this Offering and our Reverse Stock Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $             per share based on the assumed public offering price of $             per share of common stock, the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for marketing and sales, development costs, repayment of debt, working capital, among other things. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Warrants are speculative in nature.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $5.50 per share (100% of the assumed public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the warrants and we do not expect a market to develop.

Holders of the warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

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There is no established market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants and we do not expect a market to develop. Although we have applied to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, including negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Nasdaq requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Even if we meet the initial listing requirements of Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Nasdaq has a number of continued listing standards that we will be required to comply with in order to maintain a listing of our common stock on Nasdaq.  Even if we meet the initial listing requirements of Nasdaq, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on Nasdaq. If after listing we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum stockholder's equity requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders' ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $13,800,000 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently estimate that we will use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows:

Proceeds:
Gross Proceeds	$15,000,000
Underwriting Discounts and Commissions	1,050,000
Estimated Fees and Expenses	430,000
Net Proceeds	$13,520,000

Uses:
Marketing and Sales	$2,000,000
Development costs	500,000
Repayment of debt(1)	1,200,000
Working Capital and other general corporate purposes	10,100,000
Total Uses	$13,800,000

(1)	Includes repayment of promissory notes in the aggregate amount of $100,000, plus interest, to Mr. Reeve, our Board Chairman. See “Certain Relationships and Related Party Transactions.”

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to become cash flow from operations positive.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

•	on an actual basis;

•

on an as adjusted basis to reflect the proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed      -to-1 ratio, and the issuance and sale by us of $15,000,000 of Units in this offering at the assumed public offering price of $           per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the quarter ended September 30, 2021 included elsewhere in this prospectus.

	As of September 30, 2021
	Unaudited, Actual	Unaudited, As Adjusted (1)
Cash and cash equivalents	$56,076
Total Current Liabilities	3,531,484
Total Long-Term Liabilities	1,609,958
Stockholders’ Equity (Deficit):
Common Stock, $0.001 par value; 60,000,000 authorized; 31,630,883 shares issued and outstanding as of September 30, 2021, and issued and outstanding as adjusted	31,630
Additional paid-in capital	31,033,567
Accumulated deficit	(34,737,084)
Total Stockholders’ Equity (Deficit)	$(3,671,887)

(1)	The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A 50% increase (decrease) in the assumed public offering price of $              per Unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $           million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 31,630,883 shares outstanding as of September 30, 2021 not giving effect to our planned reverse stock split,                as adjusted for the reverse stock split at an assumed       -to-1 ratio. The discussion and table do not include, as of that date:

•	10,923,500 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.08 per share;

•	81,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and

•	10,261,707 shares of our common stock issuable upon conversion of convertible notes.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTCQB under the trading symbol “IMCI”. Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. We intend to apply to list the common stock on Nasdaq under the symbol “IMCI.”

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We intend to retain all available funds and any future earnings to fund the development and expansion of our business.  Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Holders

As of January 6, 2022, we had approximately 1,100 stockholders of record of our common stock.

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of September 30, 2021 was $(4,088,796), or $(0.129) per share of common stock.

As adjusted net tangible book value is our net tangible book value after taking into account the effect of the proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed        -to-1 ratio, and the issuance and sale by us of $15,000,000 of Units in this offering at the assumed public offering price of $            per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale. Our as adjusted net tangible book value as of September 30, 2021 would have been approximately $                 , or $           per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $            per share to our existing stockholders, and an immediate dilution of $              per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$
Net tangible book value per share as of September 30, 2021		$(0.129)
Increase in as adjusted net tangible book value per share after this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors	$

A 50% increase (decrease) in the assumed public offering price of $           per Unit would increase (decrease) the as adjusted net tangible book value per share by $           ($          ), and the dilution per share to new investors in this offering by $           ($          ), assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the Representative does not exercise its over-allotment option. If the Representative exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $           per share, representing an immediate increase to existing stockholders of $           per share and an immediate dilution of $           per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 31,630,883 shares outstanding as of September 30, 2021 not giving effect to our planned reverse stock split,                as adjusted for the reverse stock split at an assumed          -to-1 ratio. The discussion and table do not include, as of that date:

•	10,923,500 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.08 per share;

•	81,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and

•	10,261,707 shares of our common stock issuable upon conversion of convertible notes.

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OUR BUSINESS

Overview

Headquartered in Pittsford, New York, Infinite Group is a developer of cybersecurity software and related cybersecurity consulting, advisory and managed information security services.  We principally sell our software and services through indirect channels such as Managed Service Providers (“MSP”), Managed Security Services Providers (“MSSP”), agents and distributors and government contractors, whom we refer to collectively as our channel partners.  We also sell directly to end customers.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Our strategy to differentiate our cybersecurity software and services from our competitors is to combine customized software and professional services, and grow our business by designing, developing, and marketing cybersecurity software-as-a-service (“SaaS”) solutions that can be deployed in myriad environments. Software and services are initially developed in our wholly-owned subsidiary, IGI CyberLabs, to fill technology gaps we identify, and then we bring these software and services to market through our existing channel partner and customer relationships. Our software and services are designed to simplify and manage the security needs of our customers and channel partners in a variety of environments. We focus on the small and medium-sized enterprises market. We support our channel partners by providing recurring-revenue business models for both services and through our cybersecurity SaaS solutions. Software and services may be sold as standalone solutions or integrated into existing environments to further automate the management of cybersecurity and related IT functions.

As part of these software and service offerings we:

•

Internally developed and brought to market Nodeware, a patented SaaS solution that automates network asset identification, and cybersecurity vulnerability management and monitoring. Nodeware simply and affordably enhances security by proactively identifying, monitoring, and addressing potential cybersecurity vulnerabilities on networks, which creates enhanced security to safeguard against hackers and ransomware. Nodeware provides an economical solution for small and medium-sized enterprises as compared to costly solutions focused on enterprise-sized customers, and is designed to accommodate the varying network needs of our end customers’ organizations and networks. Nodeware’s flexibility allows it to span from a single network to several subnetworks, as well as accommodating larger, more complex organizations with more advanced network needs. Nodeware is sold as a SaaS solution and continuously releases enhancements, updates, and upgrades to stay current with security needs and changes in the market. Nodeware is also designed to be integrated into other technology platforms. We primarily sell Nodeware through our channel partners, with a small percentage being sold directly to end customers. We intend to continue to develop our intellectual property to serve as the core to our proprietary software and services. In addition to our proprietary software and services we also act as a master distributor for other cybersecurity software, principally Webroot a cloud-based endpoint security platform solution, where we market to and provide support for over 225 small channel partners across North America;

•

Provide cybersecurity consulting and advisory services to channel partners and direct customers across different markets, including banking, manufacturing, supply chain, and technology. As part of our consulting and advisory services, we are contracted to support existing information technology and executive teams at both the customer and channel partner level, and provide security leadership and guidance. We validate overall corporate and infrastructure cybersecurity with the goal of maintaining and securing the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from threats and incidents; and

•

Provide managed support services related to information security, principally as a subcontractor for Peraton, a large information technology provider and U.S. government contractor, by providing in-depth troubleshooting, backend analysis, and technical and security support, commonly referred to as Level 2 support, for mission critical technical infrastructure from the server level to the end user interface application in a critical government environment.

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Sales and Marketing Strategy

Approximately 89% of our business comes from our channel sales and approximately 11% from direct sales to end customers. Managed support services accounts for approximately 60% of total sales, cybersecurity software and services accounts for approximate 38% of total sales and other consulting services accounts for approximately 2% of total sales.

Virtually all managed support services revenue is derived from one customer, a major establishment of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments as a subcontractor through our channel partner, Peraton. We are working to expand our managed support services business with our channel partner Peraton, and to potentially grow the current federal enterprise customer and to expand to other Peraton customers.

We sell our cybersecurity software and services, including Nodeware, through our channel partners, which include direct channel partners, Telarus, SYNNEX, and Staples, and through our direct cybersecurity services teams. Our cybersecurity services include fractional Chief Information Security Officer, penetration testing, security assessments, incident response and others, and are provided through our channel partners as a cybersecurity solution to the technical services they provide. Our channel partners utilize our expertise in cybersecurity to bring additional services to their end customers that are beyond their normal scope of offerings, and building our network of channel partners allows us the ability to efficiently gain access to a greater number of customers. We continue to drive development of our cybersecurity business through channel and direct marketing, social media programs, and fostering our extensive cybersecurity industry relationships. We are not reliant on any one customer for our cybersecurity software and services sales given that we work with a number of channel partners and direct customers. In addition to our cybersecurity software and services, we provide from time to time other information technology consulting services to existing clients.

Recent Developments

During the nine months ended September 30, 2021, we had sales of approximately $5.5 million, an operating loss of approximately $792,000 and a net loss of approximately $839,000, due primarily to increased investment in sales and marketing for Nodeware and related services, together with increased costs associated with our preparations to list on Nasdaq in connection with this offering and with assessing potential acquisition targets. As a result of growing demand and accelerated growth in the cybersecurity market, we continue to grow our team of cybersecurity sales and technical consultants internally and leverage contractors when needed to fill short term gaps. We added 12 new employees, primarily in the areas of sales, marketing, and technical consulting for cybersecurity services in 2021. We had full year sales of approximately $7.2 million in 2020 and $7.1 million in 2019, generating operating income of approximately $1,000 and $329,000 and net income of approximately $676,000 and $48,000, respectively.

In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of our Nodeware Cloud security solution, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related products that will be brought to market through our growing channel partner relationships.

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock and recommended that the stockholders of the Company authorize the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

On November 3, 2021, we entered into a financing arrangement (the “Bridge Loan”) with Mast Hill Fund, L.P. (the “Lender”), a Delaware limited partnership. In exchange for a promissory note, Lender agreed to lend the Company $448,000.00, which bears interest at a rate of eight percent (8%) per annum, less $44,800 original issue discount. Under the terms of the Loan, amortization payments are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022. Additionally, in the event of a default under the Loan or if the Company elects to pre-pay the Loan, the Lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10 per share. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information regarding the Bridge Loan.

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Business Strategy

We have a threefold business strategy composed of:

•

providing differentiated cybersecurity software and services to small to mid-sized enterprises who lack the internal resources to focus on cybersecurity related matters by combining customized software and professional services;

•	designing, developing, and marketing cybersecurity SaaS solutions, including Nodeware; and

•	identifying other cybersecurity companies to acquire as part of a strategic roll-up strategy.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the market at a time when competition and consolidation in these markets is on the rise. Our software and services are designed to simplify the security needs of our customers and channel partners, with a focus on the small to mid-sized enterprises, and be believe our ability to integrate our product and service offerings differentiates them from our competitors. In addition, we support our channel partners by providing recurring-revenue business models for both services and our cybersecurity SaaS solutions.

Cybersecurity is a constantly evolving field, so we devote significant efforts in developing proprietary software and services to meet our customer and channel partners’ evolving needs. These efforts have resulted in the development of our patented and patent-pending Nodeware solution. We expect to continue to make significant investments in developing other intellectual property to serve as the core to other proprietary software and services.

Historically, a significant portion of our revenues has been derived through our managed support services, however, we believe our cybersecurity SaaS solutions, including Nodeware, present an opportunity for significant growth. We believe that Nodeware’s ability to be deployed across a wide variety of networks and the ability to integrate it into existing and new cybersecurity solutions, will allow us to significantly grow this segment of our business.  Similarly, we believe Nodeware’s SaaS recurring revenue business model and its flexibility as a standalone or integrated solution makes it an attractive part of our channel partners’ portfolio of products. Accordingly, in 2021 we made significant investments in Nodeware sales and marketing to grow our team of cybersecurity sales and technical consultants.  As a result, we are seeing the pipeline growth expected from focused efforts, which we anticipate will convert to revenue growth in 2022.

We believe the market for cybersecurity services for small and medium-sized enterprises is fragmented and does not currently meet the needs of this customer base. The market is fragmented and is beginning to consolidate, which is why we are to strategically acquire other cybersecurity technology and services companies.

Nodeware

Nodeware is a patented SaaS solution that automates network asset identification, and cybersecurity vulnerability management and monitoring. Nodeware simply and affordably enhances security by proactively identifying, monitoring, and addressing potential cybersecurity vulnerabilities on networks, which creates enhanced security to safeguard against hackers and ransomware. Nodeware’s flexibility allows it to span from a single network to several subnetworks, as well as accommodating larger, more complex organizations with more advanced network needs. Nodeware assesses vulnerabilities in a computer network using scanning technology to capture a comprehensive view of the security exposure of a network infrastructure. Users receive alerts and view network information through a proprietary, web enabled dashboard. Continuous and automated internal scanning and external on demand scanning are components of this offering. As described below, Nodeware has one patent and one patent pending. We intend to develop other intellectual property that serve as the core to other proprietary software and services to market through a channel of domestic and international partners and distributors.

Nodeware provides an economical solution for small and medium-sized enterprises as compared to costly solutions focused on enterprise sized customers, and is designed to accommodate the varying network needs of our end customers’ organizations and networks. Nodeware is sold as a SaaS solution and continuously releases enhancements, updates, and upgrades to stay current with security needs and changes in the market. Nodeware is also designed to be integrated into other technology platforms. We primarily sell Nodeware through our channel partners, with a small percentage being sold directly to end customers. Nodeware creates an opportunity for our channel partners to sell and use a product that provides greater visibility into the network security of an end customer. Since 2018, we have continued to expand our portfolio or channel partners, which now includes Telarus, SYNNEX, Staples, and a growing list of Managed Service Providers (“MSP”), Managed Security Services Providers (“MSSP”), agents and distributors and government contractors.

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In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of Nodeware, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related solutions that will be brought to market through our growing channel partner relationships.

For the nine months ended September 30, 2021, our software revenue was approximately $773,000, with approximately 17% of that being related to Nodeware.

Cybersecurity Services

In addition to Nodeware, we provide cybersecurity consulting services that include incident response, security awareness training, cybersecurity risk management, IT governance and compliance, security assessment services, penetration testing, and fractional Chief Information Security Officer offerings to channel partners and direct customers across different markets, including banking, manufacturing, supply chain, and technology, in North America. Our cybersecurity consulting projects leverage different technology platforms and processes, such as Nodeware, to create documentation and processes that a customer can use to continually improve overall IT and corporate security. We validate overall network and infrastructure security with the goal of maintaining the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from cybersecurity threats and incidents. We continue to enhance our cybersecurity services based on feedback from customers and changes in the market.

For the nine months ended September 30, 2021, our cybersecurity consulting services revenue, excluding software sales, was approximately $1,324,000.

Managed Support Services

We also provide managed support services related to information security, principally as a subcontractor for Peraton, a large information technology provider and U.S. government contractor, where we assume the responsibility for providing a defined set of cybersecurity services. These services typically include in-depth troubleshooting, backend analysis, and technical and security support, commonly referred to as Level 2 support, for mission critical technical infrastructure from the server level to the end user interface application in a critical government environment.

Intellectual Property

We believe that our intellectual property is an asset that will contribute to the growth and profitability of our business. We rely on a combination of patented, patent-pending and confidentiality procedures, trademarks and contractual provisions to establish and protect our intellectual property rights in the United States and abroad. We intend to rely on both registration and common law protection for our trademarks.

In May 2016, we filed a provisional patent application for our proprietary product, Nodeware, and launched it commercially in November 2016. In May 2017, we filed a utility patent application for Nodeware: U.S. Patent No. 10,999,307, was issued on May 4, 2021, for NETWORK ASSESSMENT SYSTEMS AND METHODS THEREOF U.S. Patent Application Serial No. 15/600,297, filed May 19, 2017, claiming priority of U.S. Provisional Patent Application Serial No. 62/338,904, filed May 19, 2016. The patent will remain in effect for four years from the date of issue and may be extended for up to twenty years from the filing date. Therefore, the expiration date of the subject patent, assuming all milestones to extend are met, is July 19, 2037.

In December 2019, we filed a second provisional patent application and in December 2020 we filed the subsequent action on the patent on Nodeware. In 2020 and 2021, we created updates and improvements to the platform in response to COVID-19 needs and impact such as a downloadable Windows executable version along with Windows, Mac, and Linux Agents that could be downloaded to a remote PC or server. A number of enhancements related to data management, threat intelligence, and user functionality were part of these updates.

The efforts we have taken to protect our intellectual property may not be sufficient or effective. As a result of this uncertainty and overall significance to the financial statements, these costs have been expensed.

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The U.S. patent system permits the filing of provisional and non-provisional patent applications. A non-provisional patent application is examined by the United States Patent and Trademark Office and can mature into a patent once that office determines that the claimed invention meets the standards for patentability.

Our current patent and trademark portfolio consists of a patent for the Nodeware solution and process for scanning for vulnerabilities and a pending patent covering the methodologies associated with identifying and cataloging the assets on or across any physical or cloud network, together with a registered trademark for the “Nodeware” name and other trademarks and tradenames associated with our company and products. We intend to continue to work to enhance our intellectual property position on the Nodeware solution and in other appropriate cybersecurity technology we generate.

Research and Development

Our research and development efforts are focused on ensuring our software and services continually adapt to ever-evolving cybersecurity threats, developing new and improved functionality to meet our customers’ needs, and to enable robust and efficient integration with other industry solutions. Our research and development team is responsible for the design, development, testing and quality of our software, including Nodeware, and works to ensure that our software is available, reliable and stable.

We believe the timely development of new features and the enhancement of our existing solution(s) that address continuously evolving cybersecurity risks is essential to maintaining our competitive position. Our research and development team works closely with our channel partners, customers, and internal teams to collect user feedback to enhance our development process to continually incorporate suggestions and feedback. We also believe our research and development teams’ focus on developing new products will help us expand our business and improve our market position. We invest substantial resources in research and development to ensure that the functionalities of Nodeware can be robustly and efficiently integrated with other industry solutions because we believe this is key to our ability to expand the presence of Nodeware and our other software and services in the cybersecurity market. We utilize an agile development process to deliver numerous releases, fixes and feature updates on a regular basis and capitalize qualifying costs of developing larger scale projects. Our research and development team is primarily based in Pittsford, NY, and we maintain additional research and development capabilities in certain other locations who supplement our core team.

In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs's overarching mission is to drive sales of our Nodeware solution, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related products that will be brought to market through our growing direct customer and channel partner relationships.

Costs incurred prior to reaching technological feasibility are expensed as incurred, subsequently they are capitalized until product launch.

Certifications

We possess certifications with our business and technology partners and our technical support personnel maintain a number of relevant certifications and qualifications in certain software applications and in the cybersecurity space. We believe having these certifications and qualifications demonstrates to our channel partners and customers that we have the appropriate level of expertise to support their needs.  These certifications are examples of our concerted effort to grow and expand our cybersecurity specialization, and include the following:

CISSP® - Certified Information Systems Security Professionals.

The CISSP certification is a credential for those with technical and managerial competence, skills, experience, and credibility to design, engineer, implement, and manage overall information security programs to protect organizations from increasingly sophisticated attacks. It is a globally recognized standard of achievement. Certain of our employees in our cybersecurity group have this certification.

GCIH - GIAC Certified Incident Handler.

The GCIH certification is a credential for incident handlers who manage security incidents by understanding common attack techniques, vectors and tools as well as defending against and/or responding to such attacks when they occur.

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The GCIH certification focuses on detecting, responding, and resolving computer security incidents including:

•	the incident reporting process;

•	malicious applications and network activity;

•	common attack techniques that compromise hosts;

•	system and network vulnerabilities; and

•	continuous process improvement and the root causes of incidents.

Certain of our employees in our cybersecurity group have this certification.

CEH – Certified Ethical Hacker.

The Certified Ethical Hacker (CEH) program is a comprehensive ethical hacking certification to help information security professionals grasp the fundamentals of ethical hacking. The certification serves to assist our consultants to systematically attempt to inspect network infrastructures with the consent of its owner to find security vulnerabilities which a malicious hacker could potentially exploit. The course helps assess the security posture of an organization by identifying vulnerabilities in the network and system infrastructure to determine if unauthorized access is possible. Certain of our employees in our cybersecurity group have this certification.

Microsoft Gold Certified Partner.

We are part of Microsoft's Accredited Online Cloud Services program. We have been certified in sales, pricing and technical delivery of Office 365 which combines the familiar Office desktop suite with cloud-based versions of the next-generation communications and collaboration services: Exchange Online, SharePoint Online and Lync Online. These services are providing real world benefits to our clients while allowing us to offer clear guidelines for transitioning new users to hybrid-cloud-based solutions. We received certification for Windows Intune which provides complete remote desktop support capabilities enhancing our overall goal of providing complete solutions for virtualization and cloud-based SaaS. What once required expensive hardware and time-consuming deployments can now be delivered seamlessly, including web conferencing, collaboration, document management, messaging, customer relationship management and productive office web applications all with lower total cost of ownership and quicker return on investment. We believe our Microsoft competencies assist our business development personnel when presenting solutions that, if accepted, will increase our sales.

Regulations

We follow standard regulations and standards as part of our ongoing processes: NYS Shield Act, Sarbanes Oxley (SOX), National Institute of Standards and Technology Cybersecurity Framework (NIST CSF), and  Payment Card Industry (PCI) level 4 self-assessment.

Competition

We face competition from many companies in the evolving cybersecurity market. We compete with other Managed Services Providers (MSPs) and IT professional services firms who have cybersecurity offerings, Managed Security Services Providers (MSSPs), and cybersecurity product and software developers operating in the North American market. We have competitors who are both publicly listed and private companies, and that are regional and national in coverage. Many of our larger competitors have substantially greater capital resources, research and development staff, sales, and marketing resources, facilities, and experience than we do. We obtain a portion of our business based on proposals submitted in response to requests from potential and current clients, who will typically also receive proposals from our competitors. Specifically, Nodeware faces direct competition from companies such as Rapid 7, Qualys, and Tenable in the vulnerability management market.

Facilities

Our principal offices are located at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534, where we lease approximately 7,112 square feet of office space under a lease that expires in July 2022. We have begun negotiations with our landlord to remain in the same location with a smaller footprint. We believe a smaller footprint will be suitable and adequate for our current and future needs given the ability of our employees to work remotely. Approximately 85% of the workforce is remote and while we will be renewing our lease, we felt it prudent to reduce the size of our current facility. We do not own or operate, and have no plans to establish, any manufacturing facilities.

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Employees

As of January 6, 2022, we have 64 full-time employees, including 41 in cybersecurity and technology services, 4 in management, 4 in accounting, finance and administration, 3 in software development, and 12 in marketing and sales. We are not subject to any collective bargaining agreements and we believe that relations with our employees and independent contractors are good. We believe that we are currently staffed at an appropriate level to administratively implement and carry out our business plan for the next 12 months. However, we expect to add positions in sales, technical support, marketing and cybersecurity consulting to meet growing demands.

Our ability to develop and market our services, and to establish and maintain a competitive position in our businesses will depend, in large part, upon our ability to attract and retain qualified technical, marketing and managerial personnel, of which there can be no assurance.

Corporate History and Information

We were incorporated under the laws of the state of Delaware on October 14, 1986. Our principal corporate headquarters are located at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534 and our phone number is (585) 385-0610.

Our website address is www.igicybersecurity.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.”

34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See the “Cautionary Statement Regarding Forward-Looking Statements” above. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Headquartered in Pittsford, New York, Infinite Group is a developer of cybersecurity software and related cybersecurity consulting, advisory and managed information security services.  We principally sell our software and services through indirect channels such as Managed Service Providers (“MSP”), Managed Security Services Providers (“MSSP”), agents and distributors and government contractors, whom we refer to collectively as our channel partners.  We also sell directly to end customers.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Our strategy to differentiate our cybersecurity software and services from our competitors is to combine customized software and professional services, and grow our business by designing, developing, and marketing cybersecurity software-as-a-service (“SaaS”) solutions that can be deployed in myriad environments. Software and services are initially developed in our wholly-owned subsidiary, IGI CyberLabs, to fill technology gaps we identify, and then we bring these software and services to market through our existing channel partner and customer relationships. Our software and services are designed to simplify and manage the security needs of our customers and channel partners in a variety of environments. We focus on the small and medium-sized enterprises market. We support our channel partners by providing recurring-revenue business models for both services and through our cybersecurity SaaS solutions. Products may be sold as standalone solutions or integrated into existing environments to further automate the management of cybersecurity and related IT functions.

Business Strategy

We have a threefold business strategy composed of:

•

providing differentiated cybersecurity software and services to small to mid-sized enterprises who lack the internal resources to focus on cybersecurity related matters by combining customized software and professional services;

•	designing, developing, and marketing cybersecurity SaaS solutions, including Nodeware; and

•	identifying other cybersecurity companies to acquire as part of a strategic roll-up strategy.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the market at a time when competition and consolidation in these markets is on the rise. Our software and services are designed to simplify the security needs of our customers and channel partners, with a focus on the small to mid-sized enterprises, and be believe our ability to integrate our product and service offerings differentiates them from our competitors. In addition, we support our channel partners by providing recurring-revenue business models for both services and our cybersecurity SaaS solutions.

Cybersecurity is a constantly evolving field, so we devote significant efforts in developing proprietary software and services to meet our customer and channel partners’ evolving needs. These efforts have resulted in the development of our patented and patent-pending Nodeware solution. We expect to continue to make significant investments in developing other intellectual property to serve as the core to other proprietary software and services.

Historically, a significant portion of our revenues has been derived through our managed support services, however, we believe our cybersecurity SaaS solutions, including Nodeware, present an opportunity for significant growth. We believe that Nodeware’s ability to be deployed across a wide variety of networks and the ability to integrate it into existing and new cybersecurity solutions, will allow us to significantly grow this segment of our business.  Similarly, we believe Nodeware’s SaaS recurring revenue business model and its flexibility as a standalone or integrated solution makes it an attractive part of our channel partners’ portfolio of products. Accordingly, in 2021 we made significant investments in IGI and IGI CyberLabs sales and marketing to grow our team of cybersecurity sales and technical consultants.  As a result, we believe we are seeing the pipeline growth expected from focused efforts, which we anticipate will convert to revenue growth in 2022.

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We believe the market for cybersecurity services for small and medium-sized enterprises is fragmented and does not currently meet the needs of this customer base. The market is fragmented and is beginning to consolidate, which is why we are seeking to strategically acquire other cybersecurity technology and services companies.

Results of Operations

Comparison of the Three and Nine Months Ended September 30, 2021 and 2020

The following discussion analyzes our results of operations for the three and nine months ended September 30, 2021 and 2020. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

The following table compares our statements of operations data for the three and nine months ended September 30, 2021 and 2020. The trends suggested by this table are not indicative of future operating results.

Three Months Ended September 30,
					2021 vs. 2020
		As a % of		As a % of	Amount of	% Increase/
	2021	Sales	2020	Sales	Change	(Decrease)

Sales	$1,836,740	100.0%	$1,844,549	100.0%	$(7,809)	(0.4)%
Cost of sales	1,136,931	61.9	1,058,450	57.4	78,481	7.4
Gross profit	699,809	38.1	786,099	42.6	(86,290)	(11.0)

General and administrative	528,424	28.8	462,265	25.1	66,159	14.3
Selling	502,389	27.3	327,109	17.7	175,280	53.6
Total costs and expenses	1,030,813	56.1	789,374	42.8	241,439	30.6

Operating income (loss)	(331,004)	(18.0)	(3,275)	(0.2)	(327,729)	10,007.0
Other income	120,505	6.5	1,088	0.1	119,417	10,975.8
Interest expense (net)	(59,307)	(3.2)	(106,661)	(5.8)	47,354	(44.4)
Net loss	$(269,806)	(14.7)%	$(108,848)	(5.9)%	$(160,958)	147.9%

Net loss per share -
basic and diluted	$(0.01)		$0.00		$(0.01)

Nine Months Ended September 30,
					2021 vs. 2020
		As a % of		As a % of	Amount of	% Increase/
	2021	Sales	2020	Sales	Change	(Decrease)

Sales	$5,458,586	100.0%	$5,447,505	100.0%	$11,081	0.2%
Cost of sales	3,319,069	60.8	3,206,291	58.9	112,778	3.5
Gross profit	2,139,517	39.2	2,241,214	41.1	(101,697)	(4.5)

General and administrative	1,534,527	28.1	1,239,021	22.7	295,506	23.8
Selling	1,397,156	25.6	973,034	17.9	424,122	43.6
Total costs and expenses	2,931,683	53.7	2,212,055	40.6	719,628	32.5

Operating income (loss)	(792,166)	(14.5)	29,159	0.5	(821,325)	(2,816.7)
Other income	120,505	2.2	4,000	0.1	116,505	2,912.6
Interest expense (net)	(166,875)	(3.1)	(220,894)	(4.1)	54,019	(24.5)
Net loss	$(838,536)	(15.4)%	$(187,735)	(3.4)%	$(650,801)	346.7%

Net loss per share -
basic and diluted	$(0.03)		$(0.01)		$(0.02)

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Sales

Our managed support service sales decreased by 6.5% from $1,192,469 during the three months ended September 30, 2020 to $1,114,851 during the corresponding period of 2021. During the nine months ended September 30, 2021, managed support services sales decreased by 8.2% from $3,533,777 during 2020 to $3,243,183. Managed support service sales accounted for approximately 60% of our sales in both the three and nine months ended September 30, 2021 and approximately 65% for the same two periods in 2020. The decline in our managed support service sales during the three and nine months ended September 30, 2021 was due to the continued declines of virtualization subcontract projects assigned to us by VMWare and existing projects coming to a conclusion. The decline in virtualization subcontract projects has been a trend occurring since 2015 that we expect to continue for the duration of 2021.

Our cybersecurity software and services sales, primarily to SMEs, increased by 17.3% to $704,889 during the three months ended September 30, 2021 from $601,080 during the corresponding period of 2020. During the nine months ended September 30, 2021, cybersecurity software and services sales increased by 23.3% to $2,096,403 from $1,700,728 during the nine months ended September 30, 2020. The increase in cybersecurity software and services sales during the three and nine months ended September 30, 2021 was attributable to increased efforts of our sales team in finding new customers. We expect our cybersecurity software and services business to continue to grow due to our expanding salesforce and channel partners.

Other IT consulting services sales continued to decline during the three months ended September 30, 2021, decreasing by $34,000 or 66.7%, and $94,000 or 44.1% during the nine months ended September 30, 2021. The decline in other IT consulting services sales during the three and nine months ended September 30, 2021 was due to the termination of a consulting contract, which occurred during the first quarter of 2021.

Cost of Sales and Gross Profit

Cost of sales principally represents compensation expense for our employees. Cost of sales increased by 7.4% to $1,136,931 during the three months ended September 30, 2021 from $1,058,450 during the corresponding period of 2020. During the nine months ended September 30, 2021, cost of sales increased by 3.5% to $3,319,069 from $3,206,291 during the nine months ended September 30, 2020. The increase in cost of sales during the three and nine months ended September 30, 2021 from 2020 was due to an increase in headcount of salaried employees to support our cybersecurity software and services team, partially offset by a reduction in headcount of hourly employees in supporting our managed support services.

Our gross profit decreased by $86,290 from the three months ended September 30, 2020 to 2021. The year-to-date gross profit decreased by $101,697 from 2020 to 2021. For both periods, the decrease was primarily due to the increase in headcount previously referenced in the cost of sales section above.

General and Administrative Expenses

General and administrative expenses include corporate overhead such as compensation and benefits for executive, administrative and finance personnel, rent, insurance, professional fees, travel, and office expenses. General and administrative expenses of $528,424 for the three months ended September 30, 2021 increased 14.3% from $462,265, for the same quarter of 2020, and expenses of $1,534,527 for the nine months ended September 30, 2021 increased 23.8% from expenses of $1,239,021 for the nine months ended September 30, 2020. These were primarily due to the addition of new employees and increases to professional fees for legal and consulting services of approximately $150,000, for the comparative nine month periods.

Selling Expenses

Selling expenses of $502,389 for the three months ended September 30, 2021 increased 53.6% from $327,109 for the same quarter of 2020. Selling expenses of $1,397,156 for the nine months ended September 30, 2021 increased 43.6% from expenses of $973,034 for the nine months ended September 30, 2020. The increase in selling expenses is due to the hiring of additional salespeople during 2021 to sell our cybersecurity software and services, and associated commissions due to the increased sales. The increase in selling expenses from the hiring of new personnel was partially offset by less travel related spending of approximately $12,000 due to COVID-19. As COVID-19 travel restrictions lift, we expect to see expenses such as commissions and travel increase.

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Operating Income (Loss)

For the three months ended September 30, 2021 and September 30, 2020, operating loss was $331,004 and $3,275, respectively, for an increase in the loss by $327,729. For the nine months ended September 30, 2021, the operating loss was $792,166 while the gain for the nine months ended September 30, 2020 was $29,159, representing an $821,325 decrease in operating income. The decrease in our operating income from the previous year is principally attributable to the growth of our sales team and the associated costs as well as professional fees incurred for the three and nine months ended September 30, 2021 as compared to 2020.

Interest Expense

Net interest expense of $59,307 for the three months ended September 30, 2021 decreased 44.4% from expense of $106,661 for the same quarter of 2020. Interest expense of $166,875 for the nine months ended September 30, 2021 decreased 24.5% from expense of $220,894 for the nine months ended September 30, 2020. The decrease in interest expense is primarily attributable to the non-cash options expense issued for loan financing consideration of $52,900 during the three months ended September 30, 2020.

Net Loss

For the three months ended September 30, 2021 and September 30, 2020, net loss was $269,806 and $108,848, respectively, an increase in the loss by $160,958. For the nine months ended September 30, 2021 and September 30, 2020, net loss was $858,536 and $187,735, respectively, representing an increase in the loss by $650,801. The increases are attributable primarily to the selling, general and administrative items discussed above for the three and nine months ended September 30, 2021 as compared to 2020.

Comparison of the Years Ended December 31, 2020 and 2019

The following discussion analyzes our results of operations for the years ended December 31, 2020 and 2019. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

The following table compares our statements of operations data for the years ended December 31, 2020 and 2019.

	Years Ended December 31,
					2020 vs. 2019
		As a % of		As a % of	Amount of	% Increase
	2020	Sales	2019	Sales	Change	(Decrease)

Sales	$7,219,446	100.0%	$7,094,279	100.0%	$125,167	1.8%
Cost of sales	4,177,268	57.9	4,422,533	62.3	(245,265)	(5.5)
Gross profit	3,042,178	42.1	2,671,746	37.7	370,432	13.9
General and administrative	1,696,415	23.5	1,334,051	18.8	362,364	27.2
Selling	1,344,472	18.6	1,008,558	14.2	335,914	33.3
Total operating expenses	3,040,887	42.1	2,342,609	33.0	698,278	29.8
Operating income	1,291	0.0	329,137	4.7	(327,846)	(99.6)
Other income	967,007	13.4	0	0.0	967,007	-
Interest expense, net	(292,302)	(4.0)	(281,160)	(4.0)	11,142	4.0
Net income	$675,996	9.4%	$47,977	0.7%	$628,019	1,309.0%
Net income per share - basic	$.02		$.00		$.02
Net income per share – diluted	$.02		$.00		$.01

Sales

For 2020 and 2019, our:

•	managed support service and virtualization project sales accounted for approximately 65% and 70% of our total sales, respectively;

•	cybersecurity projects, Nodeware and commercial sales to small and medium sized enterprises (SMEs), were approximately 32% and 22% of our total sales, respectively; and

•	other IT consulting services comprise the balance of our sales with 3% and 8%, respectively.

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Our cybersecurity services business grew by approximately $716,000 in revenues in 2020 versus 2019. We began to close sales of Nodeware with our channel partners during 2017 and have seen continued increases in sales in 2019 and 2020. Our commercial SME business continues to establish new relationships with channel partners who purchase cybersecurity software and services from us. We expect continuing future sales from Nodeware sales, security assessments, and related projects by our cybersecurity personnel.

Cost of Sales and Gross Profit

Cost of sales principally represents the cost of employee services related to our IT services group. In smaller amounts, we also incurred cost of sales for third-party software licenses for our commercial SME partners.

Gross profit increased by 13.9% while sales increased by 1.8% for 2020. This was primarily due to higher gross profit margin in the cybersecurity services group versus the other areas of business.

General and Administrative Expenses

General and administrative expenses include corporate overhead such as compensation and benefits for executive, administrative and finance personnel, rent, insurance, professional fees, travel, and office expenses. General and administrative expenses increased in 2020 consisting of offsetting fluctuations in various expense items and increases in salaries of approximately $222,000 and corporate marketing expenses of $90,000.

Selling Expenses

The increase in selling expenses in 2020 was principally due to the increase of employee salaries, commissions and benefits totaling approximately $186,000 due primarily to the growth to the cybersecurity and Nodeware sales team. The remaining increase is attributable to several smaller items including amortization of development labor and consulting fees.

Operating Income

The decrease in our operating income for 2020 was attributable to an increase in our general and administrative expenses of $362,364 and our selling expenses of $335,914 offset by the increase in gross profit of $370,432.

Other Income

In 2020, we received a Paycheck Protection Plan (“PPP”) loan which was subsequently forgiven. We recorded $963,516 of other income at that time of forgiveness.

Interest Expense, net

Interest expense includes interest on indebtedness, amortization of loan fees, cost of stock options as part of debt agreements and fees for financing accounts receivable invoices. The increase in interest expense was principally attributable to stock option costs offset by lower rates and less use of financing accounts receivable invoices due to the availability of PPP.

Net Income

The increase in net income was attributable to the items discussed above for 2020 as compared to 2019.

Liquidity and Capital Resources

At September 30, 2021, we had cash of $56,076 available for working capital needs and planned capital asset expenditures. At September 30, 2021, we had a working capital deficit of approximately $2,594,000 and a current ratio of 0.27.

During 2021, our primary source of liquidity is cash provided by collections of accounts receivable and our factoring line of credit. We maintain an accounts receivable financing line of credit with an independent financial institution that allows us to sell selected accounts receivable invoices to the financial institution with full recourse against us in the amount of $2,000,000, including a sublimit for one major client of $1,500,000. This provides us with the cash needed to finance certain of our on-going costs and expenses. At September 30, 2021, based on eligible accounts receivable, we had $71,000 available under this arrangement. We expect sales during the fourth quarter of 2021 to generate additional accounts receivable eligible for factoring, that will support our fourth quarter operations. We pay fees based on the length of time that the invoice remains unpaid.

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We entered into unsecured lines of credit financing agreements (the “LOC Agreements”) with two related parties in previous years. The LOC Agreements provide for working capital of up to $100,000 through July 31, 2022 and $75,000 through January 2, 2023. At September 30, 2021, we had approximately $15,000 of availability under the LOC Agreements.

At September 30, 2021, we had current notes payable of $100,000 to a related party.  This debt is due on March 31, 2022.

During the three month period ended September 30, 2021, we issued demand notes to two board members for $55,000 in total. The demand notes bear a 6% interest rate. These were outstanding as of September 30, 2021.

At September 30, 2021, we had current notes payable of $162,500 to third parties, which includes convertible notes payable of $150,000. Also included is $12,500 in principal amount of a note payable due on June 30, 2016 but not paid. This note was issued in payment of software we purchased in February 2016 and secured by a security interest in the software. To date, the holder has not taken any action to collect the amount past due on this note or to enforce the security interest in the software.

We have $763,361 of current maturities of long-term obligations to third parties. This is composed of various notes including long-term notes to third parties of $265,000 due on January 1, 2018 (plus accrued interest of approximately $214,200), which has not been renewed or amended and approximately $500,000 due on December 31, 2021.

At September 30, 2021, we had $100,000 of current maturities of long-term obligations to a related party. This is due on January 1, 2022.

We plan to renegotiate the terms of the various notes payable, seek funds to repay the notes or use a combination of both alternatives. We cannot provide assurance that we will be able to repay current notes payable or obtain extensions of maturity dates for long-term notes payable when they mature or that we will be able to repay or otherwise refinance the notes at their scheduled maturities.

Additionally, and as disclosed in the Company’s Current Report on Form 8-K filed on November 8, 2021, on November 3, 2021, the Company entered into a loan with Mast Hill, a Delaware limited partnership. In exchange for a promissory note, Mast Hill agreed to lend the Company $448,000.00, which bears interest at a rate of eight percent (8%) per annum, less $44,800 original issue discount. We plan to use these funds to substantially enhance our marketing of CyberLabs’s Nodeware solution, in order to significantly increase its growth.

We have a note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The balance was $499,000 at September 30, 2021.

Cash Flows

The following table summarizes our cash flow information for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020 and 2019.

	Nine Months Ended September 30,		Twelve Months Ended December 31,
	2021	2020	2020	2019
Net cash used by operating activities	$(84,256)	$(341,674)	$(413,755)	$29,572
Net cash used by investing activities	(192,811)	(201,156)	(303,540)	(196,160)
Net cash provided by financing activities	300,830	743,136	743,210	143,270
Net increase (decrease) in cash	$23,763	$200,306	$25,915	$(23,318)

Cash Flows Used by Operating Activities

Our operating cash flow is primarily affected by the overall profitability of our contracts, our ability to invoice and collect from our clients in a timely manner, and our ability to manage our vendor payments. We bill our clients weekly or monthly after services are performed as well as collect down payments depending on the contract terms.

Our net loss of $838,536 for the nine months ended September 30, 2021 was offset in part by non-cash expenses and credits of $133,492. In addition, our net loss for the period was further offset by a decrease in accounts receivable and other assets of $227,413, an increase in accrued payroll, deferred revenue and other expenses payable of $221,200 and an increase in accounts payable of $172,175 resulting in cash used by operating activities of $84,256.

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Our net income of $675,996 for the year ended December 31, 2020 was increased by non-cash expenses for depreciation, amortization, bad debt expense and stock-based compensation of $230,418 and decreased for non-cash adjustments for forgiveness of debt of $963,516. In addition, an increase in accounts payable and accrued expenses of $203,082 was offset by increases in accounts receivable and other assets of $559,735 resulted in net cash used in operating activities of $413,755.

We market Webroot and Nodeware to our channel partners who resell to their customers. We continue to make investments in expanding our sales of cybersecurity and Nodeware licenses to a growing channel and direct commercial customers. Due to the time of investment in cultivating relationships with our channel partners and end customers needed to generate these new sales, we do not expect to realize a return from our sales and marketing efforts for one or more quarters. As a result, we may continue to experience operating losses from these investments in personnel until sufficient sales are generated. We expect to fund the cost for the new sales personnel from our operating cash flows and incremental borrowings, as needed.

Cash Flows Used by Investing Activities

Cash used by investing activities was $192,811 during the nine months ended September 30, 2021. This cash was used primarily for capitalization of software development costs as well as computer hardware for new employees.

In 2020, we incurred capital expenditures for computer hardware as well as software development labor for the enhancements to Nodeware. We expect to continue to invest in computer hardware and software to update our technology to support the growth of our business.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $300,830 for the nine months ended September 30, 2021 and consisted of proceeds from note payables to related parties and proceeds from the exercising of employee stock options, offset by settlement repayment of $200,000 to the PBGC.

During the year ended December 31, 2020, we received $957,372 from the U. S. Small Business Administration (“SBA”) as part of the Paycheck Protection Plan enacted by Congress under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). We received SBA forgiveness of this amount plus accrued interest of $6,143 later in the year. We borrowed $50,000 from a related party under the terms of a note payable. The note allows for up to $500,000 credit and is due in August 2026. During 2019, we borrowed $200,000 from the $500,000 credit note. During 2020, we made principal payments of $96,635 to related party note holders and $167,527 to a third party.

We plan to continue to evaluate alternatives which may include renegotiating the terms of the notes, seeking conversion of the notes to shares of common stock and seeking funds to repay the notes. We continue to evaluate repayment of our notes payable based on our cash flow.

Credit Resources

We maintain an accounts receivable financing line of credit from an independent financial institution that allows us to sell selected accounts receivable invoices to the financial institution with full recourse against us in the amount of $2,000,000, including a sublimit for one major client of $1,500,000. This provides us with the cash needed to finance certain costs and expenses. At September 30, 2021, we had financing availability, based on eligible accounts receivable, of approximately $71,000 under this line. We pay fees based on the length of time that the invoice remains unpaid. We also had approximately $16,000 of available credit under various lines of credit as of September 30, 2021.

During May 2019, we originated a line of credit note payable for a $500,000 with a related party and borrowed $499,000 for working capital at September 30, 2021. This agreement matures in August 2026.

During 2017, we originated two lines of credit with related parties totaling $175,000. At September 30, 2021, we had $15,000 available under these financing agreements which mature in July 2022 and January 2023, respectively.

We anticipate financing growth from acquisitions of other businesses, if any, and our longer-term internal growth through one or more of the following sources: cash from collections of accounts receivable; additional borrowing from related and third parties; issuance of equity; use of our existing accounts receivable credit facility; or a refinancing of our accounts receivable credit facility

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We believe the capital resources available under our factoring line of credit, cash from additional related party loans and cash generated by improving the results of our operations as well as the extension of short-term debt to long term will be sufficient to fund our ongoing operations and to support the internal growth we expect to achieve.

See Note 2 to the Unaudited Financial Statements for more information on the Company’s plans, which in management’s opinion will allow the Company to meet its obligations for the twelve-month period from the date the financial statements are available.

Going Concern

As of September 30, 2021, we had a working capital deficit of approximately $2.5 million. We reported a net loss of approximately $839,000 for the nine months ended September 30, 2021. We reported a stockholders’ deficiency of $3,671,887 for the nine months ended September 30, 2021. We had net income of approximately $676,000 in 2020 and $48,000 in 2019. At December 31, 2020, we had a stockholders’ deficiency of $3,105,770. At December 31, 2019, we had a stockholders’ deficiency of $3,907,310. These factors raised initial doubt about the ability to continue as a going concern. We have modified a significant amount of the existing short-term liabilities, plan to restructure certain remaining short term debt, and explore additional sources of financing, including debt in addition to this equity filing, as well as anticipate significant growth of business. We anticipate that these plans will allow the Company to meet its obligations and alleviate the initial substantial doubt.

Subsequent to the quarter ended September 30, 2021, we entered into three demand notes of $12,000 each with three related parties. On October 28, 2021, we entered into a promissory note of $150,000 with our Vice President of Business Development. Additionally, on November 3, 2021, we entered into a loan agreement with an unrelated third party, resulting in net proceeds to the Company of $403,200. We are exploring additional sources of financing, including debt and equity, and anticipate significant growth of business. These plans, in management’s opinion, will allow us to meet our obligations for at least the twelve-month period from the date the financial statements are available to be issued and alleviate the substantial doubt. However, we have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. In the future, if we are unable to obtain sufficient funding to support our operations, we could be forced to delay, reduce or eliminate all our research and development programs, product portfolio expansion or commercialization efforts, and our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. In the future, reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

Off-Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Critical Accounting Policies

See Note 3 to the Audited Financial Statements for a discussion of the Company’s accounting policies and estimates including Capitalization of Software for Resale and management’s assessment of going concern.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of January 6, 2022:

Name	Age	Position(s)
Executive Officers:
James A. Villa	64	Chief Executive Officer
Andrew T. Hoyen	51	President and Chief Operating Officer
Richard W. Glickman	59	Vice President of Finance and Chief Accounting Officer
Non-Employee Directors:
Donald W. Reeve	74	Chairman of the Board
Kenneth Edwards	63	Director Nominee
Teresa Bair	50	Director Nominee

We intend to appoint two independent directors prior to commencing this offering.

Executive Officers

James A. Villa is our Chief Executive Officer and a director. He became a director on July 1, 2008, our President on February 25, 2010, and our Chief Executive Officer on January 21, 2014. Previously, Mr. Villa served as our Acting Chief Executive Officer from December 31, 2010 to January 21, 2014. Mr. Villa brings to the Board his experience with us since 2003 as well as professional experience gained from his services to a variety of public and privately held middle market businesses. Mr. Villa holds a bachelor’s degree in electrical engineering from Clarkson University, where he studied computer science and power transmission and distribution. Mr. Villa also has software and technology experience having acted as an IT and business consultant.

Andrew T. Hoyen is our President and Chief Operating Officer. He was initially appointed Chief Administrative Officer and Senior Vice President of Business Development on October 1, 2014. In January 2016, he was appointed Chief Operating Officer. On July 18, 2017, he was elected to the board of directors, In September 2020, he was named President in addition to his role as Chief Operating Officer.  Mr. Hoyen is responsible for developing and implementing our strategic direction through improved operations, M&A, sales and marketing, product development, and overall collaboration across the enterprise. Previously, he has served in a variety of executive roles at Toyota Material Handling North America, Eastman Kodak Company and their spin-off, Carestream Health that have enabled him to fit the roles he has played at IGI. He holds a Bachelor of Science degree in Biotechnology from Worcester Polytechnic Institute, a Master of Public Health degree from State University of New York at Albany and a Master of Business Administration degree from Rochester Institute of Technology.

Richard W. Glickman is our Vice President of Finance and Chief Accounting Officer. He became Vice President of Finance and Chief Accounting Officer in February 2019. Mr. Glickman is responsible for accounting, financial reporting, financial analyses, and various special projects. Previously, since 2015, he was Chief Financial Officer for American Rock Salt Company. Prior to that, from 2013 to 2015, he was Chief Financial Officer for HCR Home Care. Prior to that, from 2001 to 2013, he served in various roles in accounting, financial operations, and strategic projects for Time Warner Cable. He holds a Bachelor of Science in accounting from State University of New York at Buffalo and a Master of Business Administration degree from University of Rochester.

Non-Employee Directors

Donald W. Reeve became a director on December 31, 2013. He became Chairman of the Board on August 20, 2019. Since January 2013, he has been the principal partner at ReTech Services, LLC, a management consulting practice. Since August 2013, Mr. Reeve has been providing consulting services to us on a part time basis without cash compensation. Previously, Mr. Reeve was Senior Vice President and Chief Information Officer for Wegmans Food Markets, Inc. (Wegmans) from May 1986 until his retirement in August 2012. In that position, he managed an information technology staff of approximately 300 professionals with responsibilities for development, application and support services of computer technology. Prior to May 1986 and since 1970, he held various positions of increasing responsibility for Wegmans. Mr. Reeve serves on the Board of Directors of ESL Federal Credit Union, a full-service financial institution. He also serves on the Board of Directors of Veterans Outreach Center of Rochester, a non-profit organization dedicated to advocating for and serving veterans. He attended Monroe Community College and SUNY Empire State College, earned an associate's degree at Rochester Business Institute and is a veteran of the U.S. Army. Mr. Reeve brings to the Board the experience of managing the IT requirements for a growing company in a competitive environment. Mr. Reeve provides strategic guidance to the Board and our management as we continue to enter various commercial IT markets.

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Director Nominees

Kenneth Edwards is a nominee for director. Since 2016, he has been Chief Financial Officer of EdisonLearning, Inc., an education management company. Previously, from July 2016 until September 2017, Mr. Edwards served as Managing Director for CFO Strategies, LLC, an outsourced chief financial officer and controller services company. From 2007 to July 2016, he served as Audit Partner of Cohn Reznick, a public accounting firm, and from 2002 to 2007, he was an owner of Edwards & Company CPA, PC, a public accounting firm.  From 1986 to 1993 and again from 2000 to 2002, he held various positions with BDO Seidman, a public accounting firm. From 1997 to 2000, he served as Chief Financial Officer of Menu Direct, Inc., a specialty food manufacturer, and from 1993 to 1997 he held finance-related roles with Home State Holdings, Inc., an insurance holding company that focused on property and casualty insurance. Prior to that, he served as Audit Manager for Coopers & Lybrand, a public accounting firm. Mr. Edwards serves on the Board of Directors of SilverSun Technologies, Inc. (Nasdaq: SSNT), a provider of transformational business technology solutions and services. Mr. Edwards holds a Bachelor of Arts degree in accounting and finance from Goshen College. He is a certified public accountant. Mr. Edwards brings to the board over 40 years of experience in the accounting and finance industry.

The Board believes that Mr. Edwards’s extensive experience as a CPA makes him well-qualified to help guide the Audit Committee of the Board. The Board has determined that Mr. Edwards meets the current independence and experience requirements contained in the listing standards of The Nasdaq Capital Markets and is an audit committee financial expert as defined in Securities and Exchange Commission regulations.

Teresa Bair is a nominee for director. Since October 2021, she has been Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of Kura Oncology, Inc. (Nasdaq: KURA), an oncology-focused biotechnology company. Previously, from June 2015 until October 2021, Ms. Bair held various legal positions with Athenex, Inc. (Nasdaq: ATNX), an oncology-focused biotechnology company. At Athenex, she served as General Counsel and Corporate Secretary from June 2020 until October 2020, Senior Vice President, Administration and Legal Affairs and Corporate Secretary from December 2018 until June 2020, and Vice President, Corporate Development and Legal Affairs and Corporate Secretary from June 2015 until December 2018. Prior to that, she was as a Partner with Harris Beach, PLLC, a full-service law firm, advising business clients, including Fortune 500 companies, across diverse industries on commercial litigation matters. Ms. Bair serves on the Board of Directors of BirchBioMed Inc., a clinical-stage anti-scarring biomedical company. Ms. Bair holds a Bachelor of Science degree in business administration from Bowling Green State University and a Juris Doctor degree from State University of New York at Buffalo School of Law. Ms. Bair brings to the board over 25 years of in-house and law firm experience, including significant experience in public company compliance and corporate governance.

The Board believes that Ms. Bair’s extensive experience as an attorney makes her well-qualified to help guide the Nominating and Corporate Governance Committee of the Board. The Board has determined that Ms. Bair meets the current independence and experience requirements contained in the listing standards of The Nasdaq Capital Markets.

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CORPORATE GOVERNANCE

Composition of our Board of Directors; Independence

Our current Board of Directors consists of Donald W. Reeve, James Villa, and Andrew Hoyen. Mr. Villa and Mr. Hoyen are not considered independent based on the listing standards of Nasdaq. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that requires a majority of the Board be independent. We have nominated Kenneth Edwards and Teresa Bair, each of whom is considered independent under the Nasdaq listing standards, for appointment to the Board. We expect that these nominees will commence service on the Board at the time of effectiveness of the registration statement of which this prospectus forms a part. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Committees

Our Board intends to have three standing committees upon the effectiveness of this registration statement: Audit Committee; Compensation Committee; and a Nominating and Corporate Governance Committee. Each of these committees will consist solely of independent directors including Mr. Reeve and our two director nominees who will join the Board and these committees upon the effectiveness of this registration statement. We will adopt written charters for each of these committees that will be available on our website. Our Board may establish other committees as it deems necessary or appropriate from time to time

Audit Committee

The Audit Committee will be responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm the independence of its members from its management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•	coordinating the oversight by our board of directors of our code of ethics and our disclosure controls and procedures;

•	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

•	reviewing and approving related-person transactions.

Nasdaq rules require us to have one independent Audit Committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Audit Committee members within one year of the date of this prospectus. Upon the effectiveness of this registration statement, Kenneth Edwards (Chair), Donald W. Reeve, and Teressa Bair will serve on the Audit Committee and meet the definition of “independent director” for purposes of serving on our Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Kenneth Edwards qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

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Compensation Committee

The Compensation Committee will be responsible for, among other matters:

•	reviewing key employee compensation goals, policies, plans and programs;

•	reviewing and approving the compensation of our directors and executive officers;

•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•	appointing and overseeing any compensation consultants or advisors.

Upon the effectiveness of this registration statement, Donald W. Reeve (Chair), Kenneth Edwards, and Teresa Bair will serve on the Compensation Committee and meet the definition of “independent director” for purposes of serving on our Compensation Committee under Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will be responsible for assisting the Board in identifying qualified individuals to become directors, in determining the composition of the Board, in monitoring compliance with our Code of Ethics and in monitoring the process to assess Board effectiveness. Upon the effectiveness of this registration statement, Teresa Bair (Chair), Kenneth Edwards, and Donald W. Reeve will serve on the Nominating and Corporate Governance Committee.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses. Additionally, we plan on fully complying with Nasdaq’s Board Diversity Rules, as described in Nasdaq rules 5605(f) and 5606.

Board Leadership Structure

Donald W. Reeve serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly. We believe that separating the roles of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time because it allows the Chief Executive Officer to focus on generating sales, overseeing sales and marketing, and managing the Company while leveraging the experience and perspectives of the Chairman, and it offers an additional channel of communication for other directors, investors and employees.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. If an identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment and investigate it accordingly.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions, as well as all employees and directors. This code of business conduct and ethics is posted on our website at www.igicybersecurity.com under Business Conduct Guidelines. Upon effectiveness of this registration statement, the Board intends to adopt a revised Code of Business Conduct and Ethics consistent with Nasdaq listing requirements and that applies to our directors, officers and employees. A copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Director and Officer Indemnification Agreements

Upon effectiveness of this registration statement, we intend to enter into new indemnification agreements with all of our directors and executive officers. In general, these agreements provide that we will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the fiscal years ended December 31, 2021 and 2020 for our Chief Executive Officer (our principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Option Awards		All other Compensation		Total
James A. Villa	2021	$240,475	$0		$34,500	**	$274,975
Chief Executive Officer	2020	$237,560	$0		$0		$237,560
Andrew T. Hoyen	2021	$227,163	$0		$34,500	**	$261,663
President and Chief Operating Officer	2020	$213,765	$0		$0		$213,765
Richard W. Glickman	2021	$110,652	$1,240	*	$0		$111,892
VP Finance and Chief Accounting Officer	2020	$103,948	$1,783	*	$0		$105,731

* The amounts reflect the grant date fair value for stock option awards granted during the year and do not reflect whether the recipient has realized a financial gain from such awards such as by exercising stock options. The fair value of the stock option awards was determined using the Black-Scholes option pricing model. See Note 10 to the financial statements in our annual report regarding assumptions underlying valuation of equity awards.

** Amounts reflect the compensation cost of purchases of company common stock pursuant to stock options at a discount from the common stock’s market price at the date of purchase.

Employment and Consulting Agreements with Named Executive Officers

We do not have any employment agreements with any of our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for our Named Executive Officers as of December 31, 2021.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James Villa	500,000	-	$.115	1/20/2024
	250,000	-	$.05	12/22/2024
	250,000	-	$.12	11/16/2025

Andrew Hoyen	250,000	-	$.02	6/1/2026
	400,000	-	$.04	7/31/2022
	100,000	-	$.04	7/17/2022
	200,000	-	$.04	12/09/2024
	250,000	-	$.05	12/22/2024

Richard Glickman	200,000	-	$.02	7/23/2024
	50,000	-	$.04	12/9/2024
	25,000	-	$.12	7/12/2025
	25,000	-	$.09	1/3/2026

Director Compensation

Effective August 13, 2019, we established that in connection with rendering services as a Board of Directors, each non-management Director may receive compensation, as applicable to each Director, if approved by the Board. Directors are reimbursed for the costs relating to attending Board meetings.

Effective August 20, 2019, the Board resolved to compensate Donald W. Reeve $12,000 annually as Chairman of the Board.

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Director Compensation Fiscal Year Ending December 31, 2021
Name	Fees earned or paid in cash	Stock Award	Option Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Donald W. Reeve	$12,000	-	-	-	-	-	$12,000

At December 31, 2021, Donald W. Reeve held exercisable options for:

•	600,000 shares of our common stock at an exercise price of $.05 per share which expires on November 30, 2024;

•	500,000 shares of common stock at an exercise price of $.15 per share which expires on September 4, 2023; and

•	250,000 shares of common stock at an exercise price of $.05 per share which expires on December 22, 2024.

Equity compensation plan information as of December 31, 2021

The 2009 Stock Option Plan (“2009 Plan”) was established in February 2009 to align the interests of our employees, consultants, agents and affiliates with those of our stockholders to incent them to increase their efforts on our behalf and to promote the success of our business. Under the 2009 Plan up to 4,000,000 shares of common stock were authorized for option grants. As of December 31, 2021, there are 1,220,000 options outstanding under the 2009 Plan. The 2009 Plan expired on February 3, 2019; therefore, expired options after that date could not be re-issued. Generally, the 2009 Plan is administered by the compensation committee of the Board and provides (i) for the granting of non-qualified stock options, (ii) that the maximum term for options granted under the plan is 10 years and (iii) that the exercise price for the options may not be less than 100% of the fair market value of our common stock on the date of grant. Since this plan has expired, no more options may be granted.

The 2019 Stock Option Plan (“2019 Plan”) was established in August 2019 to align the interests of our employees, consultants, agents and affiliates with those of our stockholders to incent them to increase their efforts on our behalf and to promote the success of our business. Under the 2019 Plan up to 1,500,000 shares of common stock were authorized for option grants. Generally, the 2019 Plan is administered by the compensation committee of the Board and provides (i) for the granting of non-qualified stock options, (ii) that the maximum term for options granted under the plan is 10 years and (iii) that the exercise price for the options may not be less than 100% of the fair market value of our common stock on the date of grant. As of December 31, 2021, an aggregate of 126,500 shares were available under the 2019 Plan for option grants.

The 2020 stock option plan (the “2020 Plan”) was established in April 2020 to align the interests of our employees, consultants, agents and affiliates with those of our stockholders to incent them to increase their efforts on our behalf and to promote the success of our business. Under the 2020 Plan up to 1,500,000 shares of common stock were authorized for option grants. Generally, the 2020 Plan is administered by the compensation committee of the Board and provides (i) for the granting of non-qualified stock options, (ii) that the maximum term for options granted under the plan is 10 years and (iii) that the exercise price for the options may not be less than 100% of the fair market value of our common stock on the date of grant. As of December 31, 2021, an aggregate of 55,000 shares were available under our 2020 Plan  for option grants.

The Infinite Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) was approved and adopted by our Board on December 15, 2021, subject to stockholder approval. The 2021 Plan is being submitted to our stockholders for their approval at our 2021 Annual Meeting on January 26, 2022.  The 2021 Plan will become effective only upon stockholder approval, and no awards may be granted under the 2021 Plan after the date that is 10 years from the date the 2021 Plan was last approved by our stockholders. If approved, the 2021 Plan will replace the 2019 Plan and the 2020 Plan (the “Prior Plans”), and no further awards would be granted under the Prior Plans. The purpose of the 2021 Plan is to promote stockholder value and our future success by providing appropriate retention and performance incentives to employees and non-employee directors of the Company or its affiliates, and any other individuals who perform services for the Company or its affiliates. Generally, the 2021 Plan will be administered by the compensation committee of the Board and provides that the maximum number of shares of Common Stock available for grant and issuance under the 2021 Plan will be (a) 4,500,000, plus (b) any shares of Common Stock that are subject to options granted under the Prior Plans that expire, are forfeited or canceled or terminate for any other reason without the issuance of shares under the Prior Plans on or after January 26, 2022, plus (c) any shares of Common Stock that are subject to options granted under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any option under the Prior Plans on or after January 26, 2022.

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The following table summarizes, as of December 31 2021, the (i) options granted under our option plans and (ii) all other securities subject to contracts, options, warrants, and rights or authorized for future issuance outside of our plans. The shares covered by outstanding options or authorized for future issuance are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans previously approved by security holders (1)	990,000	0.10	-
Equity compensation plans not previously approved by security holders (2)	4,038,500	0.10	181,500
Individual option grants that have not been approved by security holders (3)	5,726,500	0.09	-
Total	10,755,000	0.09	181,500

1.	Consists of grants under our 2005 Stock Option Plans of which all were exercisable at December 31, 2021.

2.	Consists of grants under our 2009 Plan, 2019 Plan and 2020 Plan of which 4,013,500 were exercisable at December 31, 2021.

3.	Consists of individual option grants approved by the Board of which 4,976,500 were exercisable at December 31, 2021.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we have been a party in which any of our executive officers, directors, director nominees or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this proxy statement entitled “Executive Compensation” and “Director Compensation.”

On October 14, 2021, the Company entered into two demand notes of $12,000 and on October 14, 2021 a third for $12,000 each with James Villa, Andrew Hoyen and Donald Reeve, respectively. Subsequently Mr. Reeve was paid back on November 16, 2021.

On October 28, 2021, the Company entered into a demand note of $150,000 with its Vice President of Business Development, Richard Popper (the “Popper Note”). The interest rate for this note was 6%. On November 2, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with its Vice President of Business Development, Richard Popper. Pursuant to the Subscription Agreement, Mr. Popper agreed to purchase an aggregate amount of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at $0.10 per share, in exchange for the conversion and cancellation of an aggregate of $100,000 principal amount of the Popper Note. The closing of the Subscription Agreement occurred concurrently with the execution of the Subscription Agreement. The closing price of the Company common stock on November 2 was $0.17 per share.

On May 25, 2021, the Company issued a short-term note payable to a board member for $100,000. The note bears a 6% interest rate and is due on March 31, 2022. The Company also issued two demand notes on September 16, 2021 payable to two board members with $30,000 payable to Donald Reeve, and $25,000 payable to Andrew Hoyen, totaling $55,000. The demand notes bear a 6% interest rate.

On May 7, 2019, we entered into a note payable agreement for up to $500,000 with Dr. Harry Hoyen. Dr. Harry Hoyen is the brother of Mr. Andrew Hoyen, our current President, Chief Operating Officer and member of our Board. The note has an interest rate of 7.5% and is due on August 31, 2026. We borrowed $200,000 during the year ended December 31, 2019, $50,000 during the year ended December 31, 2020 and $249,000 during the nine months ended. The balance is $499,000 at September 30, 2021. As consideration for providing this financing, we granted a stock option to purchase a total of 2,500,000 common shares at an exercise price of $.02 and recorded interest expense of $14,250 in 2019 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

On July 12, 2018, we issued an unsecured demand note payable to Northwest Hampton Holdings, LLC (Northwest) in the principal amount of $70,000 with interest at 6% per annum. On June 19, and July 17, 2017, we issued unsecured demand notes payable to Northwest in the principal amount of $12,000 with interest at 6% per annum. On August 1, 2019, we paid $40,000 plus accrued interest to the noteholder. On December 11, 2019, we paid $4,000 of principal only to the noteholder. On March 31, 2020, we paid $4,000 plus accrued interest to the noteholder. On July 31, 2020, we paid off the remaining $34,000 plus accrued interest to the noteholder. Mr. James Villa, our Chief Executive Officer, is the sole member of Northwest.

On June 29, 2017, we issued an unsecured demand note payable to Mr. Donald Reeve, a member of our board, in the principal amount of $20,000 with interest at 6% per annum. On December 31, 2020, we paid off the principal plus accrued interest to the noteholder.

On July 18, 2017, we entered into an unsecured line of credit financing agreement for $100,000 with Mr. Andrew Hoyen, our Chief Operating Officer and member of our Board. The LOC Agreement provides for working capital of up to $100,000 with interest at 6% due quarterly through July 1, 2022. The principal balance owed was $90,000 at September 30, 2021. In consideration for providing the financing, Mr. Andrew Hoyen was granted an option to purchase 400,000 shares of common stock at $.04 per share with an estimated fair value of $9,960 using the Black-Scholes option-pricing model. The option expires on July 31, 2022.

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On September 21, 2017, we entered into an unsecured line of credit financing agreement for $75,000 with Dr. Harry Hoyen, a related party. The LOC Agreement provides for working capital of up to $75,000 with interest at 6% due quarterly through January 2, 2023. The principal balance owed was $70,000 at September 30, 2021. In consideration for providing the financing, Mr. Harry Hoyen was granted an option to purchase 400,000 shares of common stock at $.04 per share with an estimated fair value of $4,080 using the Black-Scholes option-pricing model. The option expires on January 2, 2023.

We are obligated under a convertible note payable to Northwest. This note’s maturity date was amended to January 1, 2024. At September 30, 2021, Northwest is the holder of a convertible note bearing interest at 6% with principal of $146,300 and convertible accrued interest of $102,586 and is convertible into shares of our common stock at a conversion price of $.05 per share.

Generally, upon notice, prior to the maturity date, note holders can convert all or a portion of the outstanding principal on the Notes. However, the Notes are not convertible into shares of our common stock to the extent conversion would result in a change of control which would limit the use of our net operating loss carryforwards; provided, however, this limitation will not apply if we close a transaction with another third party or parties that results in a change of control which will limit the use of our net operating loss carryforwards. Prior to any conversion, the holders of the Notes are entitled to convert their Notes, on a pari passu basis and upon any such participation the requesting note holder shall proportionately adjust his conversion request such that, in the aggregate, a change of control, which will limit the use of our net operating loss carryforwards, does not occur; provided, however, the right to participate is only available to a noteholder if his Note is then convertible into 5% or more of our common stock.

On February 12, 2015, we issued a note payable to Mr. Andrew Hoyen, our current President and Chief Operating Officer, in the principal amount of $25,000 with interest at 7% per annum which matured on March 31, 2018. During, 2019, Mr. Hoyen extended the maturity date to March 31, 2021. During, 2021, Mr. Hoyen extended the maturity date to June 30, 2023. At the election of the holder, the principal of the note is convertible into shares of our common stock at a conversion price of $.10 per share for a total of 250,000 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock, our only class of voting securities, as of the record date by 1) each person known to us to be the beneficial owner of more than 5% of our outstanding shares; 2) each director; 3) each Named Executive named in the Summary Compensation Table above; and 4) all directors and executive officers as a group. The percentages shown in the table are based on 32,700,883 shares of common stock outstanding as of January 6, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the individuals listed in the table below is c/o Infinite Group, Inc., 175 Sully’s Trail, Suite 202, Pittsford, New York 14534.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Ownership
Richard Glickman	340,000	(1)	1.0%
Andrew Hoyen	2,136,734	(2)	6.3%
Donald W. Reeve	2,981,460	(3)	8.8%
James Villa	7,337,331	(4)	18.9%
All Directors and Officers (4 persons) as a group	12,795,525	(5)	30.6%

5% Stockholders:
Paul J. Delmore
One America Place
600 West Broadway, 4th Floor
San Diego, CA 92101	2,545,151	(6)	7.8%

Harry A. Hoyen	2,900,000	(7)	8.1%
Marblehead, OH 43440

James Leonardo	2,500,000		7.6%
435 Smith Street
Rochester, New York 14608

Richard Popper	1,787,455	(8)	5.5%

1.	Includes 300,000 shares subject to currently exercisable options.

2.	Includes 250,000 shares, which are issuable upon the conversion of a note in the principal amount of $25,000; and 1,200,000 shares subject to currently exercisable options.

3.	Includes 1,350,000 shares subject to currently exercisable options.

4.

Includes 5,025,331 shares, which are issuable upon the conversion of notes to Northwest Hampton Holdings, LLC, whose sole member is James Villa, including principal plus interest in the amount of $251,267; and 1,000,000 shares subject to currently exercisable options.

5.	Assumes that all currently exercisable options, which total 3,850,000 shares, and convertible securities, which total 5,275,331 shares, owned by members of the group have been exercised.

6.	Includes 2,360,000 shares owned of record by Upstate Holding Group, LLC, an entity wholly-owned by Mr. Delmore.

7.	Consists of 2,900,000 shares subject to currently exercisable options.

8.	Includes 75,000 shares subject to currently exercisable options.

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 DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed initial offering price of $                     per unit. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $                , which is 100% of the assumed public offering price of the Units. Our Units will not be certificated and the shares of our common stock and the warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of January 6, 2022, there are 32,700,883 shares of common stock outstanding, and zero shares of preferred stock outstanding.  In addition, as of January 6, 2022, there were outstanding options to purchase 10,755,000 shares of common stock, outstanding warrants to purchase 1,560,125 shares of common stock, and notes convertible into 10,312,254 shares of common stock.

This description is intended as a summary, and is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.  All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.  The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $         per share (based on an assumed offering price of $           per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described below, we intend to apply to list the warrants on the Nasdaq Capital Market under the symbol “IMCIW.”

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $                         per share (based on an assumed public offering price of $                   per Unit) or 100% of public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We intend to apply to list our warrants on the Nasdaq Capital Market under the symbol “IMCIW.” No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable for a five year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $                               (125% of the assumed public offering price of the Units). Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

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Preferred Stock

Our Certificate of Incorporation, as amended, authorizes our board, without further stockholder authorization, to issue up to 1,000,000 shares of preferred stock. The stock is issuable in series that may vary as to certain rights and preferences, as determined upon issuance, and has a par value of $.01 per share. As of January 6, 2022, there were no preferred shares issued or outstanding. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Board of Directors Vacancies

Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws authorize our board of directors to fill vacant directorships in the interim between annual and special meetings of stockholders. In addition, the number of directors constituting our board of directors may be set by resolution of the majority of the incumbent directors in the interim between annual and special meetings of stockholders.

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide that our stockholders may take action by written consent. Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws further provide that special meetings of our stockholders may be called by a majority of the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. If we issue such shares without stockholder approval and in violation of limitations imposed by The Nasdaq Capital Market or any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct.

Reverse Stock Split

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock and recommended that the stockholders of the Company authorize the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Units, common stock and warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and one warrant to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and warrants should also apply to holders of units (as the deemed owners of the underlying common stock and warrants that comprise the units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies and real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	tax-qualified retirement plans;

•	certain former citizens or long-term residents of the United States;

•	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

•	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

•	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

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Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and one warrant to purchase one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between such one share of common stock and one warrant to purchase one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and one warrant to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the one share of common stock and one warrant to purchase one share of common stock based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock—Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

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Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described below under “Consequences to U.S. Holders—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

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Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

 Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our common stock.

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If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 30% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

Aegis Capital Corp. (“Aegis”) is acting as the representative of the underwriters and the investment banker of this public offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Aegis Capital Corp.

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Underwriting Commissions and Discounts and Expenses

The following table shows the per share and total underwriting discounts and commissions we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (7.0%)	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	We have agreed to pay a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds received in this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $          , including a 1.0% non-accountable expense allowance. We have also agreed to reimburse the underwriters for certain of their expenses, including “roadshow”, diligence, and reasonable legal fees and disbursements, in an amount not to exceed $100,000 in the aggregate.

As additional compensation to Aegis, upon consummation of this offering, we will issue to Aegis or its designees warrants to purchase an aggregate number of shares of our common stock equal to 4.0% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 125.0% of the public offering price (the “Underwriter Warrants”). The Underwriter Warrants and the underlying shares of common stock will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants by any person for a period of 180 days beginning on the date of commencement of sales of the offering in compliance with FINRA Rule 5110.

The Underwriter Warrants will be exercisable from the date that is six months from the commencement of the sales of the offering, and will expire four years and six months after such date in compliance with FINRA Rule 5110(g)(8)(A). Furthermore, (i) the Underwriter Warrants do not have more than one demand registration right at our Company’s expense in compliance with FINRA Rule 5110(g)(8)(B); (ii) the Underwriter Warrants do not have a demand registration right with a duration of more than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C); (iii) the Underwriter Warrants do not have piggyback registration rights with a duration of more than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D); and (iv) the Underwriter Warrants have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F).

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Over-Allotment Option

We have granted to the underwriters an option to purchase up to 2,250,000 additional shares of our common stock (15% of the shares sold in the offering) at the public offering price less underwriting discounts and commissions. The underwriters may exercise this option in whole or in part at any time within 45 days after the date of the offering. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to that underwriters’ initial commitment as indicated in the table at the beginning of this section plus, in the event that any underwriter defaults in its obligation to purchase shares under the underwriting agreement, certain additional shares.

Right of First Refusal

We have agreed that, if, for the period ending twelve (12) months from the closing of the Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•

Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•

In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

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These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Offering Price Determination

The public offering price was negotiated between Aegis and us. In determining the public offering price of our common stock, Aegis considered:

•	the history and prospects for the industry in which we compete;

•	our financial information;

•	the ability of our management and our business potential and earning prospects;

•	the prevailing securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our Company’s common stock.

Indemnification

We have agreed to indemnify Aegis, its affiliates an each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our common stock being offered in this offering.

Lock-Up Agreements

We have agreed that, the Company's directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding common stock will enter into customary "lock-up" agreements in favor of the underwriters for a period of one hundred eighty (180) days from the closing date of the Offering; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such shares shall be saleable in the public market until the expiration of the one hundred eighty (180) day period described above.

Company Standstill

We have agreed that, for a period of one hundred eighty (180) days from the closing date of the Offering, that without the prior written consent of Aegis, the Company will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof. So long none of such equity securities shall be saleable in the public market until the expiration of the one hundred eighty (180) day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

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Tail Financing

Aegis shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind ("Tail Financing") to the extent that such financing or capital is provided to the Company by funds whom Aegis had contacted during the engagement period pursuant to the Letter of Engagement dated November 8, 2021 or introduced to the Company during the engagement period, if such Tail Financing is consummated at any time within the 5 month period following the expiration or termination of the Letter of Engagement dated November 8, 2021.

Other Relationships

Aegis has provided us and our affiliates with investment banking and financial advisory services, including serving as placement agent for private placements of securities, for which Aegis received customary fees. Aegis may in the future provide us and our affiliates with such services. Aegis may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In connection with our initial public offering, we will enter into an underwriting agreement with Aegis pursuant to which we will pay Aegis an aggregate of $         in commissions and non-accountable expenses ($           assuming the overallotment is exercised). In addition, we issued Aegis warrants to purchase 4% of the shares of our common stock issued in this offering at an exercise price per share equal to 125% of the public offering price.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. Aegis may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by Aegis on the same basis as other allocations.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Harter Secrest & Emery LLP, Rochester, New York and for the Underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

Our financial statements as of December 31, 2020 and December 31, 2019 have been included in reliance on the report of Freed Maxick, LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534 or contacting us at (585) 385-0610.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www. igicybersecurity.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

INFINITE GROUP, INC.

Financial Statements

For the Periods Ended September 30, 2021 (Unaudited)

Financial Statements

For the Fiscal Years Ended December 31, 2020 and 2019

F-1

INFINITE GROUP, INC.
BALANCE SHEETS
	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$56,076	$32,313
Accounts receivable,
net of allowance of $10,089 each period	732,420	953,826
Prepaid expenses and other current assets	148,601	96,483
Total current assets	937,097	1,082,622
Right of use asset – lease, net	61,765	120,777
Property and equipment, net	45,562	48,199
Software, net	418,194	354,905
Deposit	6,937	6,937
Total assets	$1,469,555	$1,613,440

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$515,248	$343,073
Accrued payroll	483,353	353,268
Accrued interest payable	545,432	531,409
Accrued retirement	272,695	264,675
Deferred revenue	264,772	320,042
Accrued expenses – other and other current liabilities	116,073	74,579
Operating lease liability - short-term	63,050	80,258
Current maturities of long-term obligations-other	763,361	1,004,445
Current maturities of long-term obligations-related parties	190,000	0
Notes payable - other	162,500	162,500
Notes payable – related parties	155,000	0
Total current liabilities	3,531,484	3,134,249

Long-term obligations:
Notes payable:
Other	458,173	457,769
Related parties	1,082,760	1,015,820
Accrued payroll taxes	69,025	69,025
Operating lease liability - long-term	0	42,347
Total liabilities	5,141,442	4,719,210

Stockholders' deficiency:
Common stock, $.001 par value, 60,000,000 shares authorized;
31,630,883 and 29,061,883 shares issued and outstanding at
September 30, 2021 and December 31, 2020, respectively	31,630	29,061
Additional paid-in capital	31,033,567	30,763,717
Accumulated deficit	(34,737,084)	(33,898,548)
Total stockholders’ deficiency	(3,671,887)	(3,105,770)
Total liabilities and stockholders’ deficiency	$1,469,555	$1,613,440

See notes to unaudited financial statements

F-2

INFINITE GROUP, INC.

STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$1,836,740	$1,844,549	$5,458,586	$5,447,505
Cost of revenue	1,136,931	1,058,450	3,319,069	3,206,291
Gross profit	699,809	786,099	2,139,517	2,241,214

Costs and expenses:
General and administrative	528,424	462,265	1,534,527	1,239,021
Selling	502,389	327,109	1,397,156	973,034
Total costs and expenses	1,030,813	789,374	2,931,683	2,212,055

Operating income (loss)	(331,004)	(3,275)	(792,166)	29,159

Other income (expense)
Interest income	0	268	3	701
Interest expense:
Related parties	(19,293)	(13,737)	(50,348)	(46,383)
Other	(40,014)	(93,192)	(116,530)	(175,212)
Total interest expense	(59,307)	(106,929)	(166,878)	(221,595)
Other income	120,505	1,088	120,505	4,000
Total other income (expense)	61,198	(105,573)	(46,370)	(216,894)

Net loss	$(269,806)	$(108,848)	$(838,536)	$(187,735)

Net loss per share – basic and diluted	$(0.01)	$0.00	$(0.03)	$(0.01)

Weighted average shares outstanding – basic	29,978,872	29,061,883	29,421,641	29,061,883

Weighted average shares outstanding – diluted	29,978,872	29,061,883	29,421,641	29,061,883

See notes to unaudited financial statements.

F-3

INFINITE GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY (Unaudited)

Three and Nine Months Ended September 30, 2021 and 2020

Three and Nine Months Ended September 30, 2021

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2020	29,061,883	$29,061	$30,763,717	$(33,898,548)	$(3,105,770)

Stock based compensation	0	0	28,248	0	28,248
Net loss	0	0	0	(152,227)	(152,227)

Balance - March 31, 2021	29,061,883	$29,061	$30,791,965	$(34,050,775)	$(3,229,749)

Issuance of common stock	250,000	250	57,875	0	58,125
Exercise of stock options	284,000	284	14,646	0	14,930
Stock based compensation	0	0	81,920	0	81,920
Net loss	0	0	0	(416,503)	(416,503)

Balance – June 30, 2021	29,595,883	$29,595	$30,946,406	$(34,467,278)	$(3,491,277)

Exercise of stock options	2,035,000	2,035	79,865	0	81,900
Stock based compensation	0	0	7,296	0	7,296
Net loss	0	0	0	(269,806)	(269,806)

Balance – September 30, 2021	31,630,883	$31,630	$31,033,567	$(34,737,084)	$(3,671,887)

Three and Nine Months Ended September 30, 2020

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2019	29,061,883	$29,061	$30,638,173	$(34,574,544)	$(3,907,310)

Stock based compensation	0	0	2,130	0	2,130
Net loss	0	0	0	(6,062)	(6,062)

Balance - March 31, 2020	29,061,883	$29,061	$30,640,303	$(34,580,606)	$(3,911,242)

Stock based compensation	0	0	16,850	0	16,850
Net loss	0	0	0	(72,825)	(72,825)

Balance – June 30, 2020	29,061,883	$29,061	$30,657,153	$(34,653,431)	$(3,967,217)

Stock based compensation	0	0	87,241	0	87,241
Net loss	0	0	0	(108,848)	(108,848)

Balance – September 30, 2020	29,061,883	$29,061	$30,744,394	$(34,762,279)	$(3,988,824)

See notes to unaudited financial statements.

F-4

INFINITE GROUP, INC.
STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(838,536)	$(187,735)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	117,464	106,221
Depreciation and amortization	136,533	63,792
Bad debt expense	0	5,000
Forgiveness of Indebtedness	(120,505)	0
(Increase) decrease in assets:
Accounts receivable	221,406	(503,181)
Prepaid expenses and other assets	6,007	(38,318)
Increase (decrease) in liabilities:
Accounts payable	172,175	51,015
Deferred revenue	(55,270)	161,228
Accrued expenses	268,450	(7,403)
Accrued retirement	8,020	7,707
Net cash used by operating activities	(84,256)	(341,674)

Cash flows from investing activities:
Purchase of property and equipment	(12,437)	(7,966)
Capitalization of software development costs	(180,374)	(193,190)

Net cash used by investing activities	(192,811)	(201,156)

Cash flows from financing activities:
Proceeds from issuance of notes payable - related parties	404,000	0
Proceeds from note payable	0	957,372
Proceeds from the exercise of common stock options	96,830	0
Repayment of long-term obligations	(200,000)	0
Repayments of notes payable - short term	0	(167,526)
Repayments of notes payable - related party	0	(46,710)

Net cash provided by financing activities	300,830	743,136

Net increase in cash	23,763	200,306

Cash - beginning of period	32,313	6,398

Cash - end of period	$56,076	$206,704

Supplemental Disclosures of Cash Flow Information:
Cash payments for interest	$66,908	$314,513

See notes to unaudited financial statements.

F-5

INFINITE GROUP, INC.

Notes to Financial Statements - (Unaudited)

Note 1. Basis of Presentation

The accompanying unaudited financial statements of Infinite Group, Inc. (“Infinite Group, Inc.” or the “Company”) included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S.) (“GAAP”) for interim financial information and with instructions to Form 10-Q. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the U.S. for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature. The December 31, 2020 balance sheet has been derived from the audited financial statements at that date but does not include all disclosures required by GAAP. The accompanying unaudited financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (SEC). Results of operations for the three and nine months ended September 30, 2021 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2021.

Note 2. Management Plans - Capital Resources

The Company reported net losses of $838,536 and $187,735 for the nine months ended September 30, 2021 and 2020, respectively, and stockholders’ deficiencies of $3,671,887 and $3,105,770 at September 30, 2021 and December 31, 2020, respectively. The Company has a working capital deficit of approximately $2.5 million at September 30, 2021. These factors raise doubt about the ability to continue as a going concern. The Company has previously modified a significant amount of the short-term liabilities and plans to restructure certain remaining short-term debt.

Subsequent to the quarter ended September 30, 2021, the Company entered into three demand notes of $12,000 each with three related parties. On October 28, 2021, the Company entered into a promissory note of $150,000 with its Vice President of Business Development. Additionally, on November 3, 2021, the Company entered into a loan agreement with an unrelated third party, resulting in net proceeds to the Company of $403,200. The Company is exploring additional sources of financing, including debt and equity, and anticipates significant growth of business. These plans, in management’s opinion, will allow the Company to meet its obligations for at least the twelve-month period from the date the financial statements are available to be issued and alleviate the substantial doubt.

The Company’s goal is to increase sales and generate cash flow from operations on a consistent basis. The Company uses a formal financial review and budgeting process as a tool for improvement that has aided expense reduction and internal performance. The Company’s business plans require improving the results of its operations in future periods. We continue to see cybersecurity growth across our businesses in the fourth quarter. Additionally, we expect the investment in IGI CyberLabs, LLC, (“CyberLabs”) to accelerate the revenue growth of the Nodeware product line in the fourth quarter of 2021. Adding recurring, higher margin software revenue to our product mix will have a greater impact on improving cash flow than relying on our traditional service offerings alone.

The Company believes the capital resources available under its factoring line of credit, cash from additional related party and third-party loans and cash generated by improving the results of its operations provide sources to fund its ongoing operations and to support the internal growth of the Company. Although the Company has no assurances, the Company believes that related parties, who have previously provided working capital, and third parties will continue to provide working capital loans on similar terms, as in the past, as may be necessary to fund its on-going operations for at least the next 12 months. If the Company experiences significant growth in its sales, the Company believes that this may require it to increase its financing line, finance additional accounts receivable, or obtain additional working capital from other sources to support its sales growth.

Note 3. Summary of Significant Accounting Policies

There are several accounting policies that the Company believes are significant to the presentation of its financial statements. These policies require management to make complex or subjective judgments about matters that are inherently uncertain. Note 3 to the Company’s audited financial statements for the year ended December 31, 2020 presents a summary of significant accounting policies as included in the Company’s Annual Report on Form 10-K as filed with the SEC.

F-6

Reclassifications – It is the Company’s policy to reclassify prior year amounts to conform with the current year presentation.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate short-term maturity of these financial instruments. The carrying value of notes payable and convertible notes payable approximates the fair value based on rates currently available from financial institutions and various lenders.

Revenue

The Company’s total revenue recognized from contracts from customers was comprised of three major services: Managed support services, Cybersecurity projects and software and Other IT consulting services. The categories depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. There were no material unsatisfied performance obligations at September 30, 2021 or 2020 for contracts with an expected original duration of more than one year. The following table summarizes the revenue recognized by the major services:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Managed support services	$1,114,851	$1,192,469	$3,243,183	$3,533,777
Cybersecurity projects and software	704,889	601,080	2,096,403	1,700,728
Other IT consulting services	17,000	51,000	119,000	213,000
Total sales	$1,836,740	$1,844,549	$5,458,586	$5,447,505

Managed support services

Managed support services consist of revenue primarily from our subcontracts with Peraton (which purchased Perspecta in May 2021) for services to its end clients, principally a major establishment of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments.

•	We generate revenue primarily from these subcontracts through fixed price service and support agreements. Revenues are earned and billed weekly and are generally paid within 45 days. The revenues are recognized at time of service.

Cybersecurity projects and software

Cybersecurity projects and software revenue includes the selling of licenses of Nodeware® and third-party software, principally Webroot™ as well as performing cybersecurity assessments and testing.

•	Nodeware® and Webroot™ software offerings consist of fees generated from the use of the respective software by our customers. Revenue is recognized on a ratable basis over the contract term beginning on the date that our service is made available to the customer. Substantially all customers are billed in the month of the service and is cancellable upon notice per the respective agreements. Substantially all payments are electronically billed, and the billed amounts are paid to the Company instantaneously via an online payment platform. If payments are made in advance, revenues related to the term associated with our software licenses is recognized ratably over the contractual period.

•	Some of our customers have the option to purchase additional subscription and support services at a stated price. These options generally do not provide a material right as they are priced at our standalone selling price.

•	Cybersecurity assessments and testing services are considered distinct performance obligations when sold stand alone or with other products. These contracts generally have terms of one year or less. For substantially all these contracts, revenue is recognized when the specific performance obligation is satisfied. If the contract has multiple performance obligations, the revenue is recognized when the performance obligations are satisfied. Depending on the nature of the service, the amounts recognized are based on an allocation of the transaction price to each performance obligation based on a relative standalone selling price of the products sold.

•	In substantially all agreements, a 50% to 75% down payment is required before work is initiated. Down payments received are deferred until revenue is earned. Upon completion of performance obligation of service, payment terms are 30 days.

F-7

Other IT consulting services

Other IT consulting services consists of services such as project management and general IT consulting services.

•	We generate revenue via fixed price service agreements. These are based on periodic billings of a fixed dollar amount for recurring services of a similar nature performed according to the contractual arrangements with clients. The revenues are recognized at time of service.

Based on historical experience, the Company believes that collection is reasonably assured.

During the three and nine months ended September 30, 2021, sales to one client, including sales under subcontracts for services to several entities, accounted for 60.7% and 59.0%, respectively, of total sales (60.4% and 61.5%, respectively, in 2020) and 22.6% of accounts receivable at September 30, 2021 (38.8% - December 31, 2020).

Capitalization of Software for Resale - The Company capitalizes the software development costs for software to be sold, leased, or otherwise marketed. Capitalization begins upon the establishment of technological feasibility of a new product or enhancements to an existing product, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. Costs incurred after the enhancement has reached technological feasibility and before it is released in the market are capitalized and are primarily labor costs related to coding and testing. Amortization begins once the software is ready for its intended use, generally based on the pattern in which the economic benefits will be consumed. Costs associated with major upgrade releases begin amortization in the month after release. The amortization period is three years. See Note 5 for further disclosure regarding capitalization of software for resale.

Leases - At contract inception, the Company determines whether the arrangement is or contains a lease and determines the lease classification. The lease term is determined based on the non-cancellable term of the lease adjusted to the extent optional renewal terms and termination rights are reasonably certain. Lease expense is recognized evenly over the lease term. Variable lease payments are recognized as period costs. The present value of remaining lease payments is recognized as a liability on the balance sheet with a corresponding right-of-use asset adjusted for prepaid or accrued lease payments. The Company uses its incremental borrowing rate for the discount rate, unless the interest rate implicit in the lease contract is readily determinable. The Company has adopted the practical expedients to not separate non-lease components from lease components and to not present short-term leases on the balance sheet. See Note 11 for further disclosure regarding lease accounting.

Note 4. Sale of Certain Accounts Receivable

The Company has available a financing line with a financial institution (the Purchaser), which enables the Company to sell accounts receivable to the Purchaser with full recourse against the Company. Pursuant to the provisions of FASB ASC 860, the Company reflects the transactions as a sale of assets and establishes an accounts receivable from the Purchaser for the retained amount less the costs and fees of the transaction and less any anticipated future loss in the value of the retained asset.

The retained amount is 10% of the total accounts receivable invoice sold to the Purchaser. The fee is charged at prime plus 3.6% (effective rate of 6.85% at September 30, 2021) against the average daily outstanding balance of funds advanced. The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer and is included in the allowance for doubtful accounts, if any. As collateral, the Company granted the Purchaser a first priority interest in accounts receivable and a blanket lien, which may be junior to other creditors, on all other assets.

The financing line provides the Company the ability to finance up to $2,000,000 of selected accounts receivable invoices, which includes a sublimit for one of the Company’s customers of $1,500,000. During the nine months ended September 30, 2021, the Company sold approximately $2,471,000 ($1,437,000 – September 30, 2020) of its accounts receivable to the Purchaser. As of September 30, 2021, approximately $222,000 ($0 - December 31, 2020) of these receivables remained outstanding. Additionally, as of September 30, 2021, the Company had $71,000 available under the financing line with the financial institution ($362,000 - December 31, 2020). After deducting estimated fees, allowance for bad debts and advances from the Purchaser, the net receivable from the Purchaser amounted to $22,000 at September 30, 2021 ($0 - December 31, 2020), and is included in accounts receivable in the accompanying balance sheets.

F-8

There were no gains or losses on the sale of the accounts receivable because all were collected. The cost associated with the financing line totaled $24,247 for the nine months ended September 30, 2021 ($17,363 – September 30, 2020). These financing line fees are classified on the statements of operations as interest expense.

Note 5. Capitalization of Software for Resale

As of September 30, 2021, there was $629,820 of costs capitalized ($449,445 as of December 31, 2020) and $211,626 of accumulated amortization ($94,540 as of December 31, 2020). During the three and nine months ended September 30, 2021, there was $42,291 and $117,085, respectively, of amortization expense recorded ($24,914 and $55,430, respectively, in 2020). Costs incurred prior to reaching technological feasibility are expensed as incurred. During the three and nine months ended September 30, 2021, there was $43,800 and $131,500, respectively, of labor amounts expensed related to these development costs ($38,500 and $115,900, respectively, in 2020).

Note 6. Deferred Revenue and Performance Obligations

Deferred Revenue

Deferred revenue, which is a contract liability, consists primarily of payments received and accounts receivable recorded in advance of revenue recognition under the Company’s contracts with customers and is recognized as the revenue recognition criteria are met.

Revenue recognized during the three months ended September 30, 2021 and 2020, that was included in the deferred revenue balances at the beginning of the respective periods, was approximately $233,400 and $67,200, respectively. Revenue recognized during the nine months ended September 30, 2021 and 2020 that was included in the deferred revenue balances at the beginning of the respective periods was approximately $323,800 and $149,900, respectively.

Transaction Price Allocated to the Remaining Performance Obligations

Transaction price allocated to the remaining performance obligations represents all future, non-cancelable contracted revenue that has not yet been recognized, inclusive of deferred revenue that has been invoiced and non-cancelable amounts that will be invoiced and recognized as revenue in future periods.

As of September 30, 2021, total remaining non-cancelable performance obligations under the Company’s contracts with customers was approximately $430,000. The Company expects to recognize all of this revenue over the next 12 months.

Note 7. Debt Obligations

During the three months ended June 30, 2021, the Company settled the long-term debt agreement with the Pension Benefit Guaranty Corporation (“PBGC”) for $200,000 on the outstanding principal of $246,000 and accrued interest of approximately $74,500. During the three months ending September 30, 2021, the PBGC released the remaining principal and accrued interest owed. The Company recorded a gain of approximately $120,500.

During the nine months ended September 30, 2021, the Company received proceeds of $404,000 from related parties. The Company issued a short-term note payable to a board member for $100,000. The note bears a 6% interest rate and is due on December 15, 2021. The Company also issued two demand notes payable to two board members for $55,000 in total. The demand notes bear a 6% interest rate. The Company also borrowed $249,000 on the previously disclosed note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The balance is $499,000 at September 30, 2021.

Note 8. Stock Transactions

During the nine months ended September 30, 2021, the Company issued 200,000 shares at a price of $0.2325 per share to a consultant for services to be rendered from March 1, 2021 to February 28, 2023, as well as issued 50,000 shares at a price of $0.2325 per share to another consultant for services from April 1, 2021 to September 30, 2021. The aggregate expenses associated with the issuances of $58,125 was recorded as prepaid expenses and will be recognized over the term of the respective agreements. The Company expensed approximately $11,600 and $25,200 during the three and nine months ended September 30, 2021, respectively. This is a non-cash financing activity. See Note 10 regarding issuances pursuant to exercises of options.

F-9

Note 9. Earnings per Share

Basic earnings per share is based on the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is based on the weighted average number of common shares outstanding, as well as dilutive potential common shares which, in the Company’s case, comprise shares issuable under convertible notes payable and stock options. The treasury stock method is used to calculate dilutive shares, which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options and warrants assumed to be exercised. In a loss period, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potential common shares is anti-dilutive.

The following table sets forth the computation of basic and diluted net loss per share for the three and nine months ended:

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2021	2020	2021	2020
Numerator for basic and diluted net loss per share:
Net loss	$(269,806)	$(108,848)	$(838,536)	$(187,735)
Basic and diluted net loss per share	$(.01)	$.00	$(.03)	$.01

Weighted average common shares outstanding
Basic and diluted shares	29,978,872	29,061,883	29,421,641	29,061,883

Anti-dilutive shares excluded from net loss per share calculation	21,185,207	22,180,976	21,185,207	22,180,976

Certain common shares issuable under stock options and convertible notes payable have been omitted from the diluted net loss per share calculation because their inclusion is considered anti-dilutive because the exercise prices were greater than the average market price of the common shares or their inclusion would have been anti-dilutive.

Note 10. Stock Option Plans and Agreements

The Company has approved stock options plans and agreements covering up to an aggregate of 11,863,000 shares of common stock. Such options may be designated at the time of grant as either incentive stock options or nonqualified stock options. Stock based compensation consists of charges for stock option awards to employees, directors and consultants.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. 1,755,000 options were granted for the nine months ended September 30, 2021. 1,555,000 options were granted for the nine months ended September 30, 2020. The following assumptions were used for the nine months ended September 30, 2021.

Risk-free interest rate	0.16% - 0.43%
Expected dividend yield	0%
Expected stock price volatility	100-140%
Expected life of options	2.75 – 5.25 years

The Company recorded expense for options issued to employees and independent service providers of $7,296 and $117,464 for the three and nine months ended September 30, 2021, respectively ($34,341 and $53,318 in 2020).

The Company issued 750,000 performance-based stock options during the nine months ended September 30, 2021 at $0.245 per share to an executive of the Company. Certain revenue targets must be made to grant the options in three tranches of 250,000 shares each. The unrecognized compensation expense for these options is approximately $135,800 at September 30, 2021.

1,440,000 options vested during the nine months ended September 30, 2021.

F-10

A summary of all stock option activity for the nine months ended September 30, 2021 follows:

	Number of Options Outstanding	Weighted Average Exercise Price	Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	12,430,500	$.05
Granted	1,755,000	.21
Exercised	(2,319,000)	.04
Forfeited	(898,000)	.08
Expired	(45,000)	.10
Outstanding at September 30, 2021	10,923,500	$.08	3.6 years	$1,466,000

At September 30, 2021 - vested or
expected to vest	10,173,500	$.08	3.6 years	$1,150,000
Exercisable	10,088,500	$.07	3.5 years	$1,149,700

Note 11. Lease

Beginning on August 1, 2016, the Company leases its headquarters facility under an operating lease agreement that expires on June 30, 2022. The Company has the right to terminate the lease upon six months prior notice after three years of occupancy. Rent expense is $80,000 annually during the first year of the lease term and increases by 1.5% annually thereafter.

Supplemental balance sheet information related to the lease on September 30, 2021 and December 31, 2020 is as follows:

Description Classification September 30, 2021 December 31, 2020 Right of Use Asset – Lease, net Other assets (non-current) $61,765 $120,777 Operating Lease liability – Short-term Accrued liabilities 63,050 80,258 Operating Lease liability – Long-term Other long-term liabilities 0 42,347 Total operating lease liability $63,050 $122,605 Discount rate – operating lease 6.0%

Note 12. Related Party Accrued Interest Payable

Included in accrued interest payable is amounts due to related parties of $86,344, at September 30, 2021 ($62,114 at December 31, 2020). An additional $114,460 of accrued interest to related parties is due to be paid after September 30, 2022.

Note 13. Subsequent Events

Subsequent to September 30, 2021, the Company entered into three demand notes of $12,000 each with three related parties. The interest rate for each of these notes was 6%.

On October 28, 2021, the Company entered into a demand note of $150,000 with its Vice President of Business Development, Richard Popper (the “Popper Note”). The interest rate for this note was 6%.

On November 2, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with its Vice President of Business Development, Richard Popper. Pursuant to the Subscription Agreement, Mr. Popper agreed to purchase an aggregate amount of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at $0.10 per share, in exchange for the conversion and cancellation of an aggregate of $100,000 principal amount of the Popper Note. The closing of the Subscription Agreement occurred concurrently with the execution of the Subscription Agreement. The closing price of the Company common stock on November 2 was $0.17 per share.

F-11

On November 3, 2021, the Company, as borrower, entered into a financing arrangement (the “Loan”) with Mast Hill Fund, L.P. (the “Lender”), a Delaware limited partnership. In exchange for a promissory note, Lender agreed to lend the Company $448,000, which bears interest at a rate of eight percent (8%) per annum, less $44,800 original issue discount. Under the terms of the Loan, amortization payments are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022. Additionally, in the event of a default under the Loan or if the Company elects to pre-pay the Loan, the Lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10 per share. The conversion price is subject to adjustment under certain circumstances, including issuances of Company common stock below the conversion price. The Company is not required to issue additional shares to Mast Hill in the event an adjustment to the conversion price occurs. Except for the option to convert the note in the event of a pre-payment, there is no pre-payment penalty associated with the promissory note. The Loan is subject to customary events of default, including cross-defaults on the Loan agreements and on other indebtedness of the Company, violations of securities laws (including Regulation FD), and failure to issue shares upon a conversion of the note. Amounts due under the Loan are subject to a 15% penalty in the event of a default. As additional consideration for the financing, the Company issued Lender a 5-year warrant to purchase 1,400,000 shares of Company common stock at a fixed price of $0.16 per share, subject to price adjustments for certain actions, including dilutive issuances, representing 50% warrant coverage on the principal amount of the Loan. The closing price of the Company common stock on November 3 was $0.17 per share. The Company has granted the Mast Hill customary “piggy-back” registration rights with respect to the shares issuable upon conversion of the promissory note and exercise of the warrant. No material relationship exists between the Company or its affiliates and Mast Hill, other than in respect of the Loan.

J.H. Darbie & Co., Inc. ( “J.H Darbie”), a registered broker-dealer, acted as a finder in connection with the Loan, and was paid a cash fee of $20,160 (5% of the gross proceeds of the Loan) and issued a 5-year warrant to purchase 160,125 shares of Company common stock at a fixed price of $0.192 per share (120% of the exercise price of the warrant issued in connection with the Loan), subject to price adjustments for certain actions, including dilutive issuances, representing 7% warrant coverage on the gross proceeds of the Loan. The Company has granted J.H Darbie customary “piggy-back” registration rights with respect to the shares issuable upon exercise of the warrant.

************

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Infinite Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Infinite Group, Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ deficiency and cash flows, for the years then ended, and the related notes to the financial statements (collectively, the financial statements)]. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Note 2 to the financial statements, the Company has negative working capital, which raises substantial doubt about the entity’s ability to continue as a going concern. The ability to continue to meet its obligations as they become due is dependent on the Company generating operating cash flow to satisfy these obligations, managing the date these obligations are settled, and identifying alternative equity or long-term liability financing to replace the current obligations. The Company has concluded that management’s plans have alleviated this substantial doubt about the ability to continue as a going concern. We have identified this item as a critical audit matter because certain estimates and assumptions used by the Company in their plan to alleviate substantial doubt are subjective and required a high degree of auditor judgement.

Addressing the matter involved performing subjective procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. The primary procedures we performed include: obtaining an understanding of the process and assumptions used by management to develop their plan, obtaining executed agreements and documents to support this plan where available, evaluating the reasonableness and consistency of methodology and assumptions applied by management based on historical facts, and evaluating the disclosures in the notes to the financial statements.

We have not been able to determine the specific year that we began serving as the Company’s auditor; however, we are aware that we have served as the Company’s auditor since at least 1995.

Rochester, New York

March 30, 2021

F-13

INFINITE GROUP, INC.
BALANCE SHEETS
	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$32,313	$6,398
Accounts receivable, net	953,826	432,289
Prepaid expenses and other current assets	96,483	65,285
Total current assets	1,082,622	503,972

Right of use asset – operating lease, net	120,777	195,441
Property and equipment, net	48,199	5,915
Software, net	354,905	184,676
Deposits	6,937	6,937
Total assets	$1,613,440	$896,941

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$343,073	$217,777
Accrued payroll	353,268	218,352
Accrued interest payable	531,409	939,440
Accrued retirement	264,675	254,348
Deferred revenue	320,042	178,824
Accrued expenses – other and other current liabilities	74,579	64,207
Current maturities of long-term obligations	1,004,445	950,000
Operating lease liability - Short-term	80,258	74,373
Current maturities of long-term obligations - related parties	0	512,935
Notes payable	162,500	332,500
Notes payable - related parties	0	58,000
Total current liabilities	3,134,249	3,800,756

Long-term obligations:
Notes payable:
Other	457,769	495,890
Related parties	1,015,820	385,000
Accrued payroll taxes (See Note 8)	69,025	0
Operating lease liability - Long-term	42,347	122,605

Total liabilities	4,719,210	4,804,251

Commitments and contingencies

Stockholders' deficiency:
Common stock, $.001 par value, 60,000,000 shares authorized; issued and outstanding: 29,061,883 shares	29,061	29,061
Additional paid-in capital	30,763,717	30,638,173
Accumulated deficit	(33,898,548)	(34,574,544)
Total stockholders’ deficiency	(3,105,770)	(3,907,310)
Total liabilities and stockholders’ deficiency	$1,613,440	$896,941

See notes to audited financial statements.

F-14

INFINITE GROUP, INC. STATEMENTS OF OPERATIONS
	Years Ended December 31,
	2020	2019
Revenue	$7,219,446	$7,094,279
Cost of revenue	4,177,268	4,422,533
Gross profit	3,042,178	2,671,746

Costs and expenses:
General and administrative	1,696,415	1,334,051
Selling	1,344,472	1,008,558
Total costs and expenses	3,040,887	2,342,609

Operating income	1,291	329,137

Other income (expense)
Interest income	786	0
Interest expense:
Related parties	(62,789)	(89,079)
Other	(230,299)	(192,081)
Total interest expense	(293,088)	(281,160)
Other income - (see Note 8)	967,007	0
Total other income (expense)	674,705	(281,160)

Net income	$675,996	$47,977

Net income per share – basic and diluted	$.02	$.00

Weighted average shares outstanding – basic	29,061,883	29,061,883

Weighted average shares outstanding – diluted	43,450,086	29,811,883

See notes to audited financial statements.

F-15

INFINITE GROUP, INC. STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY (Unaudited) Years Ended December 31, 2020 and 2019
			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2018	29,061,883	$29,061	$30,593,366	$(34,622,521)	$(4,000,094)

Stock based compensation	0	0	44,807	0	44,807
Net income	0	0	0	47,977	47,977

Balance - December 31, 2019	29,061,883	$29,061	$30,638,173	$(34,574,544)	$(3,907,310)

Stock based compensation	0	0	125,544	0	125,544
Net income	0	0	0	675,996	675,996

Balance - December 31, 2020	29,061,883	$29,061	$30,763,717	$(33,898,548)	$(3,105,770)

See notes to audited financial statements.

F-16

INFINITE GROUP, INC. STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$675,996	$47,977
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Stock based compensation	125,544	44,807
Depreciation and amortization	97,874	29,648
Bad debt expense	7,000	0
Forgiveness of note payable and interest	(963,516)	0
(Increase) decrease in assets:
Accounts receivable	(528,537)	(146,102)
Prepaid expenses and other current assets	(31,198)	(62,649)
Increase (decrease) in liabilities:
Accounts payable	125,296	(149,759)
Accrued expenses and other current liabilities	77,786	265,650
Net cash provided by (used in) operating activities	(413,755)	29,572

Cash flows from investing activities:
Purchases of property and equipment	(48,310)	(1,945)
Capitalization of software development costs	(255,230)	(194,215)
Net cash used in investing activities	(303,540)	(196,160)

Cash flows from financing activities:
Proceeds from note payable	957,372	0
Proceeds from notes payable - related parties	50,000	200,000
Repayments of notes payable - related parties	(96,635)	(56,730)
Repayments of note payable - short-term	(167,527)	0
Net cash provided by financing activities	743,210	143,270

Net increase (decrease) in cash	25,915	(23,318)

Cash - beginning of year	6,398	29,716

Cash - end of year	$32,313	$6,398

Supplemental Disclosures of Cash Flow Information:
Cash payments for:
Interest	$346,328	$152,908

Income taxes	$0	$0

See notes to audited financial statements.

F-17

INFINITE GROUP, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

NOTE 1. - BASIS OF PRESENTATION & BUSINESS

The accompanying financial statements consist of the financial statements of Infinite Group, Inc. (the Company).

The Company operates in one segment, the field of information technology (IT) consulting services, with all operations based in the United States. The primary consulting services are in the cybersecurity industry. There were no significant sales from customers in foreign countries during 2020 and 2019. All assets are located in the United States.

Nodeware - Nodeware is an automated vulnerability management and network security scanning solution that enhances security by proactively identifying, monitoring, and addressing potential vulnerabilities on networks, creating a safeguard against hackers and ransomware with simplicity and affordability. Customers have the option to purchase Nodeware to accommodate the varying network needs of their organizations. Nodeware provides a value-based solution designed for small and medium-sized enterprises (SMEs) with single subnet or several subnets as well as accommodating larger organizations with more advanced network needs. Nodeware continues to release upgrades.

Nodeware creates an opportunity for resellers, including managed service providers, managed security service providers, distributors, and value-added resellers. The Company sells Nodeware in the commercial sector through its channel partners and agents.

Technology and Product Development - The Company’s goal is to position its products and solutions to enable vertical integration (i.e. the ability to include our software as part of cybersecurity services being offered to the end user) with other solutions. The Company has a technology and product development strategy aligned with its business strategy.

Cybersecurity Services - The Company provides cybersecurity consulting services to channel partners and direct customers across different vertical markets (banking, manufacturing, supply chain, technology, etc.). Its cybersecurity projects use Nodeware to create a living document that a customer can use to go forward on a path of continuous improvement for its overall IT security. The Company validates overall network security with the goal of maintaining the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from attempted threats and incidents.

NOTE 2. - MANAGEMENT PLANS

The Company reported operating income of $1,291 in 2020 and $329,137 in 2019, net income of $675,996 in 2020 and $47,977 in 2019, and stockholders’ deficiencies of $3,105,770 and $3,907,310 at December 31, 2020 and 2019, respectively. The Company has a working capital deficit of approximately $ 2.1 million at December 31, 2020. These factors raise initial doubt about the ability to continue as a going concern. The Company has modified a significant amount of the existing short-term liabilities, plans to restructure certain remaining short term debt, is exploring additional sources of financing, including debt and equity, and anticipates significant growth of business. These plans, in management’s opinion, will allow the Company to meet its obligations for the twelve-month period from the date the financial statements are available to be issued and alleviate the initial substantial doubt.

Continue to Improve Operations and Capital Resources

The Company expects to increase revenue and cash flow from operations on a consistent basis based on recent demand for services and products. The Company has renegotiated the terms of some of the notes, using operational cash flow to pay down balances and extending terms and expects to continue to renegotiate additional obligations. These includes transactions during the first quarter of 2021, where the Company has renegotiated the due dates of approximately $446,000 of notes payable into 2023 and 2024. These obligations have been reclassified as long-term in the accompanying balance sheet.

During 2017, the Company originated lines of credit with related parties totaling $175,000 and borrowed $140,000. During 2018, the Company borrowed an additional $20,000. At December 31, 2020, the Company had approximately $15,000 available under these financing agreements.

F-18

During 2019, the Company borrowed $200,000 from a related party under the terms of a note payable. In 2020, the Company borrowed $50,000 more from this note payable. At December 31, 2020, the Company had $250,000 available under this financing agreement.

The Company believes the capital resources generated by the improving results of its operations as well as cash available under its factoring line of credit and from additional related parties and third-party loans, if needed, provide sources to fund its ongoing operations and to support the internal growth of the Company. If the Company experiences significant growth in its sales, the Company believes that this may require it to increase its financing line, finance additional accounts receivable, or obtain additional working capital from other sources to support its sales growth.

The Company plans to continue to evaluate alternatives which may include continuing to renegotiate the terms of other notes, seeking conversion of the notes to shares of common stock and seeking funds to repay the notes. The Company continues to evaluate repayment of our remaining notes payable based on its cash flow. These plans, in management’s opinion, will allow the Company to meet its obligations for a reasonable period of time from the date the financial statements are available to be issued.

NOTE 3. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable - Credit is granted to substantially all customers throughout the United States. The Company carries its accounts receivable at invoice amount, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The Company’s policy is to not accrue interest on past due receivables. Management determined that an allowance of $10,089 for doubtful accounts was reasonably stated at December 31, 2020 ($17,455 – 2019).

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions. The cash accounts occasionally exceed the federally insured deposit amount; however, management does not anticipate nonperformance by financial institutions. Management reviews the financial viability of these institutions on a periodic basis.

Loan Origination Fees - The Company capitalizes the costs of loan origination fees and amortizes the fees as interest expense over the contractual life of each agreement and show as a reduction of the debt.

Sale of Certain Accounts Receivable - The Company has available a financing line with a financial institution (the Purchaser). In connection with this line of credit, the Company adopted FASB ASC 860 “Transfers and Servicing”. FASB ASC 860 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Company has a factoring line with the Purchaser which enables the Company to sell selected accounts receivable invoices to the Purchaser with full recourse against the Company.

These transactions qualify for a sale of assets since (1) the Company has transferred all of its right, title and interest in the selected accounts receivable invoices to the financial institution, (2) the Purchaser may pledge, sell or transfer the selected accounts receivable invoices, and (3) the Company has no effective control over the selected accounts receivable invoices since it is not entitled to or obligated to repurchase or redeem the invoices before their maturity and it does not have the ability to unilaterally cause the Purchaser to return the invoices. Under FASB ASC 860, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

Pursuant to the provisions of FASB ASC 860, the Company reflects the transactions as a sale of assets and establishes an accounts receivable from the Purchaser for the retained amount less the costs of the transaction and less any anticipated future loss in the value of the retained asset. The retained amount is equal to 10% of the total accounts receivable invoice sold to the Purchaser. The fee is charged at prime plus 3.6% (effective rate of 6.85% at December 31, 2020) against the average daily outstanding balance of funds advanced.

The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer and is included in the allowance for doubtful accounts, if any. As collateral, the Company granted the Purchaser a first priority interest in accounts receivable and a blanket lien, which may be junior to other creditors, on all other assets.

F-19

The financing line provides the Company the ability to finance up to $2,000,000 of selected accounts receivable invoices, which includes a sublimit for one of the Company’s customers of $1,500,000.  During the year ended December 31, 2020, the Company sold approximately $1,749,697 ($4,742,933 - 2019) of its accounts receivable to the Purchaser.  As of December 31, 2020, $0 ($324,125 - 2019) of these receivables remained outstanding.  Additionally, as of December 31, 2020, the Company had $362,000 available under the financing line with the financial institution ($67,000 - 2019).  After deducting estimated fees and advances from the Purchaser, the net receivable from the Purchaser amounted to $0 at December 31, 2020 ($32,412 - 2019) and is included in accounts receivable in the accompanying balance sheets as of that date.

There were no gains or losses on the sale of the accounts receivable because all were collected. The cost associated with the financing line was approximately $21,100 for the year ended December 31, 2020 ($53,600 - 2019). These financing line fees are classified on the statements of operations as interest expense.

Property and Equipment - Property and equipment are recorded at cost and are depreciated over their estimated useful lives for financial statement purposes. The cost of improvements to leased properties is amortized over the shorter of the lease term or the life of the improvement. Maintenance and repairs are charged to expense as incurred while improvements are capitalized.

Capitalization of Software for Resale - The Company capitalizes the software development costs for software to be sold, leased, or otherwise marketed. Capitalization begins upon the establishment of technological feasibility of a new product or enhancements to an existing product, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. Costs incurred after the enhancement has reached technological feasibility and before it is released in the market are capitalized and are primarily labor costs related to coding and testing. Amortization begins once the software is ready for its intended use, generally based on the pattern in which the economic benefits will be consumed. Costs associated with major upgrade releases begin amortization in the month after release. The amortization period is three years.

Accounting for the Impairment or Disposal of Long-Lived Assets - The Company follows provisions of FASB ASC 360 “Property, Plant and Equipment” in accounting for the impairment of disposal of long-lived assets. This standard specifies, among other things, that long-lived assets are to be reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. The Company determined that there was no impairment of long-lived assets during 2020 and 2019.

Revenue Recognition -

The Company’s revenues are generated under both time and material and fixed price agreements.  Managed Support services revenue is recognized when the associated costs are incurred, which coincides with the consulting services being provided.  Time and materials service agreements are based on hours worked and are billed at agreed upon hourly rates for the respective position plus other billable direct costs.  Fixed price service agreements are based on a fixed amount of periodic billings for recurring services of a similar nature performed according to the contractual arrangements with clients. These agreements are arrangements for monthly or weekly support services. Under both types of agreements, the delivery of services occurs when an employee works on a specific project or assignment as stated in the contract or purchase order.  Based on historical experience, the Company believes that collection is reasonably assured.

The Company sells licenses of Nodeware and third-party software, principally Webroot. Substantially all customers are invoiced monthly at fixed rates for license fees and revenue is recognized over time.

The Company sold VMware software and service credits in 2019. Sales were recorded upon receipt of the software or credits by the customer. The Company did not take title to the software or credits. Accordingly, the Company accounted for these as agent sales and reduced its sales amount by the related cost of sales.

The Company’s total revenue recognized from contracts from customers was comprised of three major services: Managed support services, Cybersecurity projects and software and Other IT consulting services. The categories depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. There were no material unsatisfied performance obligations at December 31, 2020 or 2019 for contracts with an expected original duration of more than one year. The following table summarizes the revenue recognized by the major services:

	Years Ended December 31,
	2020	2019
Managed support services	$4,669,570	$4,986,217
Cybersecurity projects and software	2,285,876	1,569,972
Other IT consulting services	264,000	538,090
Total revenue	$7,219,446	$7,094,279

F-20

Managed support services

Managed support services consist of revenue primarily from our subcontracts for services to its end clients, principally a major establishment of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments.

•

We generate revenue primarily from these subcontracts through fixed price service and support agreements. Revenues are earned and billed weekly and are generally paid within 45 days. The revenues are recognized at time of service.

Cyber security projects and software

Cyber security projects and software revenue includes the selling of licenses of Nodeware™ and third-party software, principally Webroot™ as well as performing cybersecurity assessments, testing and consulting as a CISO (Chief Information Security Officer).

•

Nodeware™ and Webroot™ software offerings consist of fees generated from the use of the respective software by our customers. Revenue is recognized on a ratable basis over the contract term beginning on the date that our service is made available to the customer. Substantially all customers are billed in the month of the service and is cancellable upon notice per the respective agreements. Substantially all payments are electronically billed, and the billed amounts are paid to the Company instantaneously via an online payment platform. If payments are made in advance, revenues related to the term associated with our software licenses is recognized ratably over the contractual period.

•

Some of our customers have the option to purchase additional subscription and support services at a stated price. These options generally do not provide a material right as they are priced at our standalone selling price.

•

Cybersecurity assessments, testing and Chief Information Security Officer (CISO) services are considered distinct performance obligations when sold stand alone or with other products. These contracts generally have terms of one year or less. For substantially all these contracts, revenue is recognized when the specific performance obligation is satisfied. If the contract has multiple performance obligations, the revenue is recognized when the performance obligations are satisfied. Depending on the nature of the service, the amounts recognized are either based on an allocation of the transaction price to each performance obligation based on a relative standalone selling price of the products sold.

•

In substantially all agreements, a 50% to 75% down payment is required before work is initiated. Down payments received are deferred until revenue is earned. For the year ended December 31, 2020, we recognized revenue of approximately $169,000 that was included in the deferred revenue balance at the beginning of the period presented. Deferred revenue that will be realized during the succeeding 12-month period is approximately $311,000, and the remaining deferred revenue of $10,000 is scheduled to be realized in 2022.

Other IT consulting services

Other IT consulting services consists of services such as project management and general IT consulting services.

•

We generate revenue via fixed price service agreements. These are based on periodic billings of a fixed dollar amount for recurring services of a similar nature performed according to the contractual arrangements with clients. The revenues are recognized at time of service.

Based on historical experience, the Company believes that collection is reasonably assured.

During 2020, sales to one client, including sales under subcontracts for services to several entities, accounted for 61.2% of total sales (62.6% - 2019) and 38.8% of accounts receivable at December 31, 2020 (22.1% - 2019).

Revenue and Cost of Revenue - The Company designates certain revenue of third-party software and project credits as agent revenue where the Company does not have the performance obligation to deliver the software or credits to the end user. Accordingly, cost of revenue is recorded as a reduction of revenue and only the gross profit is included in revenue in the accompanying statements of operations. For the years ended December 31, 2020 and 2019, the Company designated agent revenue of $0 and $238,136, respectively. The related accounts receivables and accounts payable are recorded on a gross basis in the accompanying balance sheets.

F-21

Stock Options - The Company recognizes compensation expense related to stock-based payments at the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model to determine the estimated fair value of the awards.

Income Taxes - The Company accounts for income tax expense in accordance with FASB ASC 740 “Income Taxes.” Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company periodically reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination. The Company did not have any material unrecognized tax benefit at December 31, 2020 or 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2020 and 2019, the Company recognized no interest and penalties.

The Company files U.S. federal tax returns and tax returns in various states. The tax years 2017 through 2020 remain open to examination by the taxing jurisdictions to which the Company is subject.

Fair Value of Financial Instruments - The Company has determined the fair value of debt and other financial instruments using a valuation hierarchy. The hierarchy, which prioritizes the inputs used in measuring fair value, consists of three levels.

•	Level 1 uses observable inputs such as quoted prices in active markets;

•	Level 2 uses inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3 is defined as unobservable inputs in which little or no market data exist and requires the Company to develop its own assumptions.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. Based on the borrowing rates currently available to the Company for loans similar to its term debt and notes payable, the fair value approximates the carrying amounts.

Earnings Per Share - Basic earnings per share is based on the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is based on the weighted average number of common shares outstanding, as well as dilutive potential common shares which, in the Company’s case, comprise shares issuable under convertible notes payable and stock options. The treasury stock method is used to calculate dilutive shares, which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of options and notes assumed to be exercised. In a loss year, the calculation for basic and diluted earnings per share is the same, as the impact of potential common shares is anti-dilutive.

The following table sets forth the computation of basic and diluted loss per share as of December 31, 2020 and 2019:

	Years ended December 31,
	2020	2019
Numerator for basic and diluted net income per share:
Basic net income	$675,996	$47,977
Plus: Interest expense saved on converted debt	27,068	0
Diluted net income	$703,064	$47,977
Basic and diluted net income per share	$.02	$.00

Weighted average common shares outstanding
Basic shares	29,061,883	29,061,883
Plus: Stock options	6,215,883	750,000
Plus: Convertible debt	9,422,320	0
Diluted shares	44,700,086	29,811,883

Anti-dilutive shares excluded from net income per share	2,715,000	29,195,736

F-22

Certain common shares issuable under stock options and convertible notes payable have been omitted from the diluted net income (loss) per share calculation because their inclusion is considered anti-dilutive because the exercise or conversion prices were greater than the average market price of the common shares or their inclusion would have been anti-dilutive.

Reclassifications - The Company reclassifies amounts in its prior year financial statements to conform to the current year’s presentation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Leases - At contract inception, the Company determines whether the arrangement is or contains a lease and determines the lease classification. The lease term is determined based on the non-cancellable term of the lease adjusted to the extent optional renewal terms and termination rights are reasonably certain. Lease expense is recognized evenly over the lease term. Variable lease payments are recognized as period costs. The present value of remaining lease payments is recognized as a liability on the balance sheet with a corresponding right-of-use asset adjusted for prepaid or accrued lease payments. The Company uses its incremental borrowing rate for the discount rate, unless the interest rate implicit in the lease contract is readily determinable. The Company has adopted the practical expedients to not separate non-lease components from lease components and to not present short-term leases on the balance sheet. See Note 13 for further disclosure regarding lease accounting.

NOTE 4. - PROPERTY AND EQUIPMENT

Property and equipment consists of:

		December 31,
	Depreciable Lives	2020	2019
Software	3 years	$72,834	$34,934
Equipment	3 to 10 years	142,129	131,719
Furniture and fixtures	5 to 7 years	17,735	17,735
		232,698	184,388
Accumulated depreciation		(184,499)	(178,473)
		$48,199	$5,915

Depreciation expense was $6,026 and $4,567 for the years ended December 31, 2020 and 2019, respectively.

NOTE 5. – CAPITALIZATION OF SOFTWARE FOR RESALE

As of December 31, 2020, there was $449,445 ($194,215 in 2019) of costs capitalized and $94,541 of accumulated amortization ($9,539 in 2019). During the year ended December 31, 2020 there was $85,002 of amortization expense recorded ($9,539 in 2019). Future amortization is expected to be $354,905 at a rate of $148,146, $140,276, $64,813 and $1,670 for the years 2021, 2022, 2023 and 2024 respectively. Costs incurred prior to reaching technological feasibility are expensed as incurred. Labor amounts expensed related to these development costs amounted to approximately $159,700 and $58,000 during the year ended December 31, 2020 and 2019, respectively.

F-23

NOTE 6. - NOTES PAYABLE - CURRENT

Notes payable consist of:

	December 31,
	2020	2019
Demand note payable, 10%, secured by Software (A)	$12,500	$12,500
Demand note payable to former director, 10%, unsecured (B)	0	30,000
Convertible demand note payable to former director, 12%, unsecured (B)	0	40,000
Convertible notes payable, 6% (C)	150,000	150,000
Convertible term note payable, 7%, secured (D)	0	100,000
	$162,500	$332,500

(A)	Demand Note payable, 10%, secured by Software - During 2015, the Company issued a note in connection with the purchase of Software.

(B)

Demand note payable to former director, 10%, unsecured and Convertible demand note payable to former director, 12%, unsecured - These notes were paid off in 2020 as part of the transaction noted in Note 7 (F).

(C)

Convertible notes payable, 6%, maturity date of December 31, 2016 - At December 31, 2020, the Company was obligated to unrelated third parties for $150,000 ($150,000 - 2019) (“The Notes”). The principal is unsecured and convertible at the option of the holders into shares of common stock at $.05 per share, subject to certain limitations.

(D)

Convertible term note payable, 7%, secured, maturity date of October 4, 2016 - The note bears interest at the rate of 7% per annum, payable monthly, and is secured by a subordinate lien on all the Company’s assets. The note's principal is convertible at the option of the holder into shares of the Company’s common stock at $.10 per share, which was the price of the Company's common stock on the closing date of the agreement. Subsequent to December 31, 2020, the Company extended Maturity date to January 1, 2024.

Notes payable - related parties consist of:

	December 31,
	2020	2019
Demand notes payable to officer and director, 6%, unsecured	$0	$38,000
Demand note payable to director, 6%, unsecured	0	20,000
	$0	$58,000

Both Notes payable – related parties were paid off in 2020.

NOTE 7. - LONG-TERM OBLIGATIONS

Notes Payable – Other consist of:

	December 31,
	2020	2019
2016 note payable, 6%, unsecured, due December 31, 2021 (A)	$500,000	$500,000
Convertible note payable, 6%, due January 1, 2020 (B)	0	264,000
Note payable, 10%, secured, due January 1, 2018 (C)	265,000	265,000
Convertible term note payable, 12%, secured, due August 31, 2018 (D)	175,000	175,000
Term note payable - PBGC, 6%, secured (E)	246,000	246,000
2020 note payable, 6%, unsecured, due August 24, 2024 (F)	166,473	0
Convertible term note payable, 7%, secured (G)	100,000	0
Convertible notes payable, 6%, due January 1, 2024 (H)	9,000	9,000
Accrued interest due after 2021(I)	7,296	0
	1,468,769	1,459,000
Less: deferred financing costs	6,555	13,110
	1,462,214	1,445,890
Less: current maturities	1,004,445	950,000
	$457,769	$495,890

(A)

2016 note payable, 6%, unsecured, due December 31, 2021 - On March 14, 2016, the Company entered into an unsecured financing agreement with a third-party lender. Borrowings bear interest at 6% with interest payments due quarterly. Principal is due on December 31, 2021. Principal and interest may become immediately due and payable upon the occurrence of customary events of default. In consideration for providing the financing, the Company paid the lender a fee of 2,500,000 shares of its common stock valued at $37,500. These deferred financing costs are recorded as a reduction of the principal owed and are amortized over the life of the debt. As of December 31, 2020, the balance was $493,445 (2019 - $486,890), representing principal outstanding less issuance costs of $6,555 (2019-$13,110). The lender has piggy back registration rights for these shares. The Company’s Chief Executive Officer agreed to guarantee the loan obligations if he is no longer an “affiliate” of the Company as defined by Securities and Exchange Commission rules.

F-24

(B)

Convertible note payable, 6%, due January 1, 2020 - This note has the same terms as item (C) of Note 6 except it matured on January 1, 2020. This note was paid off as part of the transaction noted in item (F) of this note.

(C)

Note payable, 10%, secured, due January 1, 2018 - During the years ended December 31, 2004 and 2003, the Company issued secured notes payable aggregating $265,000. These borrowings bear interest at 10% and were due, as modified on January 1, 2018. This note has not been further extended. The notes are secured by a first lien on accounts receivable that are not otherwise used by the Company as collateral for other borrowings and by a second lien on accounts receivable.

(D)

Convertible term note payable, 12%, secured, due August 31, 2018 - The Company entered into a secured loan agreement during 2008 for working capital. The loan bears interest at 12%, which is payable monthly and was due, as modified on August 31, 2018 for an aggregate of $175,000. During 2009, the note was modified for its conversion into common shares at $.25 per share, which was the closing price of the Company’s common stock on the date of the modification. The note is secured by a subordinate lien on all assets of the Company.

(E)

Term note payable - PBGC, 6%, secured - On October 17, 2011, in accordance with of the Settlement Agreement dated September 6, 2011 (the “Settlement Agreement”), the Company issued a secured promissory note in favor of the Pension Benefit Guaranty Corporation (the “PBGC”) for $300,000 bearing interest at 6% per annum due in scheduled quarterly payments over a seven-year period with a balloon payment of $219,000 due on September 15, 2018.

(F)

2020 note payable, 6%, unsecured, due August 24, 2024 - The Company entered into a Promissory Note agreement dated August 24, 2020 with a third-party Lender. The Note represents the negotiated amount owed to the Lender after a payment in the amount of $550,000 was made to settle previous notes and interest held by the Lender See Note 6 and item (B) of this note. The principal amount of the new note is $166,473. This note becomes due on August 24, 2024.

(G)

Convertible term note payable, 7%, secured, due January 1, 2024 - The note bears interest at the rate of 7% per annum, payable monthly, and is secured by a subordinate lien on all the Company’s assets. The note's principal is convertible at the option of the holder into shares of the Company’s common stock at $.10 per share, which was the price of the Company's common stock on the closing date of the agreement.

(H)

Convertible notes payable, 6%, due January 1, 2024 - The Company has a note payable to a former related party in the amount of $9,000. The note’s maturity was extended to January 1, 2024 from January 1, 2021. In consideration for this extension, the Company agreed to issue the borrower 25,000 options with a 3-year term to purchase common stock of Infinite Group Inc. exercisable at $0.10 (ten cents) per share. Principal and accrued interest are convertible at the option of the holder into shares of common stock at $.05 per share. The note bears interest at 6.00% at December 31, 2020. The rate is adjusted annually, on January 1st of each year, to the prime rate in effect on December 31st of the immediately preceding year, plus one and one quarter percent, and in no event, shall the interest rate be less than 6% per annum. The rate effective as of January 1, 2021 was 6.00%.

(I)

Accrued interest due after 2021 – The accrued interest for items(H) above is not due until the due date of the respective loan. The amount of accrued interest for item (H) at December 31, 2020 is $7,296.

Notes Payable - Related Parties

Notes payable - related parties consist of:

	December 31,
	2020	2019
Note payable, up to $500,000, 7.5%, due August 31, 2026 (A)	$250,000	$200,000
2020 Note payable, 6%, due January 1, 2024 (B)	328,000	0
Convertible notes payable, 6% (C)	146,300	146,300
Note payable, $400,000 line of credit, 8.35%, unsecured (D)	0	366,635
Convertible note payable, 7%, due June 30, 2023 (E)	25,000	25,000
Note payable, $100,000 line of credit, 6%, unsecured (F)	90,000	90,000
Note payable, $75,000 line of credit, 6%, unsecured (G)	70,000	70,000
Accrued interest due after 2021(H)	106,520	0
	1,015,820	897,935
Less current maturities	0	512,935
	$1,015,820	$385,000

F-25

(A)

Note payable of up to $500,000, 7.5%, due August 31, 2026 - On May 7, 2019, the Company entered into a note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The Company borrowed $200,000 during the year ended December 31, 2019 and $50,000 during the year ended December 31, 2020, which remains outstanding.

(B)

Note payable, 6%, due January 1, 2024 - On December 30, 2020, the Company entered into a promissory note agreement with a member of its Board. The interest payments are due quarterly starting on April 1, 2021. Principal payments of $100,000 are to be made on January 1, 2022 and January 1, 2023 and a balloon payment of $128,000 on January 1, 2024. This note replaced the note in (D) below.

(C)

Convertible notes payable, 6% - The Company has a note payable to a related party of $146,300 maturing on January 1, 2024. This note’s maturity date was extended from January 1, 2020. Principal and accrued interest are convertible at the option of the holder into shares of common stock at $.05 per share, subject to certain limitations. The notes bear interest at 6.00% at December 31, 2020. The rate is adjusted annually, on January 1st of each year, to the prime rate in effect on December 31st of the immediately preceding year, plus one and one quarter percent, and in no event, shall the interest rate be less than 6% per annum. The rate effective as of January 1, 2021 was 6.00%.

The Company executed collateral security agreements with the note holders providing for a subordinate security interest in all the Company’s assets. Generally, upon notice, prior to the note maturity date, the Company can prepay all or a portion of the outstanding notes.

(D)

Note payable, $400,000 line of credit, 8.35%, unsecured - On December 1, 2014, the Company entered into an unsecured line of credit financing agreement with a member of its Board. The LOC Agreement provides for working capital of up to $400,000 through January 1, 2020. This line of credit agreement was cancelled and replaced by the note payable noted in item (B) of this note.

(E)

Convertible note payable, 7%, due June 30, 2023 - On February 12, 2015, the Company borrowed $25,000 from a Company officer. The note is unsecured and matured on March 31, 2018 with principal convertible at the option of the holder into shares of common stock at $.10 per share. In 2021, the Company officer extended the due date to June 30, 2023.

(F)

Note payable, $100,000 line of credit, 6%, unsecured - On July 18, 2017, the Company entered into an unsecured line of credit financing agreement with an officer and member of its Board. The LOC Agreement provides for working capital of up to $100,000 with interest at 6% due quarterly through July 1, 2022. In consideration for providing the financing, the lender was granted an option to purchase 400,000 shares of common stock at $.04 per share. The option expires on July 17, 2022.

(G)

Note payable, $75,000 line of credit, 6%, unsecured - On September 21, 2017, the Company entered into an unsecured line of credit financing agreement with a related party. The LOC Agreement provides for working capital of up to $75,000 with interest at 6% due quarterly through January 2, 2023. In consideration for providing the financing, the lender was granted an option to purchase 400,000 shares of common stock at $.04 per share. The option expires on January 2, 2023.

(H)	Accrued interest due after 2021 – The accrued interest for item (C) and (E) above is not due until the due date of the loan.

Long-Term Obligations

As of December 31, 2020, minimum future annual payments of long-term obligations and amortization of deferred financing costs are as follows:

	Annual	Annual
	Payments	Amortization	Net
Due Prior to 2021	$673,500	$0	$673,500
2021	500,000	6,555	493,445
2022	190,000	0	190,000
2023	205,500	0	205,500
2024	828,089	0	828,089
2025	0	0	0
2026	250,000	0	250,000
Total long-term obligations	$2,647,089	$6,555	$2,640,534

F-26

NOTE 8. – CARES ACT

Paycheck Protection Program (“PPP”) Loan - On April 10, 2020, the Company entered into a U. S. Small Business Administration (“SBA”) Note Payable agreement (the “Note”) with Upstate National Bank (“Lender”) under the Paycheck Protection Program (15 U.S.C. § 636(a)(36)) enacted by Congress under the Coronavirus Aid, Relief and Economic Security Act (the “Act”). The Note provided funding for working capital to the Company in the amount of $957,372 and was restricted to certain uses and could not have been used to repay debt. The interest rate on the Note was fixed at 1.00% and was accrued until forgiveness. The Act (including the guidance issued by SBA and U.S. Department of the Treasury related thereto) provided that all or a portion of this Note could be forgiven upon request from Borrower to Lender, subject to requirements in the Note and Act. The Company received 100% forgiveness of the loan during the fourth quarter of 2020. Total amount forgiven was $963,516 including interest.

Deferral of employment tax deposits and payments – The Act allowed employers to defer the deposit and payment of the employer's share of Social Security taxes through December 31, 2020. The amount deferred was $138,050. The deferred deposits of the employer's share of Social Security tax must be deposited by the following dates to be treated as timely (and avoid a failure to deposit penalty):

•	On December 31, 2021, 50 percent of the eligible deferred amount ($69,025); and

•	On December 31, 2022, the remaining amount.

NOTE 9. - STOCK AND STOCK OPTION PLANS

Preferred Stock - The Company’s certificate of incorporation authorizes its Board to issue up to 1,000,000 shares of preferred stock. The stock is issuable in series that may vary as to certain rights and preferences, as determined upon issuance, and has a par value of $.01 per share. As of December 31, 2020, and 2019, there were no preferred shares issued or outstanding.

2005 Plan - The Company’s Board and stockholders approved a stock option plans adopted in 2005, which has authority to grant options to purchase up to an aggregate of 990,000common shares at December 31, 2020 and 2019. There are no options to be granted under this plan.

2009 Plan - During 2009, the Company’s Board approved the 2009 stock option plan, which grants options to purchase up to an aggregate of 3,427,000 common shares at December 31, 2020. There are no remaining options to issue under this plan. Options issued to date are nonqualified since the Company has decided not to seek stockholder approval of the 2009 Plan.

2019 Plan - During 2019, the Company’s Board approved the 2019 stock option plan, which grants options to purchase up to an aggregate of 1,500,000 common shares of which 1,500 common shares are available for grant at December 31, 2020. Options issued to date are nonqualified since the Company has decided not to seek stockholder approval of the 2019 Plan.

2020 Plan - During 2020, the Company’s Board approved the 2020 stock option plan, which grants options to purchase up to an aggregate of 1,500,000 common shares of which 560,000 common shares are available for grant at December 31, 2020. Options issued to date are nonqualified since the Company has decided not to seek stockholder approval of the 2020 Plan.

NOTE 10. - STOCK OPTION AGREEMENTS AND TRANSACTIONS

The Company grants stock options to its key employees and independent service providers as it deems appropriate. Options expire from five to ten years after the grant date.

Option Agreements - The Company's Board approved stock option agreements with consultants and a member of the Board of which options for an aggregate of 750,000 common shares are outstanding at December 31, 2020 with an average exercise price of $.12 per share. At December 31, 2020, options for 750,000 shares are vested. Options for 938,000 shares were forfeited unvested in January 2019.

F-27

Loan Fees - On May 7, 2019, the Company entered into a note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The Company borrowed $200,000 in 2019 and $50,000 in 2020. The $250,000 remains outstanding as of December 31, 2020. As consideration for providing this financing, the Company granted a stock option to purchase a total of 2,500,000 common shares at an exercise price of $.02 and recorded interest expense of $14,250 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

On August 24, 2020, the Company entered into a note payable agreement for $166,473 with a third party. The note has an interest rate of 6% and is due on August 24, 2024. As consideration for providing this financing, the Company granted a stock option to purchase a total of 500,000 common shares at an exercise price of $.05 and recorded interest expense of $52,900 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

On November 17, 2020, the Company extended a note payable agreement of $146,300 with a related party. The note has an interest rate of 6% and is due on January 1, 2022. As consideration for providing this extension of the financing, the Company granted a stock option to purchase a total of 250,000 common shares at an exercise price of $.12 and recorded interest expense of $15,450 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

On December 31, 2020, the Company extended a note payable agreement of $9,000 with a third party. The note has an interest rate of 6% and is due on January 1, 2024. As consideration for providing this extension of the financing, the Company granted a stock option to purchase a total of 25,000 common shares at an exercise price of $.10 and recorded interest expense of $958 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions. Volatility is based on the Company’s historical volatility. The expected life of the options was determined using the simplified method for plain vanilla options as stated in FASB ASC 718 to improve the accuracy of this assumption while simplifying record keeping requirements until more detailed information about the Company’s exercise behavior is available. The risk-free rate for the life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following assumptions were used for the years ended December 31, 2020 and 2019.

	2020	2019
Risk free interest rate	0.17% to 1.40%	1.38% to 2.55%
Expected dividend yield	0%	0%
Expected stock price volatility	100%	100%
Expected life of options	1.75 to 3.01 years	2.75 to 3.90 years

The following is a summary of stock option activity, including qualified and non-qualified options for the years ended December 31, 2020 and 2019:

	Number of Options Outstanding	Weighted Average Exercise Price	Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2018	7,920,000	$.09
Granted	4,203,500	$.03
Expired	(275,000)	$.07
Forfeited	(938,000)	$.23
Outstanding at December 31, 2019	10,910,500	$.05
Granted	1,880,000	$.07
Expired	(335,000)	$.15
Forfeited	(25,000)	$.05
Outstanding at December 31, 2020	12,430,500	$.05	3.3 years	$480,400

Vested or expected to vest at December 31, 2020	12,430,500	$.05	3.3 years	$480,400

Exercisable at December 31, 2020	11,885,500	$.05	3.3 years	$467,800

F-28

At December 31, 2020, there was $0 of total unrecognized compensation cost related to outstanding non-vested options.

The weighted average fair value of options granted was $.07 and $.03 per share for the years ended December 31, 2020 and 2019, respectively. The exercise price for all options granted equaled or exceeded the market value of the Company’s common stock on the date of grant with the exception of the 500,000 options granted in consideration for providing the financing on August 24, 2020.

NOTE 11. - INCOME TAXES

The components of income tax expense (benefit) consists of the following:

	December 31,
	2020	2019
Deferred:
Federal	$39,000	$49,000
State	(10,000)	6,000
	29,000	55,000
Change in valuation allowance	(29,000)	(55,000)
	$0	$0

At December 31, 2020, the Company had federal net operating loss carryforwards of approximately $6,900,000 ($7,300,000 - 2019) and various state net operating loss carryforwards of approximately $3,200,000 ($3,200,000 - 2019) which expire from 2021 through 2040.  These carryforwards exclude federal net operating loss carryforwards from inactive subsidiaries and net operating loss carryforwards from states that the Company does not presently operate in.  Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

At December 31, 2020, a net deferred tax asset, representing the future benefit attributed primarily to the available net operating loss carryforwards and defined benefit plan expenses in the amount of approximately $1,914,000 ($1,943,000 - 2019), had been fully offset by a valuation allowance because management believes that the statutory limitations on utilization of the operating losses and concerns over achieving profitable operations diminish the Company’s ability to demonstrate that it is more likely than not that these future benefits will be realized before they expire.

The following is a summary of the Company's temporary differences and carryforwards which give rise to deferred tax assets and liabilities.

	December 31,
	2020	2019
Deferred tax assets (liabilities):
Net operating loss carryforwards	$1,550,000	$1,650,000
Defined benefit pension liability	60,000	60,000
Operating Lease ROU	(30,000)	(48,000)
Operating Lease Liability	30,000	48,000
Deferred Revenue	11,000	0
Reserves and accrued expenses payable	293,000	233,000
Gross deferred tax asset	1,914,000	1,943,000
Deferred tax asset valuation allowance	(1,914,000)	(1,943,000)
Net deferred tax asset	$0	$0

F-29

The differences between the U.S. statutory federal income tax rate and the effective income tax rate in the accompanying statements of operations are as follows:

	December 31,
	2020	2019
Statutory U.S. federal tax rate	21.0%	21.0%

Change in valuation allowance	(4.2)	(115.6)
Net operating loss carryforward expiration	13.4	71.5
State taxes	(1.5)	12.8
Expired stock-based compensation	1.0	3.1
Forgiveness of PPP loan	(29.9)	0.0
Other permanent non-deductible items	.2	7.2
Effective income tax rate	0.0%	0.0%

NOTE 12. - EMPLOYEE RETIREMENT PLANS

Simple IRA Plan - Through December 31, 2012, the Company offered a simple IRA plan as a retirement plan for eligible employees who earned at least $5,000 of annual compensation. Eligible employees could elect to contribute a percentage of their compensation up to a maximum of $11,500. The accrued liability for the simple IRA plan, including interest, was $264,675 and $254,348, as of December 31, 2020 and 2019, respectively.

401(k) Plan - Effective January 1, 2013, the Company began offering a defined contribution 401(k) plan in place of the simple IRA plan. For 2020, 401(k) employee contribution limits are $19,500 plus a catch-up contribution for those over age 50 of $6,500. The Company can elect to make a discretionary contribution to the Plan. No discretionary contribution was approved for 2020 or 2019.

NOTE 13. - LEASE

Beginning on August 1, 2016, the Company leases its headquarters facility under an operating lease agreement that expires on June 30, 2022. The Company has the right to terminate the lease upon six months prior notice after three years of occupancy. Rent expense is $80,000 annually during the first year of the lease term and increases by 1.5% annually thereafter.

Supplemental balance sheet information related to the operating lease was as follows:

December 31, 2020
Right of use asset – lease, net	$120,777
Operating lease liability - short-term	$80,258
Operating lease liability - long-term	42,347
Total operating lease liability	$122,605

Discount rate - operating lease	6.0%

NOTE 14. - RELATED PARTY ACCRUED INTEREST PAYABLE

Accrued Interest Payable - Included in accrued interest payable is accrued interest payable to related parties of $62,114 at December 31, 2020 ($157,067 - 2019). An additional $106,520 of accrued interest to related parties is due to paid after 2021.

F-30

NOTE 15. - SUBSEQUENT EVENTS

To date, the COVID-19 outbreak has not had a material adverse impact on our operations. The extent of the impact of COVID-19 on the Company's operational and financial results will depend on future developments, including the duration and spread of the outbreak and related governmental or other regulatory actions.

On January 15, 2021, the Company extended a note payable agreement of $175,000 with a third party. The note has an interest rate of 12% and is due on January 1, 2024.

On January 15, 2021, the Company extended a note payable agreement of $100,000 with a third party. The note has an interest rate of 7% and is due on January 1, 2024.

On February 14, 2021, the Company extended a note payable agreement of $146,300 and accrued interest of $97,102 with a related party. The note has an interest rate of 6% and is due on January 1, 2024.

On February 14, 2021, the Company extended a note payable agreement of  $25,000 and accrued interest of $35,135 with a related party. The note has an interest rate of 6% and is due on June 30, 2023

F-31

$15,000,000 of Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

______________________

PROSPECTUS

______________________

Lead Book-Running Manager

Aegis Capital Corporation

                                 , 2022

Through and including                             , 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the securities hereunder. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$3,268
Nasdaq listing fees	75,000
FINRA filing fees	5,788
Accounting fees and expenses	20,000
Legal fees and expenses	300,000
Miscellaneous fees and expenses*	25,000
Total	$429,056

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation, as amended, provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), because such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests and, concerning any criminal action or proceeding, had no reasonable cause to believe that their conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our Certificate of Incorporation, as amended, provides that we will indemnify a director of the Company against actions brought by the Company or by its stockholders alleging breach of fiduciary duty, except for liability: (1) for any breach of the director’s duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under §174 of the DGCL; or (4) for any transaction from which the director derived an improper benefit.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition, we intend to enter into new indemnification agreements with all of our directors and executive officers prior to the completion of this offering. In general, these agreements provide that we will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

II-1

In addition, upon consummation of this offering, we intend to obtain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the offering of securities being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

(a) Exchanges Exempt Under Section 3(a)(9) of the Securities Act

On November 2, 2021, the Company entered into a subscription agreement with its Vice President of Business Development, Richard Popper whereby Mr. Popper agreed to purchase an aggregate amount of 1,000,000 shares of the Company’s common stock, par value $0.001 per share, at $0.10 per share, in exchange for the conversion and cancellation of an aggregate of $100,000 principal amount of an existing promissory note held by Mr. Popper.

(b) Sales Exempt Under Section 4(a)(2) of the Securities Act

On April 30, 2021, the Company issued 50,000 shares with a value of $0.2325 per share, or $11,625, for consulting services to be rendered.

On April 30, 2021, the Company issued 50,000 shares at a price of $0.2325 per share to a consultant for services to be rendered from April 1, 2021 to September 30, 2021.

On May 7, 2021, the Company issued 200,000 shares with a value of $0.2325 per share, or $46,500, for consulting services to be rendered from March 1, 2021 to February 28, 2023.

On June 22, 2021, two non-executive employees exercised stock options of the Company. The issuances were for 20,000 and 64,000 shares at prices of $0.03 and $0.095, respectively.

On June 25, 2021, a non-executive employee exercised stock options of the Company. The issuances were for 200,000 shares at a price of $0.04125.

On July 6, 2021, a non-executive employee exercised stock options of the Company. The issuances were for 50,000 shares at a price of $0.05.

On September 10, 2021, two non-executive employees exercised stock options of the Company. The issuances were for 80,000 and 105,000 shares at prices of $0.04 and $0.04, respectively.

On September 16, 2021, three executives exercised stock options of the Company. The issuances were for 500,000, 500,000 and 800,000 shares at prices of $0.04, $0.04 and $0.04, respectively.

On November 3, 2021, the Company issued a 5-year warrant to Mast Hill to purchase 1,400,000 shares of Company common stock at a fixed price of $0.16 per share in connection with a financing arrangement. Additionally, in the event of a default under the loan or if the Company elects to pre-pay the Loan, the lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10 per share

On November 3, 2021, the Company issued a 5-year warrant to J.H. Darbie & Co., Inc. to purchase 160,125 shares of Company common stock at a fixed price of $0.192 per share in connection with services provided for a financing arrangement.

On November 29, 2021, two non-executive employees exercised stock options of the Company. The issuances were for 20,000 and 50,000 shares at prices of $0.03 and $0.03, respectively.

The securities described above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

II-2

Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.		Description
1.1	**	Form of Underwriting Agreement
3.1		Certificate of Incorporation of the Company dated April 29, 1993 (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
3.2

Certificate of Amendment of Certificate of Incorporation dated December 31, 1997 (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997).

3.3

Certificate of Amendment of Certificate of Incorporation dated February 3, 1999 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998).

3.4

Certificate of Amendment of Certificate of Incorporation dated February 28, 2006 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

3.5		By-Laws of the Registrant (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
3.7	*	Form of Certificate of Amendment of Certificate Incorporation of the Registrant (Proposed Reverse Stock Split)
4.1		Specimen Stock Certificate (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
4.2	**	Form of Warrant
4.3	**	Form of Warrant Agreement
4.4	**	Form of Representative’s Warrant
5.1	**	Opinion of Harter Secrest & Emery, LLP
10.1	†	2009 Stock Option Plan (incorporated herein by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008).
10.2		Form of Stock Option Agreement (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
10.3		Promissory Note dated August 13, 2003 in favor of Carle C. Conway (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002).
10.4

Modification Agreement No. 3 to Promissory Notes between Allan Robbins and the Company dated October 1, 2005 (incorporated herein by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

10.5

Collateral Security Agreement between the Company and Northwest Hampton Holdings, LLC dated February 15, 2006 (incorporated herein by reference to Exhibit 10.26 to the Company's Annual Report on Form 10- KSB for the fiscal year ended December 31, 2005).

10.6

Collateral Security Agreement between the Company and Allan Robbins dated February 15, 2006 (incorporated herein by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

10.7

Purchase and Sale Agreement between the Company and Amerisource Funding, Inc. dated May 21, 2004 (incorporated herein by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006).

10.8

Account Modification Agreement between the Company and Amerisource Funding, Inc. dated August 5, 2005 (incorporated herein by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006).

10.9

Promissory Note between Northwest Hampton Holdings, LLC and the Company dated September 30, 2009 (incorporated herein by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

10.10

Demand Promissory Note between Allan M. Robbins and the Company dated August 13, 2010 (incorporated herein by reference to Exhibit 10.31 to the Company's Quarter Report on Form 10-Q for the quarterly period ended September 30, 2010).

10.11

Stock Option Agreement between the Company and Donald W. Reeve dated September 5, 2013 (incorporated herein by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

10.12

Stock Option Agreement between the Company and Donald W. Reeve dated December 1, 2014 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 4, 2014).

10.13

Software Assets Purchase Agreement between the Company and UberScan, LLC and Christopher B. Karr and Duane Pfeiffer (incorporated herein by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

II-3

Exhibit No.		Description
10.14

Amendment to Promissory Note between the Company and Northwest Hampton Holdings, LLC dated December 31, 2015 (incorporated herein by reference to Exhibit 10.41 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.15

Promissory Note between the Company and James Leonardo Managing Member of a Limited Liability Corporation to be formed dated March 14, 2016 (incorporated herein by reference to Exhibit 10.38 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.16

Stock Option Agreement between the Company and Donald W. Reeve dated September 30, 2016 (incorporated herein by reference to Exhibit 10.2 to the Company's Quarter Report on Form 10-Q for the quarterly period ended September 30, 2016).

10.17

Line of Credit and Note Agreement between the Company and Andrew Hoyen dated July 18, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company's Quarter Report on Form 10-Q for the quarterly period ended June 30, 2017).

10.18

Stock option agreement between the Company and Andrew Hoyen dated July 18, 2017 for 400,000 common shares (incorporated herein by reference to Exhibit 10.2 to the Company's Quarter Report on Form 10-Q for the quarterly period ended June 30, 2017).

10.19

Stock option agreement between the Company and Andrew Hoyen dated July 18, 2017 for 100,000 common shares (incorporated herein by reference to Exhibit 10.3 to the Company's Quarter Report on Form 10-Q for the quarterly period ended June 30, 2017).

10.20

Line of Credit and Note Agreement between the Company and Harry Hoyen dated September 21, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company's Quarter Report on Form 10-Q for the quarterly period ended September 30, 2017).

10.21

Amendment to Promissory Note between the Company and Northwest Hampton Holdings, LLC dated December 8, 2016 (incorporated herein by reference to Exhibit 10.43 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.22

Modification #1 to Line of Credit Note and Agreement between Harry Hoyen and the Company dated December 28, 2017 (incorporated herein by reference to Exhibit 10.44 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.23

Stock option agreement between the Company and Harry Hoyen dated December 28, 2017 for 400,000 common shares (incorporated herein by reference to Exhibit 10.45 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.24

Stock option agreement between the Company and Harry A. Hoyen III dated May 14, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on May 16, 2019).

10.25	†	2019 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 22, 2019).
10.26

Stock option agreement between the Company and Andrew Hoyen dated December 10, 2019 (incorporated herein by reference to Exhibit 10.49 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.27

Stock Option Agreement between the Company and Donald W. Reeve dated December 23, 2019 (incorporated herein by reference to Exhibit 10.50 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.28

Stock Option Agreement between the Company and James Villa dated December 23, 2019 (incorporated herein by reference to Exhibit 10.51 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.29

Stock option agreement between the Company and Andrew Hoyen dated December 23, 2019 (incorporated herein by reference to Exhibit 10.52 to the Company's Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.30

Small Business Administration Note Payable Agreement with Upstate Bank (incorporated herein by reference to Exhibit 10.1 to the Company's Quarter Report on Form 10-Q for the quarterly period ended March 31, 2020).

10.31	†	2020 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to the Company's Quarter Report on Form 10-Q for the quarterly period ended March 31, 2020).
10.32

Amendment to Promissory Note between the Company and Northwest Hampton Holdings, LLC dated November 17, 2020 (incorporated herein by reference to Exhibit 10.55 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

10.33

Promissory Note between Donald Reeve and the Company dated December 30, 2020 (incorporated herein by reference to Exhibit 10.56 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

10.34

Second Amended Settlement Agreement between the Company and the Pension Benefit Guaranty Corporation dated April 12, 2021 (incorporate herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 17, 2021).

10.35

Stock Purchase Agreement, dated November 3, 2021, by and between the Company and Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

10.36		Promissory Note, issued November 3, 2021, by the Company to Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on November 15, 2021).
10.37		Warrant, issued November 3, 2021, by the Company to Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

II-4

Exhibit No.		Description
10.38

Warrant, issued November 3, 2021, by the Company to J.H. Darbie & Co., Inc. (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

10.39

Subscription Agreement, dated November 2, 2021, by and between the Company and Richard Popper  (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

10.40	**	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.41	*†	2021 Equity Incentive Plan
14	*	Form of Code of Business Conduct and Ethics
21.1	*	Subsidiary of the Registrant
23.1	*	Consent of Freed Maxick, LLP, independent registered public accounting firm
23.2	**	Consent of Harter Secrest & Emery, LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on signature page)
99.1	*	Form of Audit Committee Charter
99.2	*	Form of Compensation Committee Charter
99.3	*	Form of Nominating and Corporate Governance Committee Charter
99.4	*	Consent of Kenneth Edwards
99.5	*	Consent of Teresa Bair
101.INS*		XBRL Instance Document
101.SCH*		XBRL Taxonomy Extension Schema Document
101.CAL*		XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*		XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*		XBRL Taxonomy Extension Label Linkbase Document
101.PRE*		XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** To be filed by Amendment

† Management contract or compensatory plan or arrangement

II-5

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Pittsford, State of New York, on January 14, 2021.

INFINITE GROUP, INC.

/s/ James Villa
James Villa
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints James Villa and Richard Glickman, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Villa	Chief Executive Officer and Director	January 14, 2021
James Villa	(Principal Executive Officer)

/s/ Richard Glickman	Vice President of Finance and Chief Accounting Officer	January 14, 2021
Richard Glickman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Donald W. Reeve	Chairman of the Board	January 14, 2021
Donald W. Reeve

/s/ Andrew Hoyen	President, Chief Operating Officer and Director	January 14, 2021
Andrew Hoyen

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